  As filed with the Securities and Exchange Commission on August 9, 2000
                                                 Registration No. 333-41710
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 1
                                      to

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        APPLIED VOICE RECOGNITION, INC.
                 (Name of Small Business Issuer in its Charter)

          Delaware                                      6770                                  76-0513154
(State or Other Jurisdiction of              (Primary Standard Industrial                   (I.R.S. Employer
Incorporation or Organization)                Classification Code Number)                  Identification No.)

                        1770 St. James Place, Suite 116
                              Houston, Texas 77056
                                 (713) 621-3131
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)
                         Timothy J. Connolly, President
                        1770 St. James Place, Suite 116
                              Houston, Texas 77056
                                 (713) 621-3131
           (Name, Address and Telephone Number of Agent For Service)

                                 With copy to:
                            Porter & Hedges, L.L.P.
                           700 Louisiana, 35th Floor
                              Houston, Texas 77002
                                 (713) 226-0600
                             Attn: Samuel N. Allen

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          Proposed Maximum    Proposed Maximum
                 Title of Each Class of              Amount                   Offering           Aggregate          Amount of
              Securities to be Registered      to be Registered(1)       Price Per Share(2)    Offering Price    Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                        21,210,176            $0.425/$0.28         $6,459,707.50           $1,705.37
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(c), the registration fee for 3,592,126 shares is calculated based on the average of the bid and ask prices for the Common Stock reported on the Over-the-Counter Bulletin Board on July 12, 2000 ($0.425), and the registration fee for 17,618,050 additional shares is calculated based on the average of the bid and ask prices for the Common Stock reported on the Over-the-Counter Bulletin Board on August 7, 2000 ($0.28).

(3)  Of this amount, $403.04 has previously been paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                 Subject To Completion, Dated August 9, 2000

PROSPECTUS
----------

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                        Applied Voice Recognition, Inc.


                               21,210,176 Shares

                                  Common Stock


     This prospectus relates to the resale by some of our stockholders of 21,210,176 shares of our common stock. These shares consist of 19,198,479 issued and outstanding shares, 250,000 shares underlying issued and outstanding warrants, 342,730 shares to be issued in lieu of cash interest payments, 355,878 shares underlying our issued and outstanding series 2 preferred stock and 1,063,089 shares underlying our series 2 preferred stock to be issued for deferred and contingent purchase price payments related to acquisitions we made in 1998 and 1999. We will not receive any of the proceeds from the resale of shares offered by the selling stockholders under this prospectus. We will, however, receive $437,500 from the issuance of our common stock upon the selling stockholders' exercise of warrants, if exercised in full.

     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "EDOC." On August 8, 2000, the last reported sale price of our common stock was $0.25 per share.

     This investment involves risks.  See "Risk Factors" beginning on page 4.

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 The date of this prospectus is August __, 2000.

                               Table of Contents

                                                                                         Page
                                                                                         ----
Summary................................................................................     3
Risk Factors...........................................................................     4
Cautionary Note Regarding Forward Looking Statements...................................     5
Capitalization.........................................................................     6
Common Stock Price Range and Dividend Policy...........................................     7
Use of Proceeds........................................................................     7
Management's Discussion and Analysis of Financial Condition and Results of Operations..     8
Business and Properties................................................................    11
Management.............................................................................    19
Security Ownership of Certain Beneficial Owners and Management.........................    24
Certain Transactions...................................................................    25
Description of Capital Stock...........................................................    28
Selling Stockholders...................................................................    30
Plan of Distribution...................................................................    31
Legal Matters..........................................................................    32
Experts................................................................................    33
Changes in Accountants.................................................................    33
Index to Consolidated Financial Statements.............................................   F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the securities offered by this prospectus. Any statements contained in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the documents that have been filed.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents, including this registration statement, at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also read and copy any document we file at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, the SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file reports electronically with the SEC.

                                    SUMMARY

Applied Voice Recognition, Inc.

     Our current principal business is providing traditional and Internet-based medical transcription services. As of the end of 1999, we had acquired eight medical transcription service providers in Texas, Colorado, Florida, New York and the Manila, Philippines, of which four have recently been sold. After the sale of those four operations, we still have approximately 1,200 physician transcription clients in six states and transcribed approximately 67,000 physician dictated medical records per month. Our remaining medical transcription operations currently provide our only source of revenue.

     Although our most recent business strategy included the acquisition of medical transcription operations to consolidate the fragmented market, we have abandoned the acquisition aspect of that strategy due to the lack of capital available to us. We have also ceased development of our Internet-based voice recognition software since it did not provide the type of cost savings for our medical transcription services we had initially anticipated.

     Our new business strategy is to develop an Internet-based patient record storage system called the e-DOCS Physician Network, or "EPN." The EPN will be a secure, business-to-business Internet application for the electronic organization, storage and retrieval of medical transcription services and physicians' handwritten notes of patient encounters. The EPN will be accessible 24 hours a day, seven days a week. Ultimately, it will create a direct link to the physician by facilitating improvements to the existing channel for transcription and medical information.

     The EPN is still in development. We anticipate the launch of the EPN early in the first quarter 2001, provided we obtain adequate financing to complete its offering to the market. If other capital resources are not available to us, we may sell some or all of our transcription operations to finance the EPN.

     Our principal executive offices are at 1770 St. James Place, Suite 116, Houston, Texas 77056, and our telephone number at that address is (713) 621-3131.

The Offering

     Some of our stockholders are offering for resale an aggregate 21,210,176 shares of our common stock. These shares consist of 19,198,479 issued and outstanding shares, 250,000 shares underlying issued and outstanding warrants, 342,730 shares to be issued in lieu of cash interest payments, 355,878 shares underlying our issued and outstanding series 2 preferred stock and 1,063,089 shares underlying our series 2 preferred stock to be issued for deferred and contingent purchase price payments related to acquisitions we made in 1998 and 1999. We will not receive any of the proceeds from the resale of shares offered by selling stockholders under this prospectus. We will, however, receive $437,500 from the issuance of our common stock upon the selling stockholders' exercise of warrants, if exercised in full.

                                  RISK FACTORS

Sufficiency of Funds       We expect to continue to incur significant losses in the near future and we may not be successful in increasing sales for the long term or achieve profitability.  We have had
We must raise additional   working capital deficits in the past.  We will be required to raise substantial additional
capital to continue        capital during 2000 to fund our current operations.  We will also require substantial
operations and             additional capital to implement our new business-to-business e-commerce initiative, the
implement our business     E-DOCS Physician Network(TM), which we call our "EPN," and to maintain and improve our
plan.                      current medical transcription operations.  If we are unable to raise sufficient funds to satisfy our requirements, there would be substantial doubt as to our ability to continue as a going concern, and we may be required to significantly curtail our operations.

Limited History of         We have incurred significant net losses since our inception and expect to continue to
Business Operations        incur significant losses in the future.  For the year ended December 31, 1999, we recorded a net loss of $2,655,913, or $.16 per share, on net sales of $5,261,810.  As of March 31,
Due to its limited         2000, our accumulated deficit was $18,585,608.  Our limited operating history makes
nature, you should not     predicting future results of operations difficult, and we may not be able to sustain
rely on our operating      revenue growth or achieve profitability. You should consider our prospects in light of the
history as an indicator    risks, expenses and difficulties frequently encountered by companies in the early stage of
of our future              development, particularly companies in new and rapidly evolving markets such as the
performance.               electronic and Internet-based medical transcription market, and the emerging business-to-business e-commerce market.

Dependence on Principal    Our future financial performance will depend in part on our ability to continue to develop
Products and Services      and establish our traditional and Internet-based medical transcription service, and to effectively develop and introduce the EPN.  However, we may not be successful in
Our future results will    developing these or other products or services in a manner that meets with market
depend upon the success    acceptance.  In addition, new product releases may contain undetected errors that require
of our current             significant design modifications, resulting in a loss of customer confidence and adversely
operations, and the        affecting the use of our products and services.
successful introduction
of our new
business-to-business
e-commerce initiative.

Ability to Attract         Our success in the medical transcription business will be dependent upon our ability to
Qualified                  attract and retain qualified transcriptionists who can provide the accuracy and turnaround
Transcriptionists          time required for our customers.  Competition for transcriptionists is intense.  We may not be successful in attracting and retaining the personnel necessary to conduct our
Competition for            business successfully.  In addition, our inability to attract, hire, assimilate and retain
qualified                  qualified personnel could have a material adverse effect upon our business.  We may
transcriptionists is       ultimately prove unable to attract sufficient qualified transcriptionists to operate our
intense.                   facilities.

Intellectual Property      We currently have only two issued patents and three patent applications pending, and rely
and Property Rights        on a combination of trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to protect our proprietary rights in our software and
Our success will be        technology.  However, these protections may not prevent misappropriation of the
dependent upon a           technology.  Moreover, third parties could independently develop competing technologies
combination of             that are substantially equivalent or superior to our technologies.  Although we believe
proprietary software       that our services and products and the proprietary rights we develop or license do not
technology and hardware    infringe patents and proprietary rights of other parties, those parties may assert
purchased and licensed     infringement claims, regardless of merit, against us in the future.
from third parties.
Our current protections
may not be sufficient
to protect these
technologies.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. When used in this registration statement, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements regarding:

     .  our estimate of the sufficiency of our existing capital resources;

     . our ability to raise additional capital to fund cash requirements for future operations;

     . the uncertainties involved in the rate of growth and acceptance of the Internet;

     . the adoption of electronic medical record technology by physicians and patients; and

     .  the facilitating of e-commerce transactions.

     You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in this prospectus under the caption "Risk Factors" and elsewhere in this registration statement could substantially harm our business, and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

                                 CAPITALIZATION

     The following table sets forth our unaudited capitalization as of March 31, 2000. You should read this table along with our selected consolidated financial information and our consolidated financial statements and notes thereto include elsewhere in this prospectus.

                                                                                            March 31,
                                                                                               2000
                                                                                      -------------------
          Cash and cash equivalents............................................              $  1,093,467
                                                                                      -------------------

          Current portion of long-term obligations:
            Preferred stock payable............................................              $    320,887
            Note payable to related party......................................                   250,000
            Capital lease......................................................                    64,354
            Long-term debt.....................................................                    58,333
                                                                                      -------------------
              Total current portion of long-term obligations...................                   693,574

          Long-term obligations, net of current portion:
            Preferred stock payable............................................                   683,460
            Capital lease......................................................                   239,424
            Long-term debt.....................................................                    54,698
                                                                                      -------------------
              Total long-term obligations, net of current portion..............                   977,582

          Stockholders' Equity:
            Preferred stock, series 2, $.10 per value per share................                        64
            Common stock, $.001 par value per share............................                    38,808
            Paid-in capital....................................................                19,741,893
            Accumulated deficit................................................               (18,585,608)
                                                                                      -------------------
              Total stockholders' equity.......................................                 1,195,157
                                                                                      -------------------
              Total capitalization.............................................              $  2,866,313
                                                                                      ===================

                  COMMON STOCK PRICE RANGE AND DIVIDEND POLICY

Common Stock Price Range

     Our common stock began trading on the Over-the-Counter Bulletin Board on February 5, 1997, under the symbol "AVRI." We changed our ticker symbol to "EDOC" on February 23, 1999.

     The following table shows, for the periods indicated, the range of high and low bid information for our common stock as reported by the Over-the-Counter Bulletin Board. Any market for our common stock should be considered sporadic, illiquid and highly volatile. Prices reflect inter-dealer quotations, without adjustment for retail markup, markdowns or commissions, and may not represent actual transactions. Our common stock's trading range during the periods indicated is as follows:

                   1998                                               High               Low
               -----------
               1/st/ quarter........................................ $3.812             $1.750
               2/nd/ quarter........................................ $3.312             $0.875
               3/rd/ quarter........................................ $1.875             $0.450
               4/th/ quarter........................................ $1.531             $0.625

                   1999                                               High               Low
               -----------
               1/st/ quarter........................................ $2.125             $0.906
               2/nd/ quarter........................................ $1.406             $1.062
               3/rd/ quarter........................................ $1.688             $0.438
               4/th/ quarter........................................ $0.530             $0.188

                   2000                                               High               Low
               -----------
               1/st/ quarter........................................ $4.000             $0.250
               2/nd/ quarter........................................ $1.562             $0.398
               3/rd/ quarter........................................ $0.468             $0.250
               (through
               August 8, 2000)

     As of July 31, 2000 there were 41,146,979 shares of common stock issued and outstanding, 295 holders of record and approximately 4500 beneficial owners of our common stock.

Dividend Policy

     We have neither declared nor paid any dividends on our common stock since our inception. Presently, we intend to retain our earnings, if any, to provide funds for reinvestment in the development of our business plan. Therefore, we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, debt obligation agreements, general business conditions and other pertinent facts.

                                USE OF PROCEEDS

     We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. We will, however, receive $437,500 from the issuance of our common stock upon the selling stockholders' exercise of warrants, if exercised in full.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and the related notes thereto and other detailed information appearing elsewhere in this prospectus.

Overview

     Our revenues are derived from the out-sourced medical transcription of patient records for physicians, clinics and hospitals through our wholly-owned subsidiary, e-DOCS Health Care Information Systems. Our current customer base includes approximately 1,200 physicians in six states.

     After ten months of use by physicians in 1999, we recognized that the voice recognition component of our previous product, VoiceCOMMANDER 99, was not generating cost and labor savings for our customers as previously believed possible. However, the market indicated a preference for a browser-oriented tool for Internet-based transcription and medical records storage services. Using the experience gained from VoiceCOMMANDER 99, we have begun development of our next generation browser-based service, titled e-DOCS Physician Network, or EPN.

     Through the period from our inception through March 31, 2000, we have incurred operating losses of approximately $18.5 million. To date, our operations have not been profitable and there is no assurance that they will become profitable in the future. Significant acquisitions and dispositions in 1999 distort the comparability between periods and as to future operations.

Quarter Ended March 31, 2000 vs. March 31, 1999

     Revenues. Revenues decreased 50% from $1,219,118 in the first quarter 1999 to $607,375 in the first quarter 2000, because of our suspension in late 1999 of VoiceCOMMANDER 99. VoiceCOMMANDER 99 generated $469,949 in hardware and software revenues in the first quarter 1999. Net transcription service revenues declined 19% from $749,169 in the first quarter 1999 to $607,375 in the first quarter 2000. This $141,794 decrease was attributable to the sale of the net assets and contracts of certain of our medical transcription services effective December 20, 1999.

     Cost of Sales. Cost of sales decreased 15% from $553,312 in the first quarter 1999 to $472,285 in the first quarter 2000. The suspension of VoiceCOMMANDER 99 reduced hardware and software costs by $52,567. Transcription cost of services declined 6% from $500,745 in the first quarter 1999 to $472,285 in the first quarter 2000. This $28,460 decrease was a result of reduced
transcription revenues.   Gross margin on transcription services was 22% in the
first quarter 2000 compared with 33% in the first quarter of 1999. The decreased margin primarily reflects increased labor costs resulting from a shortage in skilled medical transcriptionists.

     Marketing and Sales Expense. Marketing and sales expense decreased 93% from $169,292 in the first quarter 1999 to $12,156 in the first quarter 2000. This decrease resulted from our suspension of VoiceCOMMANDER 99 and our increased focus on the transcription business, which does not require significant marketing efforts.

     General and Administrative Expense. General and administrative expense decreased 67% from $1,525,327 in the first quarter of 1999 to $500,535 in the first quarter of 2000. This $1,024,792 decline was primarily attributable to decreased administrative and executive compensation costs of approximately $450,000, decreased legal and accounting fees of approximately $150,000, decreased consulting fees of approximately $250,000 and decreased travel costs of approximately $100,000. These declines reflect our reduced level of operations in 2000, and our high level of acquisition and disposition activities in 1999. We had a net reduction of 9 in headcount from our acquisition and disposition activities, and we reduced our corporate office staff from 35 to seven between the first quarter of 1999 and 2000.

     Research and Development Expense. Research and development expense decreased 95% from $263,241 in the first quarter 1999 to $13,752 in the first quarter 2000. This $249,489 decrease was attributable to our change in business focus from software development to transcription service provider. During 2000, we capitalized approximately $35,000 in development costs related to the EPN. In 1999 no development costs were capitalized.

Fiscal Year 1999 vs. Fiscal Year 1998

     Revenues. Revenues increased $4,544,453 from $717,357 in 1998 to $5,261,810 in 1999. The increase was attributable to our acquisition program ($4,126,590 related to transcription operations acquired in 1999) and a full year of operations for our 1998 acquisitions.

     Effective December 20, 1999, we disposed of the assets and related operations of our medical transcription services in New York, New Jersey, Houston, Texas and Manila, the Philippines. Revenues of ongoing operations are expected to decline in 2000.

     Cost of Sales. Cost of sales increased $3,618,920 from $432,246 in 1998 to $4,051,166 in 1999. This increase was attributable to direct costs associated with transcription operations acquired. Gross margins were 23% in 1999 compared with 40% in 1998, reflecting the higher fixed costs and labor intensive nature of our increased transcription operations.

     Marketing and Sales Expense. Marketing and sales expense decreased 37% from $1,265,927 in 1998 to $797,745 in 1999. This $468,182 decrease is the result of our increased focus on the transcription business, which does not require significant marketing efforts.

     General and Administrative Expense. General and administrative expense increased 25% from 5,640,238 in 1998 to $7,024,097 in 1999, up $1,383,859.

     Administrative and executive compensation increased approximately $855,000 primarily as a result of personnel increases from acquisitions and severance costs related to the termination of certain corporate officers.

     Legal fees increased by $276,000 primarily because of expenses associated with an abandoned registration statement, our exchange of assets, extinguishment of debt and costs associated with the conversion of our preferred stock into our common stock.

     Our acquisitions during 1999 resulted in increased office rent, depreciation and goodwill amortization. These expenses increased approximately $653,000.

     These increases were offset by decreases in other expenditures related to outside consultants. As our business focus shifted to the transcription business, and we developed the internal expertise to manage operations, we hired fewer outside consultants.

     Research and Development Expense. Research and development expense decreased 6% from $754,170 in 1998 to $711,404 in 1999 down $42,766. During
1998, we capitalized approximately $291,000 of development costs. In 1999 no costs were capitalized. These decreases were attributable to our change in focus from software development to transcription service provider.

     Interest Expense. Interest expense increased $651,222 from $216,680 in 1998 to $867,902 in 1999. Interest expense increased primarily because of increased finance charges related to warrants issued in connection with debt and preferred stock. Higher amounts of outstanding indebtedness and accretion of discounts on preferred stock payables also contributed to the increase. Finance charges associated with warrants and accretion of discounts on preferred stock payables did not exist in 1998.

     Extraordinary Gain on Extinguishments of Debt. In December 1999, some of our indebtedness was forgiven in exchange for certain of our net assets and related operations. The resulting gain of $5,562,750 was reflected as an extraordinary item.

Liquidity and Capital Resources

     At March 31, 2000 the Company had cash and cash equivalents of $1,093,467 and a working capital deficiency of $422,152. This compares to cash and cash equivalents of $53,529 and a working capital deficiency of $1,568,752 at December 31,1999. The increase in working capital of $1,146,600 is attributable to:

     . cash received from exercise of stock options and warrants of approximately $825,000;
     . approximately $370,000 from the issuance of common stock in satisfaction of a liability in the December 31, 1999 financial statements; and
     .  partially offset by current year operating losses.

     We anticipate that our existing capital resources and our cash generated from operations for the balance of fiscal year 2000 should be adequate to fund our on going operations and fund the initial development of the EPN through August 31, 2000. We will require substantial additional capital during fiscal 2000 to develop, implement and market the EPN.

     Our ability to meet our capital requirements is contingent on many factors, including:

     .  cash flow from operations;
     .  additional working capital requirements,
     . additional product development expenses; and . capital expenditures.

     To the extent that our existing resources are insufficient to fund our operations and implement the EPN in the short- or long-term, we will need to raise additional funds through public or private financings, or through sales of our existing transcription operations. We may not be able to raise additional funds on terms favorable to us or to our stockholders without substantial dilution of their ownership and rights. If we are unable to raise sufficient funds to satisfy either short- or long-term requirements, there would be substantial doubt as to our ability to continue as a going concern and we may be required to significantly curtail our operations, significantly alter our business strategy, forego market opportunities or obtain funds through arrangements with strategic partners or others that may require us to relinquish material rights to certain of our technologies or potential markets.

                            BUSINESS AND PROPERTIES

General

     Our current principal business is providing traditional and Internet-based medical transcription services. Medical transcription is the conversion of dictated information into a standard text format for inclusion in a patient's permanent medical records. As of the end of 1999, we had acquired eight medical transcription service providers in Texas, Colorado, Florida, and New York, and Manila, the Philippines, of which four have been recently sold to relieve us of significant loss-producing assets. Following the sale of those four operations, we still have approximately 1,200 physician transcription clients in six states, and transcribe approximately 67,000 physician-dictated medical records per month. Our remaining medical transcription operations currently provide our only source of revenue.

     Although our most recent business strategy included the acquisition of medical transcription operations to consolidate the fragmented market, we have abandoned the acquisition aspect of that strategy due to the lack of capital available to us. We have also ceased development of our Internet-based voice recognition software since it did not provide the type of cost savings for our medical transcription services we had initially anticipated.

     Our new business strategy is to develop an Internet-based patient record storage system called the e-DOCS Physician Network, or "EPN," using the experience we gained from acquiring eight independent transcription companies and developing Internet-based software. The EPN will be a vertical Internet business-to-business application service provider for the service of the medical community operated through our wholly-owned subsidiary e-DOCS Physicians Network, Inc. It will be directed at independent transcription companies like the ones we acquired and at the nation's 475,000 clinical physicians, 70% of whom practice in groups of five or less. We intend to provide a common technology platform for these types of independent, capital-deficient businesses. The EPN will be a secure, business-to-business Internet application for the electronic organization, storage and retrieval of medical transcription services and physicians' handwritten notes of patient encounters. It will also provide access to this medical information 24 hours a day, seven days a week. Ultimately, the EPN will create a direct link to the physician by facilitating improvements to the existing channel for transcription and medical information.

     We anticipate the launch of the EPN early in the first quarter 2001, provided we obtain adequate financing to complete its offering to the market. If other capital resources are not available to us, we may sell some or all of our transcription operations to finance the EPN. We have designed the EPN website architecture, and have selected a developer to put together the main components of the actual storage and retrieval system. The developer has substantially completed programming and is selecting sample user groups to test the system.

Company History

     Our predecessor, Voice Technology Partners, L.P., a Texas limited partnership, was founded in 1994. In August 1996, the partnership's assets were contributed to a Delaware corporation. In December 1996, the Delaware corporation completed a share exchange with Summa Vest, Inc., a Utah corporation, which immediately changed its name to Applied Voice Recognition, Inc. In January 1998, the Utah corporation reincorporated in Delaware. In March 1999 we began using the assumed name e-DOCS.net.

     Before the first quarter of 1998, our principal efforts were focused on the sales of VoiceCOMMANDER(TM). We sold this voice recognition software to the general business community through retail sales channels and our internal sales force. In the first quarter of 1998, we narrowed the focus of our business plan to concentrate our efforts on medical transcription services.

     In March 1998, we began expanding into the healthcare transcription industry by acquiring Transcription Resources of Dallas, Texas. The operation of Transcription Resources during 1998 provided us with valuable industry experience that enabled us to develop a software product that provides healthcare professionals with a tool for Internet-based transcription and dictation services. The product, VoiceCOMMANDER 99, provided a mobile dictation technology designed to improve the quality and reduce the costs of healthcare information needs.

     After ten months of use by physicians, we recognized that the voice recognition component of VoiceCOMMANDER was not generating the cost and labor savings previously believed possible. However, the market indicated a preference for a browser-oriented tool for Internet-based transcription and medical records storage services. We never derived significant revenues from VoiceCOMMANDER 99, and have ceased the development and use of it as part of our business plan. Nevertheless, we believe that our use of VoiceCOMMANDER 99 has provided us with a unique experience that will allow us to respond to technological changes in the future.

     During 1998 and 1999, we acquired eight traditional transcription companies in various markets in the U.S. and the Philippines. Under an Asset Purchase Agreement dated January 7, 2000, and effective as of December 20, 1999, we sold the net assets and contracts of four of these medical transcription service operations, which were based in New York, New Jersey, Houston, Texas and Manila the Philippines, for consideration of approximately $9.4 million. The purchasers were Lonestar Medical Transcription USA, Inc., a Delaware corporation and a wholly-owned subsidiary of L&H Investment Co., N.V., a Belgium company, and L&H Investment, which was one of our preferred stockholders before the consummation of the sale. Additionally, Lonestar and L&H Investment obtained the non-exclusive rights to our VoiceCOMMANDER 99 code.

     The $9.4 million purchase price consisted of:

     . the forgiveness of a $2.0 million promissory note held by Lernout & Hauspie Speech Products, N.V., a Belgium company and an affiliate of L&H Investment;

     .  the forgiveness of a $1.5 million promissory note held by L&H
        Investment;

     .  the forgiveness of approximately $94,000 in interest;

     . the retirement of $5.0 million in Series D Preferred Stock held by L&H Investment and forgiveness of approximately $318,000 in dividends; and

     .  approximately $457,000 in cash for our accounts receivables sold.

     We also converted warrants held by L&H Investment to purchase approximately
3.5 million shares of our common stock at $1.25 per share into a warrant to purchase 800,000 shares of our common stock at $0.37 per share. Lonestar became the holder of this warrant and in May 2000 performed a cashless exercise of the warrant for 572,132 shares of our common stock. The Lernont & Hauspie promissory note, the L&H Investment promissory note and the Series D Preferred Stock were convertible into 5,405,405, 4,054,054 and 13,513,513 shares of our common stock, respectively. The disposition removed substantial indebtedness from our books and potential dilution to our common stockholders.

     The following table describes our recent acquisitions and dispositions in the healthcare transcription industry (acquisitions that were later sold as described above are italicized and indented):

Company                                   Metropolitan Area           Date of Acquisition         Date of Disposition
--------------------------------     -------------------------     -----------------------     ------------------------
Transcription Resources                Dallas, Texas                 March 17, 1998

   Cornell Transcription, Inc.         New York, New York            December 1, 1998            January 7, 2000
                                       and New Jersey

   Outsource Transcription             Manila, Philippines           December 1, 1998            January 7, 2000

Linda R. Willhite Transcription        Denver, Colorado              December 31, 1998

   Reyna Transcriptions, Inc.          Richmond, Texas               February 22, 1999           January 7, 2000

PRN Transcription, Inc.                Tyler, Texas                  February 22, 1999

AM Transcription, Inc.                 Richardson, Texas             February 26, 1999

   A Word Above, Inc.                  Houston, Texas                May 31, 1999                January 7, 2000

     During our fiscal years ended December 31, 1998 and 1999, we spent approximately $754,000 million and $711,000, respectively on research and development activities. Those activities focused primarily on the development of our medical transcription operations and VoiceCOMMANDER 99. During those two years we did not have any expenditures on the development of the EPN.

Industry Overview

     Medical Transcription Industry. Medical transcription is the conversion of dictated information into a standard text format for inclusion in a patients' permanent medical records. Increasingly, patient's permanent medical records are being maintained as electronic patient records. The notes are either transcribed in-house or transmitted by phone lines or courier to an outside service. According to the Medical Transcription Industry Alliance, physicians in the U.S. are currently spending over $6.6 billion dollars per year on transcription, growing at a rate of 15-20% annually. Whether it is performed in-house or out-sourced to professional transcription services, most of the costs associated with transcription are attributable to labor in the form of typing and quality assurance. Further, the medical transcription industry also is very fragmented, with approximately 1,500 transcription companies domestically according to the MTIA. The medical transcription market includes individual physicians, physician groups and hospitals.

     Healthcare Internet Industry. The healthcare industry is in a period of rapid change, which is being influenced by government regulation, industry consolidation, quality of care issues and technological change. Healthcare providers are outsourcing administrative activities in an effort to reduce costs. We and other out-source medical transcription service providers are using emerging technologies like the Internet and digital imaging to improve the transcription process and the management of electronic patient records.

Products and Services

     Medical Transcription. We derive substantially all of our revenue from providing value-added medical transcription services to clients through our four remaining transcription operations. Our traditional transcription business provides a computer-based service for transcription of physician dictation. While our service arrangements vary by customer (some of which require transcription to be performed on-site), these services are primarily provided from remote locations using telecommunications and internet capabilities. As a result, many of our transcription employees are able to work as "telecommuters" using networked computers in their homes. Our transcription services are typically paid for on a per line transcribed basis.

     The e-DOCS Physician Network. Our research indicates many physicians prefer a simple document technology that does not alter the way the physician practices medicine. The EPN is designed to become the standard technology platform for the independent transcription company and the individual practicing physician. It is being developed in response to a need identified by our existing customer base for a simple, secure solution to the daily needs of the medical services community.

     The opportunity for the EPN is created by the fundamental need for the medical transcription industry to have a direct connection to physicians. With approximately 637,000 actively practicing physicians in the U.S., the physician office market accounts for $215 billion of healthcare spending and directs up to another $600 billion in spending, as reported by Wit Capital. Physician office services are expected to exceed $400 billion by 2008. The physician market is extremely fragmented, with nearly 70% in groups of less than five doctors according to the American Medical Association. Our research of 42 practices throughout Texas and Colorado indicated only one in 14 physicians currently use an electronic medical record entry system. The remainder rely on handwritten patient notes.

     The EPN is being designed to provide an efficient Internet-based delivery system for medical transcription documents and an infrastructure for capturing, organizing, storing and retrieving medical information. The services may include medical transcription and storage, training, legacy system integration, and the electronic storage and retrieval of the physician's hand-written notes of a patient encounter. The EPN is being designed to simplify how physicians interact with medical information without attempting to change their current practice methodology. It also will support opportunities for other physician interests and alliances into content, services and products, such as medical supplies, banking, travel, and office supplies.

     We intend to provide the services of the EPN on a monthly subscription basis. Medical transcription companies will pay a basic monthly fee for maintenance of their web page on the system. This will entitle the transcription company to deliver its medically transcribed documents through the EPN browser, allowing physicians to review their transcriptions online and digitally sign the documents. It will be available all of the time from any location upon authorization of the user.

     The basic service will be provided to the physician at no cost. The EPN will offer secure, long-term, Health Insurance Portability and Accountability Act-compliant document storage for a monthly subscription fee. Other services anticipated to be provided include a basic online medical record, including the capture of the physician's handwritten patient notes without scanning. Additionally, cost reductions in medicine demand an approach based on use, rather than large, up-front investments.

     The EPN's important competitive advantage will be its presentation of information to the physician rather than requiring the physician to search the Internet to find information and services. A medical search engine button will always be available adjacent to the patient record, allowing the physician instant access to this resource at all times. We further intend to enter into strategic relationships with well-known providers of other services, such as banking, medical and office supplies, and an upgrade path to a more sophisticated medical record, if desired by the physician.

     Furthermore, the EPN will provide enabling infrastructure and services for secure, online medical transactions. It will provide an integrated service technology designed specifically for healthcare that will include roaming user credentials, complete audit trail, fraud detection and directed delegation of authority to medical records.

Competition

     Medical Transcription Industry.    We compete in the highly fragmented
medical transcription industry that is predominately populated by small, regional or local companies, with a limited number of national companies. MTIA estimates that the total annual cost of transcribing medical records in the United States is greater than $6.6 billion. Of this amount, MTIA reports that approximately $1 billion is currently outsourced to medical transcription companies.

     While the transcription services industry remains highly fragmented, there has been a significant trend towards consolidation. We believe that this trend is in response to the greater technological demands of the customer base and the consolidation of healthcare service providers into larger national companies. Smaller, regional and local medical service providers are at a disadvantage because they are not able to achieve sufficient economies of scale to obtain a return on significant investments in technology. The consolidation of healthcare service providers is reducing the number of potential medical transcription customers, while increasing the information management requirements of those customers. We believe that the larger healthcare service providers prefer to use a smaller number of larger, more technologically-advanced, medical transcription service providers.

     The number of large national transcription service providers has decreased in recent years due to industry consolidation. The largest medical transcription service providers are Medquist, Inc., Rodeer Systems, Inc. and Transcend Services, Inc. Additionally, other service providers to the healthcare industry, such as LHSP, which has recently been buying medical transcription service providers in addition to the operations purchased from us, may enter into the medical transcription service industry. We believe that our ability to compete with these providers and others depends upon many factors within and outside of our control, including the timing and market acceptance of our transcription services, service quality, performance, price, reliability, customer service and support and the ability to attract qualified transcriptionists.

     Increased competition may result in price reductions for our services, reduced operating margins and an inability to increase our market share, any of which would have a material adverse effect on our business.

     Healthcare Internet Industry. High growth, intense competition, and technological change characterize the market for electronic healthcare information services and e-commerce. In addition to the direct competitors that we will be facing in the electronic medical records market, we will face competition from many companies with significantly greater financial resources, well-established brand names and large installed customer bases. We expect significant competition from:

     . Traditional healthcare information system vendors, including Cerner Corporation, Epic Systems Corporation, IDX Corporation, McKesson/HBOC, Medic, a division of Misys PLC, and Shared Medical Systems Corporation, each of which focus on providing information systems to large healthcare enterprises and physician practice groups. They also have large installed bases of customers. Although they have not traditionally focused on providing electronic medical record services, they have begun to pursue a variety of Internet strategies, some of which could provide functions competitive with our products and services; and

     . Major Internet companies, including those not currently specializing in the healthcare industry, which also may enter our markets. Many of these companies have longer operating histories, larger customer bases, substantially greater financial, technical, sales and marketing resources and greater name recognition than we do, and we may be unable to compete successfully against them. The most significant competitive factors include clinical focus, service reliability, breadth of product offerings, price performance ratio, network security, ease of access and use, content bundling, customer support, brand recognition and operating experience. However, we believe we will be able to compete favorably in most of these areas by targeting the smaller healthcare enterprises and physician practice groups.

Government Regulation and Healthcare Reform

     The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare organizations. Proposals to reform the U.S. healthcare system have been and will continue to be considered by the U.S. Congress. These programs may contain proposals to increase or decrease government involvement in healthcare or change the operating environment for our potential customers. Healthcare organizations may react to these proposals and the uncertainty surrounding them by curtailing or deferring investments, including those for our products and services. On the other hand, changes in the regulatory environment have in the past increased, and may continue to increase, the needs of healthcare organizations for cost-effective information management, which may enhance the marketability of our applications and services. We cannot predict with any certainty what impact, if any, these proposals or any future healthcare reforms might have on our business.

     The Health Insurance Portability and Accountability Act of 1996 mandates the use of standard transactions and identifiers, prescribed security measures and other provisions within two years after the adoption of final regulations by the Department of Health and Human Services. It will be necessary for our products and services to be in compliance with the proposed regulations. Congress also is likely to consider legislation that would establish rules about individuals' rights to access their own or someone else's medical information within legislation known as a "patient bill of rights". This legislation, if enacted, would likely define what is to be considered protected health core information and outline steps to ensure the confidentiality of this information.

     The confidentiality of patient records and the circumstances under which records may be released for inclusion in our EPN databases are subject to substantial and rapidly evolving regulation governing both the disclosure and the use of confidential patient medical record information. Legislation governing the dissemination of medical record information has been proposed at both the state and federal levels. This legislation may require holders of medical records to implement security measures that may require substantial expenditures by us or materially restrict the ability of healthcare providers to submit information from patient records using our applications.

     In October 1999, the Department of Health and Human Services proposed new rules under the HIPAA. The proposed rules would require the formulation of policies and systems that give individuals access to their health core information. In addition, these rules would require that safeguards be constructed to protect this information against unauthorized access. The proposed rules include new penalties for violations of an individual's right to keep his health information private. These proposed rules are expected to become final in 2000.

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as online content, user privacy, pricing and characteristics and quality of applications and services. For example, although two key provisions of the act were held unconstitutional, the Communications Decency Act of 1996 prohibited the transmission over the Internet of some types of information and content.

     Internet user privacy has become an issue in the United States. Current United States privacy law consists of a few disparate statutes directed at specific industries that collect personal data, none of which specifically covers the collection of personal information online. The United States or any state may adopt legislation to attempt to protect this privacy. Any legislation addressing these issues could affect the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on our business. Moreover, it may take years to determine the extent to which existing laws governing issues such as property ownership, libel, negligence and personal privacy are applicable to the Internet.

     The tax treatment of the Internet and e-commerce is currently unsettled. Several proposals have been made at the federal, state and local levels and by some foreign governments that could impose taxes on the sale of goods and services and some other Internet activities. A recently passed law places a temporary moratorium on specific types of taxation on e-commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that substantially impairs the growth of e-commerce could have a material adverse effect on our business.

Intellectual Property

     Patents. We regard our software as proprietary and rely on a combination of copyright and trade secret laws in attempting to protect those rights. We enter into software license agreements with end-users of our products that outline the terms and conditions under which our products can be used. Despite these precautions, unauthorized third parties may be able to copy aspects of our products or to obtain and use information that we regard as proprietary.

     We are applying for a patent that describes the process for presenting medical details about pharmaceutical products to doctors though the use of an Internet browser. We also hold a variety of patents and have made patent applications that are useful to our transcription business. These patents and applications relate to various aspects of our speech recognition, user interface and Internet technology.

     The patent process is lengthy and complex. Each patent must go through rigorous examination and may involve amplifying submissions. We may, based upon response from the patent office, abandon efforts on any patents that are deemed not to warrant further investment of our resources. There can be no assurance that any patents will be issued or, if issued, will provide us with significant protection against competitors. Our current intention is to develop products based on our existing intellectual property rights only to the extent these rights relate to the development of the EPN. However, we may seek to sell or license these rights in the future.

     Certain of our competitors have obtained, and we believe that certain of our competitors are seeking, patent protection on various aspects of their speech recognition technologies. Many of our competitors have significantly greater resources than we do. We believe that, because of the rapid pace of technological change in the software industry, factors such as the technological and creative skills of our personnel are more important to establishing and maintaining a technology leadership position than are the various legal protections of our technology.

     Litigation, which could result in substantial cost to and diversion of effort by us, may be necessary to enforce any patent issued to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. Adverse findings in any proceeding could subject us to significant liabilities to third parties, require us to seek licenses from third parties, and adversely affect our ability to sell our products. We are not aware of any controversy likely to lead to litigation relating to intellectual property issues. However, there can be no assurances that our products and services will not infringe on patent or other rights of others, for which licenses might not be available to us.

     Trademarks. We have been granted U.S. Trademarks for each of APPLIED VOICE RECOGNITION, VoiceCOMMANDER, LAWCOMMANDER, VOICECOMMANDER (CTM), GIVING PEOPLE POWER OVER TECHNOLOGY, and MIKE ROFONE (word mark) plus miscellaneous designs of the Mike Rofone character. In addition the Company has applied for U.S. trademarks for It's About Time, Physician Internet Portal, P.I.P., e-DOCS.net (trademark), e-DOCS.net (service mark), Virtual Physician Private Network, e-DOCS (trademark), e-DOCS (service mark), MedVault, and e-DOCS Physician Network, all of which are pending. The U.S. Trademark Office has notified us that our application for the e-DOCS trademark may not be approved under the notion that the term "e-DOCS" may now be generic. There can be no assurance that any of our pending or future trademark registrations will be issued or, if issued, will provide us with significant protection against competitors.

     Assignments. Pursuant to our transaction with Lonestar and LHIC as described above, we provided each with the non-exclusive right to our VoiceCOMMANDER 99 code. However, those rights do not include the right to any future improvements we may make. Furthermore, we are not entitled to receive any licensing fee or other form of compensation for Lonestar's and LHIC's use of the VoiceCOMMANDER code.

Employees

     As of July 31, 2000, we employed 87 persons on a full-time basis, of whom 8 were located in our corporate headquarters in Houston, Texas, and 80 were located at branch locations in Texas and Colorado. Included in the branch location totals are 71 people who provide transcription services to us from their homes, of which 21 are independent contractors. None of our employees are represented by a labor union, and we consider our relations with our employees and at-home transcriptionists to be good.

Properties and Equipment

     As of July 31, 2000, we did not own any real property. We lease office space for our headquarters in Houston, Texas, and for our branch operations. The headquarters office, located at 1770 St. James Place, Suite 116, Houston, Texas currently consists of approximately 2,200 square feet at a basic rental rate of $3,750 per month.

     We have branch offices in Dallas, Texas, Tyler, Texas and Denver, Colorado. Our branch offices range from 1,000 to 1,500 square feet and lease terms vary from month to month to two years remaining on the lease.

     We have a significant investment in the latest in personal computer hardware and software technology, which is required to develop and maintain our sophisticated software products, as well as being available for demonstrations in-house and at trade shows. We also own personal computers and printers that are used by our sales and administrative staffs.

Legal Proceedings

     There are no material legal proceedings to which we are a party or of which any of our property is the subject other than ordinary, routine claims incidental to our business.

                                   MANAGEMENT

Directors and Executive Officers

     The following table provides information concerning each executive officer and director of the Company as of the date hereof:

Name                                               Age       Position
----                                               ---       --------
Timothy J. Connolly......................           47       President and Chairman of the Board
H. Russel Douglas........................           47       Chief Technology Officer
Jackson L. Nash..........................           55       Chief Financial and Accounting Officer; and Secretary
J. William Boyar.........................           49       Director
Daniel Dornier...........................           38       Director
James S. Cochran, M.D....................           56       Director
N. Rudy Garza............................           41       Director
I. Bobby Majumder........................           31       Director

     Timothy J. Connolly has served as chairman of the board since August 1996. From August 1996 to July 1999, Mr. Connolly also served as chief executive officer and president. As of December 20, 1999, Mr. Connolly was again made president. Mr. Connolly founded Applied Voice Technology, LP (our predecessor) in November 1994 and served as its managing partner until August 1996. In 1984, Mr. Connolly formed Post Oak Financial Corporation, an investment and mortgage-banking firm, and served as its president until October 1994. Mr. Connolly graduated from Texas A&M University with an undergraduate degree in Marketing and Management, and a Masters Degree in Business Administration.

     H. Russel Douglas served as vice president of research and development/chief technology officer and as a director from August 1996 through December 1999. Following a brief stint with Lernout & Hauspie Speech Products, N.V. starting in January 2000, Mr. Douglas returned to us in April 2000 as chief technology officer. Mr. Douglas was employed by Applied Voice Technology, LP from August 1995 through August 1996. From 1989 through August 1995, Mr. Douglas was a senior manager of Legent Corporation, an international computer software company, where Mr. Douglas was responsible for development and worldwide support of Legent's systems product line. Mr. Douglas began developing voice applications in 1986 as vice president of research and development of VOTEK, an early voice applications company based in Ontario, Canada. Mr. Douglas received a BSC Degree in Economics and Commerce in 1977 from the Royal Military College of Canada, and a Masters Equivalent in Organizational Management in 1981 from the Canadian Military Staff School.

     Jackson L. Nash has served as chief financial officer and secretary since February 2000. Mr. Nash was vice president and chief financial officer of Windsor Frozen Food Company, Ltd. from June 1996 to March 1999, and vice president, chief financial officer and secretary of Trans American Refining Corporation during 1994 and 1995. Mr. Nash was with Ernst & Young for 20 years, leaving the firm as an audit partner in 1992, to become an independent consultant. Mr. Nash received his undergraduate degree in Accounting from the University of Texas and is a certified public accountant in the state of Texas.

     J. William Boyar has been a director since August 1997. Mr. Boyar has been a shareholder in the firm of Boyar & Miller, P.C. since 1990. Boyar & Miller, P.C. represents us as outside counsel on various legal matters. Mr. Boyar has been practicing corporate and real estate law since 1976. Mr. Boyar received his undergraduate degree in English from Tulane University and his J.D. from Tulane University School of Law.

     Daniel Dornier has served as a director since September 1998. From August 1991 to June 1993, Mr. Dornier was an investment banker with SBC-Warburg Dillon Reed. From June, 1993 to June 1995, he served as a private investment manager for various companies owned by the Dornier family. From 1995 to the present, Mr. Dornier has served as president of Dornier Capital Advisors, where he manages investment portfolios for high net worth individuals in Europe and in the United States. Mr. Dornier studied business at the University of Nuertingen, Germany and received an MBA from the Swiss Campus of City University in Bellevue, Washington.

     James S. Cochran, M.D. has been a director since February 1999. Since 1978, Dr. Cochran has been practicing medicine with Urology Specialists & Associates, a private practice of eight physicians in Dallas Texas. Dr. Cochran also holds a position as clinical instructor in urology at the University of Texas Southwestern Medical School as well as the position of chief medical officer of Physicians Data Corp and Ultrasight, Inc. In addition to being a member of numerous professional societies, such as the American Urological Association, the American Medical Association and the American Fertility Society, among others, he is also a member of several national advisory boards including Prime Medical Inc. and Indigo, Inc. Dr. Cochran is the former president of the medical/dental staff of Presbyterian Hospital of Dallas and is chairman of the urology process improvement committee. Dr. Cochran received his undergraduate degree in Biochemistry from Rice University and Doctor of Medicine from the University of Texas Southwestern Medical School.

     N. Rudy Garza has been a director since September 1999. From 1983 to 1996, Mr. Garza served as vice president and chief executive officer of S. D. Garza Engineering, Inc., a civil and environmental engineering company, and was involved in mergers, acquisitions and the raising of equity. In 1996, Mr. Garza founded G-51 Capital, LLC and has served as its president since then. Mr. Garza is a seed and early stage venture capitalist specializing in Texas centric Internet and software companies. Mr. Garza received his undergraduate degree in finance from St. Edward's University and his MBA from the University of Texas.

     I. Bobby Majumder has been a director since May 2000. Mr. Majumder is a partner in the law firm of Gardere & Wynne, L.L.P. and has been practicing corporate and securities law since 1993. Mr. Majumder earned his undergraduate degree in Philosophy from Trinity University and his J.D. from Washington & Lee University.

Director Compensation

     None of the directors receive any compensation or reimbursement of out- of-pocket expenses to attend board meetings. However, all board members are eligible to receive stock options pursuant to our 1997 Incentive Plan. In February 2000, Messrs. Connolly, Boyar, Cochran, Dornier and Garza each were granted options to purchase 100,000 shares of our common stock at an exercise price of $0.453 per share. These options vest and became exercisable in equal monthly installments over a three-year period beginning February 22, 2000. In May 2000, Mr. Majumder was granted options to purchase 100,000 shares of our common stock at an exercise price of $0.625 per share. Mr. Majumder's options vest and become exercisable in equal monthly installments over a three-year period beginning May 3, 2000.

Employment Agreements

     Each officer serves at the discretion of the board of directors, subject to the terms of his employment agreement, if any, and is eligible to receive stock options pursuant to our 1997 Incentive Plan.

     Timothy J. Connolly. On July 1, 1997, we entered into an employment agreement with Timothy J. Connolly, our chief executive officer. On August 2, 1999, the employment agreement was amended to reflect Mr. Connolly's sole position as chairman of the board. As of December 20, 1999, Mr. Connolly was also named president. The initial term of the contract expires December 31, 2001. Thereafter, the contract will be automatically extended for successive one-year periods unless terminated by Mr. Connolly or us. According to the agreement, Mr. Connolly will receive an annual base salary of $250,000 for 2000. Effective as of January 1, 2000, Mr. Connolly's employment agreement was amended to allow him, at his option, to be paid additional shares of common stock in lieu of his future cash salary on terms agreeable to Mr. Connolly and us. In addition to the base salary, Mr. Connolly is entitled to receive an annual bonus. The annual bonus is determined at the beginning of each year and is contingent upon Mr. Connolly's ability to meet certain performance criteria.
Mr. Connolly is entitled to terminate employment with us and receive 100% of the base salary under his contract if a change of control occurs as defined in his contract.

     H. Russel Douglas. On April 1, 2000, we entered into an employment agreement with H. Russel Douglas, our chief technology officer. The initial term of the contract is to expire on September 30, 2000. According to the agreement, Mr. Douglas will receive an annual base salary of $131,247 for 2000. In addition to the base salary, Mr. Douglas is entitled to receive a bonus equal to 12 1/2% of his base salary, contingent upon Mr. Douglas' ability to meet certain performance criteria.

     Jackson L. Nash. On February 14, 2000, we entered into a letter agreement with Jackson L. Nash as our chief financial officer. The term of the agreement is effective until terminated by either the employer or the employee. The contract provides for payment at a rate of $80 per hour.

Other Employment Agreements

     In connection with our reorganization effective December 20, 1999, several of our executive officers' employment agreements were terminated. These executives were Eric A. Black our former chief executive officer, Richard A. Cabrera our former chief financial officer, Milton A. Spiegelhaur our former vice president of sales and marketing, and Robin P. Ritchie our former chief operating officer.

Executive Compensation

     The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to our chief executive officer and to each of the other most highly compensated executive officers during the fiscal year ended December 31, 1999 (the "Named Executive Officers"):


                                                    Annual Compensation                      Long-Term Compensation
                                       ------------------------------------------------  ------------------------------
                                                                                           Securities
    Name and Principal                                                 Other Annual        Underlying       All Other
         Position              Year       Salary          Bonus        Compensation (1)   Options/Sars     Compensation
-------------------------      ------  ----------       ----------    -----------------  --------------    ------------

Eric A. Black (3)              1999    $104,167           25,000          --             1,500,000  (4)         --
  chief executive officer

Timothy J. Connolly            1999    $250,000         $109,250          --                 --                 --
  chairman of the board        1998    $224,417  (5)        --          $11,605   (2)        --                 --
                               1997    $157,833           24,399          9,433   (2)          500              --

Robin P. Ritchie (3)           1999    $161,665             --            --                 --                 --
  chief operating officer      1998    $ 50,000             --            --               300,000  (6)         --

H. Russell Douglas             1999    $178,675         $ 15,020          --                 --                 --
  chief technology officer     1998    $188,401  (5)        --            9,000   (2)      110,000              --
                               1997    $113,500             --            7,500   (2)      100,500              --

Richard A. Cabrera (3)         1999    $103,979         $ 25,000          --               210,000  (4)         --
  chief financial officer                                                                    --                 --

Milton A. Speigelhauer (3)     1999    $159,842             --            --               150,000  (6)         --
  vice-president of            1998       --                --            --                 --                 --
  marketing and sales

_________________
(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(2) This amount includes commissions and car allowance, if pertinent.
(3) On December 20, 1999, Mr. Black, Mr. Ritchie, Mr. Cabrera, and Mr. Spiegelhauer agreed to terminate their employment contracts.
(4) These options were forfeited upon the termination of employment contracts.
(5) Includes 32,143 and 21,429 shares of common stock issued to Timothy J. Connolly and H. Russel Douglas, respectively, in lieu of cash salaries. The value of this amounted to $76,001 and $51,001, respectively.
(6) The unvested options were forfeited upon the termination of employment.
    With respect to the vested options, we agreed to extend the exercisable period for an additional three years from December 20, 1999.

Option Grants/SAR in Last Fiscal Year

                                                                            Individual Grants
                                          ------------------------------------------------------------------------------------
                                               Number of               % of Total
                                               Securities            Options/SAR's
                                               Underlying              granted to            Exercise or
                                              Option/SAR's            employees in            Base Price         Expiration
             Name                               granted               fiscal year             ($/share)             Date
-------------------------------------     ------------------     -------------------      ------------------    --------------
Eric A. Black (1)....................              1,500,000                   71.14%                  $1.03            8/2/09
Richard A. Cabrera (1)...............                210,000                    9.96%                  $1.25           4/15/09


(1) On December 20, 1999 Erick A. Black's and Richard A Cabrera's employment contracts terminated in connection with our reorganization. Upon termination, the Company and Mr. Black and Mr. Cabrera mutually agreed to forfeit the vested and unvested shares of the option grants.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values

     The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 1999 by the Chief Executive Officer and each of the Named Executive Officers listed in the preceding tables:

                                      Number                             Number of Securities              Value of Unexercised
                                        of                              Underlying Unexercised            In-the-Money Options at
                                      Shares                         Options at Fiscal Year-End (#)          Fiscal Year-End ($)
                                   Acquired on         Value       ----------------------------------   ---------------------------
          Name                       Exercise         Realized     Exercisable       Unexercisable      Exercisable   Unexercisable
----------------------------       -----------     -------------   ----------------------------------   ---------------------------
Eric A. Black (2)...........               -                 -              -                   -                 -              -
Timothy J. Connolly.........               -                 -            333                 167                 -              -
Robin P. Ritchie (3)........               -                 -        140,625                   -                 -              -
H. Russel Douglas...........               -                 -        100,000             110,000                 -              -
                                                                          333                 167
Richard A. Cabrera (2)......               -                 -              -                   -                 -              -
Milton A. Speigelhauer (3)..               -                 -         66,667                   -                 -              -
Jackson L. Nash.............               -                 -              -                   -                 -              -

__________________
(1) The value for these options is not presented because the fair market value price of our common stock is less than the option price.
(2) During 1999, Eric A. Black and Richard A. Cabrera were granted options to purchase 1,500,000 and 210,000 shares of our common stock, respectively, in connection with their employment agreements. On December 20, 1999, Mr. Black's and Mr. Cabrera's contracts terminated as the result of our reorganization. Upon termination, Mr. Black and Mr. Cabrera agreed to forfeit the vested and unvested options.
(3) On December 20, 1999, Robin P. Ritchie's and Milton A. Spiegelhauer's employment contracts terminated in connection with our reorganization.
    Upon termination, Mr. Ritchie and Mr. Spiegelhauer agreed to forfeit the unvested options. We extended the life the vested options for an additional three years from December 20, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, derived from our transfer records, filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of common stock as of July 31, 2000 by each person who is known by us to beneficially own more than five percent of the outstanding shares of common stock, each of the named executive officers and directors, and all directors and executive officers as a group.

                                                                           Number
                                                                        of Shares of                   Percent of Class
Name and Address of Beneficial Owner (1)                              Common Stock (2)                        (2)
-----------------------------------------                          -----------------------------------------------------
Greenwich, AG..................................................              7,156,483 (3)                         17.23%
Neuer Wall 32
20354 Hamburg, Germany

Voice Technologies Partners, Ltd...............................              5,590,000                             13.59%

Entrepreneurial Investors Limited..............................              5,498,739                             13.36%
Citibank Building, Second Floor
East Mall Drive
P.O. Box F-42544
Freeport, Bahamas

Timothy J. Connolly............................................              4,704,319 (4), (5)                    11.34%

Jan Carson Connolly............................................              4,704,319 (4), (6)                    11.34%

Daniel Dornier.................................................              8,257,893      (7)                    19.84%
25 Field Point Drive
Greenwich, Connecticut 06830

H. Russel Douglas..............................................              1,583,646 (4), (8)                     3.83%

N. Rudy Garza..................................................                180,555 (9)                           *

J. William Boyar...............................................                176,110 (10)                          *

James S. Cochran, M.D..........................................                 87,055 (11)                          *

I. Bobby Majumder..............................................                 16,666 (12)                          *

Jackson L. Nash................................................                 97,334 (13)                          *

All directors and executive officers as a group (8 persons)....             15,103,578                            35.44%

___________
*  Indicates less than one percent.

(1) Except as otherwise indicated, the addresses for the above-referenced persons are at the Company.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchanges Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(3) Includes 400,000 shares of Common Stock issuable upon exercise of currently exercisable warrants in connection with the Bridge Loan Agreement.
(4) Mr. Connolly has voting and disposition control over the shares of Common Stock owned by Voice Technologies Partners, L.P., by virtue of owning all of the outstanding stock of Voice Technologies Management Corp., the managing general partner of Voice Technologies Partners, L.P. Ms. Carson Connolly and Mr. Douglas also own partnership interests in Voice Technologies Partners, Inc., either in their individual capacities or through other entities in which they have ownership interests.
(5) Includes 157,217 shares of Common Stock issuable upon exercise of currently exercisable warrants in connection with the Bridge Loan Agreements and employee and director stock options. Also includes 2,077,712 shares of Common Stock and warrants beneficially owned by his wife, Jan Carson Connolly.
(6) Includes 160,416 shares of Common Stock issuable upon exercise of currently exercisable warrants in connection with the Bridge Loan Agreement. Also includes 2,618,275 shares of Common Stock beneficially owned by her husband, Timothy J. Connolly.

(7) Includes 79,999 shares of Common Stock issuable upon exercise of director stock options. In addition, Mr. Dornier beneficially owns 6,756,483 shares and 400,000 shares of the common stock and warrant holdings, respectively, of Greenwich, AG, by virtue of being a director and chief executive officer of Greenwich, AG

(8) Includes 181,999 shares of Common Stock issuable upon exercise of employee stock options.

(9) Includes 180,555 shares of Common Stock issuable upon exercise of currently exercisable warrants in connection with Bridge Loan Agreements and director stock options.

(10) Includes 166,110 shares of Common Stock issuable upon exercise of director stock options.

(11) Includes 87,055 shares of Common Stock issuable upon exercise of director stock options.

(12) Includes 16,666 shares of Common Stock issuable upon exercise of director stock options.

(13) Includes 33,334 shares of Common Stock issuable upon exercise of employee options.

                              CERTAIN TRANSACTIONS

Garza Agreement

     On February 22, 2000, we entered into a one-time oral consulting agreement with N. Rudy Garza, one of our directors, that paid Mr. Garza a fee of $10,000 to provide consulting services relating to the preparation and review of our business plan.

G-51 Capital

     In November 1999, we entered into a convertible promissory note and warrant purchase agreement, as amended, with G-51 Capital, an affiliate of N. Rudy Garza who is a member of our board of directors. The note has a stated principal amount of $250,000 and bears interest at 9%. The note is secured by a security interest in certain of our assets. The note is convertible into our common stock at a price of $.37 per share. The conversion price is adjustable downward based on the pricing of future common stock issues or issuances of subsequent convertible issues with more favorable conversion terms. Contingent warrants may be issuable as a result of future equity transactions.

Greenwich, AG

     In July 1999, we entered into a convertible promissory note and warrant purchase agreement with Greenwich, AG, an affiliate of Daniel Dornier who is a member of our board of directors. The note, which we repaid in December 1999, had a stated principal amount of $500,000 and bore interest at 9%. The warrant entitles Greenwich, AG to purchase 400,000 shares of our common stock at $1.25 per share and is currently exercisable.

Lernout & Hauspie Affiliates

     Jo Lernout and Thomas Denys, were appointed to our board of directors on February 8, 1999 and resigned as of December 20, 1999, in connection with our reorganization. Mr. Lernout is an executive with Lernout & Hauspie Speech Products and Mr. Denys is an executive with L&H Investment Co., N.V. The following summarizes agreements between us and Lernout & Hauspie and its affiliates, L&H Investment Co., N.V. and Lonestar Medical Transcription USA, Inc.

     Value Added Reseller Agreement. On September 30, 1998, we entered into a value added reseller agreement with Lernout & Hauspie. Lernout & Hauspie develops and licenses dictation software for use in the health care industry. The agreement gives us rights to a world-wide non-exclusive license of software products developed by Lernout & Hauspie. On December 27, 1998, this agreement was amended to include additional requirements. In accordance with the amended agreement, we agreed to prepay Lernout & Hauspie $1,000,000 (in two installments) for software licenses. Of this amount, $650,000 was paid on December 31, 1998 and the balance of $350,000 was paid on March 31, 1999.

     Series D Preferred Stock Agreement. On December 31, 1998, we entered into a series D preferred stock and warrant purchase agreement to sell up to 5,000 shares of series D convertible preferred stock to L&H Investment. The preferred shares have a par value of $.10 and were priced at $1,000 per share. As of December 20, 1999, the shares were cancelled.

     Lonestar Medical Transcription USA, Inc. Pursuant to an asset purchase agreement dated January 7, 2000 and effective as of December 20, 1999, we sold the net assets and contracts of our medical transcription service operations based in New York, New Jersey, Houston, Texas and Manila the Philippines for approximately $9.4 million to Lonestar and its parent company L&H Investment. Additionally, Lonestar and L&H Investment obtained non-exclusive rights to our VoiceCommander 99 code.

     The $9.4 million purchase price consisted of:

     .  the forgiveness of a $2.0 million promissory note held by Lernout &
        Hauspie

     .  the forgiveness of a $1.5 million promissory note held by L&H
        Investment;

     .  the forgiveness of approximately $94,000 in interest;

     . the retirement of $5.0 million in series D preferred stock held by L&H Investment and forgiveness of approximately $318,000 in dividends; and

     .  approximately $457,000 in cash for our accounts receivable sold.

     We also converted warrants held by L&H Investment to purchase approximately
3.5 million shares of our common stock at $1.25 per share into a warrant to purchase 800,000 shares of our common stock at $0.37 per share. Lonestar became the holder of this warrant and in May 2000 performed a cashless exercise of the warrant for 572,132 shares of our common stock.

     In addition to the purchase price, Lonestar agreed to assume certain employment contracts including those of Eric A. Black, president and chief executive officer, and Richard A. Cabrera, chief financial officer and secretary. Mr. Black and Mr. Cabrera resigned their positions with us, effective as of December 20, 1999. We agreed to release Mr. Black and Mr. Cabrera from the non-compete clauses of their employment contracts.

Bridge Loan Agreements

     During the month of December 1998, we entered into various bridge loan agreements with: Timothy J. Connolly, William T. Kennedy, Robin P. Ritchie and Milton A. Speigelhauer, who were officers; N. Rudy Garza, one of our directors; a former employee; and a third party. The aggregate balance of the 1998 bridge loans was $335,333, and bears interest at 12% per annum. The bridge loans plus accrued interest are payable upon the earlier of six months following the date of the note or three business days following our receipt of $2,000,000 in equity funding. On December 31, 1998, we received $2,000,000 in equity funding and paid the 1998 bridge loans in January, 1999. In connection with the 1998 bridge loans, we granted warrants to purchase 355,495 shares of common stock at exercise prices ranging from $0.94 per share to $1.06 per share.

Series E Preferred Stock Agreement

     On August 18, 1999, we entered into a series E preferred stock purchase agreement to sell up to 2,000 shares of series E convertible preferred stock for $2,000,000 to Greenwich, AG, of which Daniel Dornier is a director. The preferred shares have a par value of $.10 and were priced at $1,000 per share.

Series G Preferred Stock Agreements

     On January 7, 2000, we entered into a Letter Agreement pursuant to which certain of our preferred stockholders agreed to exchange their shares of preferred stock for a new series G preferred stock. The series G preferred stock reduced the conversion price of the existing series of preferred stock and contained a mandatory conversion provision that required the series G preferred stock to be converted into common stock within seven days of issuance. The result of these transactions was the resetting of the conversion price for each existing series of preferred stock followed by an automatic conversion of the new series G preferred stock into our common stock. Each of these series G preferred stock exchange agreements are described below.

     Entrepreneurial Investors, Ltd. On January 20, 2000, we entered into a Stock Exchange Agreement with the Entrepreneurial Investors, Ltd., to exchange their shares of our series A preferred stock for shares of series G preferred stock. On March 23, 2000, Entrepreneurial Investors converted its 186,000 of series A preferred stock into 14,880 shares of series G preferred stock. Upon conversion, Entrepreneurial Investors also received stock dividends amounting to
347.166 shares of series G preferred stock. On March 30 the entire 15,227.166 shares of series G preferred stock automatically converted into 5,075,722 shares of our common stock.

     Holders of Series C Preferred Stock. On February 11, 2000, we entered into a Stock Exchange Agreement with the holders of the our series C preferred stock, which includes Daniel Dornier and certain of his relatives, to exchange their shares of series C preferred stock. On March 1, 2000 and March 23, 2000 the series C investors converted their 153,538.8 series C shares into 15,353.8 shares of series G preferred stock. Upon conversion, the holders of the series C preferred stock received stock dividends amounting to 287.34 shares of series G preferred stock. On March 8, 2000, 14,516.68 shares of series G preferred stock were automatically converted into 4,838,894 shares of our common stock, and on March 30, 2000, the remaining 1,124.458 shares were converted into 374,819 shares of our common stock.

     Greenwich, AG. On February 11, 2000, we entered into a Stock Exchange Agreement with Greenwich, AG to exchange its shares of series E preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. On March 23, 2000, Greenwich, AG conversion, Greenwich, AG received stock dividends amounting to 269.448 shares of Series G Preferred Stock. On March 8, 2000, those 20,269.448 shares of Series G Preferred Stock were converted into 6,756,483 shares or our common stock.

Boyar & Miller, P.C.

     During 1999, we paid Boyar & Miller, P.C. a total of $450,905 in legal fees and expenses for legal work performed as our outside counsel. J. William Boyar, a director, is a shareholder, director and the chairman of Boyar & Miller. The payments represented 8.56% of Boyar & Miller's gross revenues for 1999.

                          DESCRIPTION OF CAPITAL STOCK

     Under our amended and restated certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.10 per share. As of July 31, 2000, we had approximately 41,146,979 shares of common stock and 2,978 shares of series 2 preferred stock outstanding. As of July 31, 2000, we had reserved 1,586,000 shares of common stock for issuance upon exercise of outstanding options and 4,019,571 shares of common stock for issuance upon exercise of warrants.

Common Stock

     Holders of common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of funds legally available therefor. Upon liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

     The board of directors, without any action by our stockholders, is authorized to issue up to a total of 2,000,000 shares of preferred stock in one or more series and to determine the voting rights (including the right to vote as a series on particular matters), preferences as to dividends and in liquidation and the conversion and other rights of each such series. The board of directors could issue a series of preferred stock that could, depending on the terms of such series, provide for a liquidation preference over the common stock or impede the completion of a merger, tender offer or other takeover attempt. The board of directors, in so acting, could issue preferred stock having terms that discourage an acquisition attempt through which an acquiror may be otherwise able to change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interest. In addition, the issuance of preferred stock could adversely affect the voting power of the holders of common stock.

     Series 2 Preferred Stock. Set forth below is a summary of the terms of our outstanding series 2 preferred stock.

     Dividends. The shares of series 2 preferred stock are entitled to dividends payable quarterly in arrears on the first day of January, April, July and October of each year. The dividend rate from the date of issuance is 8.0% per annum. Dividends are payable, at our option, in cash or in additional shares of series 2 preferred stock.

     Liquidation Preference. In the event of any liquidation, dissolution or winding up, voluntary or involuntary, the shares of series 2 preferred stock are entitled to a liquidation preference over the common stock of $100 per share, plus an amount per share equal to all earned but unpaid dividends.

     Conversion. The series 2 preferred stock will be convertible at the holder's option into a number of shares of common stock equal to (i) $100 per share of series 2 preferred sock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of our common stock for the thirty day period immediately preceding the effective date of any such conversion on the Nasdaq Over-the-Counter Bulletin Board. We have agreed to register such shares of common stock issued upon conversion of the series 2 preferred stock for resale under the Securities Act of 1933, as amended, at our expense. These shares of series 2 preferred stock are subject to automatic conversion if we undertake an underwritten public offering with an aggregate market value of $10,000,000 or more.

     Redemption. Any shares of the series 2 preferred stock may be redeemed, at our option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends.

     Ranking. The series 2 preferred stock will be subordinate to all lettered series of preferred stock and to claims of creditors, including holders of our outstanding debt instruments.

     Voting Rights. The series 2 preferred stock has no voting rights before conversion except as provided by law.

Provisions of the Certificate of Incorporation and Delaware Law

     Our Bylaws direct that special meetings of the stockholders may only be called by a majority of the members of the board of directors, the chairman of the board of directors or the president. The Bylaws further provide that stockholders' nominations to the board of directors and other stockholder business proposed to be transaction at stockholder meetings must be timely received by us in a proper written form which meets the prescribed content requirements. These provisions may have the effect of deterring certain tender offers or hostile takeovers or may delay or prevent changes in control of our management.

     Limitation of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and to our stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by section 102(b)(7). Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to us or our stockholders;

     . for acts or omissions not in good faith or that involve intentional, misconduct or a knowing violation of law;

     . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law; or

     . for any transaction from which the director derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, our certificate of incorporation and bylaws provide for mandatory indemnification of our directors and officers, and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent. In addition, we must advance or reimburse our directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them in connection with indemnifiable claims.

     Insofar as we may permit indemnification for liabilities arising under the Securities Act of 1933 to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information concerning the selling stockholders.

                                                Number of Shares                          Number of
                                                Owned and to be        Number of           Shares        Percentage of
                                                 Owned Prior to       Shares Being       Owned After      Shares owned
Selling Stockholders                            Offering (1)(2)       Offered (2)         Offering       after Offering
------------------------------------------    ------------------    ---------------    ---------------   --------------
Hillel Bronstein (3)(4)(5)(6).............          971,232              971,232             --                *
Stuart Szpicek (3)(4)(5)(6)...............          996,212              996,212             --                *
Yaniv Dagan(3)(4)(5)(7)...................          144,616               89,940         54,676                *
Colleen McBrien (8).......................          508,155              508,155             --                *
James McBrien (8).........................          508,155              508,155             --                *
Linda Willhite (9)(10)....................          137,953              132,953          5,000(10)            *
Anita Morrison (11).......................          193,634              193,634             --                *
Timothy Cook (12).........................          700,000              700,000             --                *
Kay Cook (12).............................          700,000              700,000             --                *
Lonestar Medical Transcription USA, Inc.
 (13)....................................           572,132              572,132             --                *
Entrepreneurial Investors LTD (14)(15)...         5,475,422            5,075,722        399,700                *
Cornelius Dornier (15)(16)...............           766,057              764,035          2,022                *
Daniel Dornier(15)(16)(17)...............         8,257,893            7,775,198        482,695             1.16%
Gabriele Dornier(15)(16).................           766,057              764,035          2,022                *
Matthia Dornier(15)(16)..................           510,706              509,358          1,348                *
Silvius Dornier(15)(16)..................         1,021,411            1,018,715          2,696                *
Herman Ebel(15)(16)......................           663,916              662,164          1,752                *
Stephen L. Pampush(15)(16)...............            51,071               50,936            135                *
Peter Widenman(15(16)....................            51,071               50,936            135                *
Entrepreneurial Services LTD (15)16).....           375,811              374,819            992                *
Greenwich, AG (15)(18)...................         7,156,483            6,756,483        400,000                *

_____________
*    Indicates less than one percent.

(1) The selling stockholders have sole voting and sole investment power with respect to all shares owned, except as otherwise noted.
(2) Ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The actual number of shares beneficially owned and offered for sale hereunder is subject to adjustment and could be materially less or more than the estimated account indicated depending upon factors which we cannot predict at this time.
(3) Includes 613,126 shares held by Mr. Bronstein, 633,369 shares held by Mr. Szpicek and 54,576 shares held by Mr. Dagan that we issued upon the conversion of Cornell Transcription, Inc's holdings of our series 1 preferred stock in December 1999, and that Cornell subsequently transferred to the holder. We issued the series 1 preferred stock in December 1999, as a deferred payment of a portion of the purchase price for our acquisition of assets from Cornell.
(4) Includes 77,702 shares held by each of Messrs. Bronstein and Szpicek and 8,179 shares held by Mr. Dagan that we issued in settlement of potential offset claims as set forth in the Forbearance Agreements dated May 4, 2000.
(5) Includes 161,654 shares to be issued to Mr. Bronstein, 166,391 shares to be issued to Mr. Szpicek and 14,685 shares to be issued to Mr. Dagan in lieu of cash interest payable under the terms set forth in the Forbearance Agreements dated May 4, 2000. We estimated these share amounts based on our current stock price.
(6) Includes 118,750 shares underlying warrants to purchase our common stock. These warrants were issued in connection with a May 2000, agreement between us and the holder to extend our deadline for registering the holder's shares of common stock for resale.
(7) Includes 12,500 shares underlying warrants to purchase our common stock. These warrants were issued in connection with a May 2000, agreement between us and the holder to extend our deadline for registering the holder's shares of common stock for resale. Mr. Dagan was employed by us in a sales position from December 1998 through December 1999.
(8) Includes 140,822 shares issued in connection with the conversion of our series 2 preferred stock. 71,819 of these shares are held by Ms. McBrien and 69,003 shares are held by Mr. McBrien, who are married to each other. The McBriens were issued the series 2 preferred stock in connection with our acquisition of PRN Transcription, Inc. in February 1999. Also includes a total of 367,333 shares underlying our series 2 preferred stock to be issued in February 2001 and February 2002, for deferred and contingent purchase price payments in connection with the PRN Transcription acquisition. 187,340 and 179,993 of these shares will be owned by Ms. McBrien and Mr. McBrien, respectively. We estimated the deferred and contingent share amounts based on our current stock price .
(9) Includes 32,953 shares issued in connection with the conversion of our series 2 preferred stock. Ms. Willhite was issued shares of our series 2 preferred stock in connection with our December 1998, acquisition of the assets of Linda R. Willhite Transcription. Also includes a total of 100,000 shares underlying our series 2 preferred stock to be issued in December 2000 and December 2001, for deferred purchase price in connection with the LRW Transcription acquisition. We estimated this deferred share amount based on our current stock price. Ms. Willhite was employed as a manager of one of our divisions from December 1998 through June 2000.
(10) Includes 5,000 shares underlying exercisable stock options issued under our 1997 Incentive Stock Option Plan.
(11) Includes 64,544 shares issuable upon conversion of our series 2 preferred stock. Ms. Morrison was issued shares of our series 2 preferred stock in connection with our acquisition of AM Transcription, Inc. in February 1999. Also includes a total of 129,090 shares underlying our series 2 preferred stock to be issued in February 2001 and February 2002, for deferred purchase price in connection with the AM Transcription acquisition. We estimated this deferred share amount based on our current stock price.

(12) Includes 233,334 shares issuable upon conversion of our series 2 preferred stock held by Ms. and Mr. Cook, who are married to each other. 116,667 of these shares will be owned by each of Mr. and Ms. Cook. Mr. and Ms. Cook were issued shares of our series 2 preferred stock in connection with our May 1999, acquisition of the stock of A Word Above, Inc. Also includes a total of 466,666 shares underlying our series 2 preferred stock to be issued in May 2001 and May 2002, for deferred purchase price in connection with the A Word Above acquisition. 233,333 of these shares will be owned by each of Mr. and Ms. Cook. We estimated this deferred share amount based on our current stock price. Ms. Cook was employed as a manager of one of our wholly-owned subsidiaries from May 1999 through December 1999.

(13) Represents shares issued in connection with the May 2000 cashless exercise of a warrant to purchase our common stock. We issued this warrant in January 2000, in connection with our sale of assets to Lonestar and its parent company.
(14) Entrepreneurial Investors LTD was previously a holder of our series A preferred stock, which was converted into our series G preferred stock in March 2000.
(15) The shares being offered represent shares issued in connection with the conversion of our series G preferred stock in March 2000.
(16) Represents previous holders of our series C preferred stock, which was converted into our series G preferred stock in March 2000. Although some of these holders are related to Daniel Dornier, a member of our board of directors, none are married to, minor children of or members of Mr. Dornier's household.
(17) Mr. Dornier is a member of our board of directors. His holdings include 79,999 shares of common stock issuable upon exercise of director stock options. In addition, Mr. Dornier beneficially owns 6,756,483 and 400,000 shares of the common stock and warrant holdings, respectively, in Greenwich, AG. Mr. Dornier is a member of Greenwich, AG's board of directors.
(18) Greenwich, AG was previously a holder of our series E preferred stock, which was converted into our series G preferred stock in March 2000.


                              PLAN OF DISTRIBUTION

     Pursuant to this prospectus, the selling stockholders may sell shares of common stock from time to time in transactions on such exchanges or markets as the common stock may be listed for trading from time to time, in separately-negotiated transactions, in an underwritten offering, or by a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As used in this prospectus, "selling stockholders" includes pledgees, donees, transferees and other successors in interest to a selling stockholder, who are selling shares received from a selling stockholder after the date of this prospectus. The selling stockholders may sell their common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     Other methods by which the shares of common stock may be sold include, without limitation:

     . transactions which involve cross or block trades or any other transaction permitted by the OTCBB or other trading markets,

     . "at the market" to or through market makers or into an existing market for the common stock,

     . in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     . through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise),

     .  through short sales, or

     .  any combination of any these methods of sale.

     The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the common stock offered hereby, which common stock such broker-dealers may resell pursuant to this prospectus. The selling stockholders may also make sales pursuant to Rule 144 under the Securities Act, if such exemption from registration is otherwise available.

     The selling stockholders and any broker-dealers who act in connection with the sale of shares of common stock hereunder will be subject to prospectus delivery requirements because they may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     After we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

     . the name of each such selling stockholder and of the participating broker-dealer(s);

     .  the type and number of securities involved;

     .  the price at which such securities were sold;

     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     . that such broker-dealer(s) did not conduct any investigations to verify the information set out or incorporated by reference in this prospectus; and

     .  other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions attributable to the sale of common stock, if any, will be borne by the selling stockholders. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales.

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of Applied Voice Recognition, Inc. at December 31, 1998, and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Our consolidated financial statements for the year ended December 31, 1999 included in this prospectus have been audited by Weinstein Spira & Company, P.C., independent auditors, as stated in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) and have been so included in reliance upon the report of Weinstein Spira & Company, P.C. given their authority as experts in accounting and auditing.


                             CHANGES IN ACCOUNTANTS

     On November 17, 1999, Ernst & Young LLP notified us that it was declining to stand for re-election as our independent certifying accountant. The opinion on the financial statements for the year ended December 31, 1998 included an explanatory paragraph describing our financial condition and issues related to the uncertainty as to our ability to continue as a going concern. We and Ernst & Young had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On March 1, 2000, we engaged Weinstein Spira & Company, P.C. as our independent accountants. We did not consult Weinstein Spira & Company, P.C. on any accounting, auditing or financial reporting issue prior to its appointment.

                        APPLIED VOICE RECOGNITION, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                            Page
                                                                                            ----
Independent Auditors' Report................................................................ F-2
Report of Independent Auditor............................................................... F-3
Consolidated Balance Sheets................................................................. F-4
Consolidated Statements of Operations....................................................... F-6
Consolidated Statements of Stockholders' Equity............................................. F-7
Consolidated Statements of Cash Flows....................................................... F-22
Notes to Consolidated Financial Statements.................................................. F-23

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Applied Voice Recognition, Inc.
Houston, Texas

     We have audited the accompanying Consolidated Balance Sheet of Applied Voice Recognition, Inc. as of December 31, 1999, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Voice Recognition, Inc. as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that Applied Voice Recognition, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and cash deficits from operations. Without the assurance of new capital, these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
March 29, 2000

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Applied Voice Recognition, Inc.
Houston, Texas

     We have audited the accompanying Consolidated Balance Sheet of Applied Voice Recognition, Inc. as of December 31, 1998, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Voice Recognition, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that Applied Voice Recognition, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has incurred cash deficits from operations. Without the assurance of new capital, these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                          ERNST & YOUNG, LLP
HOUSTON, Texas
March 27, 1999

                        APPLIED VOICE RECOGNITION, INC.
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                        March 31,                  December 31,
                                                                                        ---------------------------------
                                                                          2000               1999               1998
                                                                    ---------------     --------------    ---------------
CURRENT ASSETS                                                         (unaudited)
Cash and cash equivalents.........................................       $1,093,467         $   53,529         $1,377,913
Accounts receivable, net of allowance of $74,900 at March 31,
  2000 and $74,900 and $32,500 for 1999 and 1998, respectively....          303,521            258,668            213,305
Other receivable..................................................               --            747,137          1,000,000
Inventory.........................................................            4,434                 20             37,221
Prepaid licenses..................................................               --                 --            440,000
Deposits, prepaid expenses and deferred financing costs...........           18,344              6,054             35,927
Deferred expenses.................................................          167,092                               264,570
                                                                    ---------------     --------------    ---------------
  Total Current Assets............................................        1,586,858          1,065,408          3,368,936

PROPERTY AND EQUIPMENT, NET.......................................          692,262            858,492            697,298
                                                                    ---------------     --------------    ---------------
OTHER ASSETS
Prepaid software rights...........................................          970,900            970,900            560,000
Capitalized software cost, net of accumulated amortization of
  $67,697 in 1998.................................................               --                 --            397,369
Other intangibles, net of accumulated amortization of $53,514
  at March 31, 2000 and $42,173 in 1999...........................          435,969            447,310            613,039
Goodwill, net of accumulated amortization of $54,141 at
  March 31, 2000 and $44,988 and $15,555 in 1999 and 1998,
  respectively....................................................          495,760            504,899            657,888
                                                                    ---------------     --------------    ---------------

  Total Other Assets..............................................        1,902,629          1,923,109          2,228,296
                                                                    ---------------     --------------    ---------------

                                                                         $4,181,749         $3,847,009         $6,294,530
                                                                    ===============     ==============    ===============

                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.
                          CONSOLIDATED BALANCE SHEETS


                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    March 31,                   December 31,
                                                                                    --------------------------------------
                                                                      2000                1999                  1998
                                                               -----------------    ----------------    ------------------
CURRENT LIABILITIES                                                (Unaudited)
Trade payables..............................................        $    255,362        $    365,639          $    356,660
Accrued expenses............................................           1,060,074           1,167,416               897,998
Stock dividend payable......................................                  --             246,774               156,536
Current portion of preferred stock payable..................             320,887             474,000               638,144
Common stock payable........................................                  --                  --                13,500
Note payable to sellers.....................................                  --                  --               297,884
Note payable to related party...............................             250,000             250,000
Bridge loans payable........................................                  --                  --               335,333
Current portion of capital lease obligation.................              64,354              64,354                41,493
Current portion of long-term debt...........................              58,333              65,977                11,542
Deferred revenue............................................                  --                  --                39,120
                                                               -----------------    ----------------    ------------------
  Total Current Liabilities.................................           2,009,010           2,634,160             2,788,210
                                                               -----------------    ----------------    ------------------

Preferred stock payable, net of current portion.............             683,460             683,460                70,683
Capital lease, net of current portion.......................             239,424             279,670                97,869
Long-term debt, net of current portion......................              54,698             141,091                   797
                                                               -----------------    ----------------    ------------------
  Total Liabilities.........................................           2,986,592           3,738,381             2,957,559
                                                               -----------------    ----------------    ------------------

STOCKHOLDERS' EQUITY
Preferred Stock; $.10 par value; 2,000,000 shares authorized
 Series A; 186,000 shares issued and outstanding in 1998....                  --                  --                18,600
Series B; 1,680 and 2,285 shares issued and outstanding in
 1999 and 1998, respectively................................                  --                 168                   228
Series C; 153,538 issued and outstanding in 1998............                  --                  --                15,353
Series D; 3,000 shares issued and outstanding in 1998.......                  --                  --                   300
Series 2; 644 shares and 500 shares issued and outstanding
 in 2000 and 1999, respectively.............................                  64                  50
Common Stock; $.001 par value; 50,000,000 shares authorized;
 38,808,083, 35,269,794 and 16,040,994 shares issued and
 outstanding in 2000, 1999 and 1998, respectively...........              38,808              35,269                16,040

Paid-in Capital.............................................          19,741,893          18,199,066            18,136,867

Accumulated Deficit.........................................         (18,585,608)        (18,125,925)          (14,850,417)
                                                               -----------------    ----------------    ------------------
Total Stockholders' Equity..................................           1,195,157             108,628             3,336,971
                                                               -----------------    ----------------    ------------------

Total Liabilities and Stockholders' Equity..................        $  4,181,749        $  3,847,009          $  6,294,530
                                                               =================    ================    ==================

                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Three Months Ended                     For the Year Ended
                                                              March 31,                             December 31,
                                                   ---------------------------------   ------------------------------------
                                                        2000                1999                1999              1998
                                                   --------------    ---------------   ----------------     ---------------
                                                     (unaudited)
Net hardware, software and related revenues.......             --        $   469,949        $   503,843         $   302,254
Net transcription service revenues................      $ 607,375            749,169          4,757,967             415,103
                                                   --------------    ---------------   ----------------     ---------------

              Total Net Revenues..................        607,375          1,219,118          5,261,810             717,357

Hardware, software and related cost of sales......             --             52,567            428,643             202,125
Transcription cost of services....................        472,285            500,745          3,622,523             230,121
                                                   --------------    ---------------   ----------------     ---------------

              Total Cost of Sales.................        472,285            553,312          4,051,166             432,246
                                                   --------------    ---------------   ----------------     ---------------

Gross Margin......................................        135,090            665,806          1,210,644             285,111
                                                   --------------    ---------------   ----------------     ---------------

OPERATING EXPENSES
Marketing and sales...............................         12,156            169,292            797,745           1,265,927
General and administrative........................        500,535          1,525,327          7,024,097           5,640,238
Research and development..........................         13,752            263,241            711,404             754,170
                                                   --------------    ---------------   ----------------     ---------------

              Total Operating Expenses............        526,443          1,957,860          8,533,246           7,660,335
                                                   --------------    ---------------   ----------------     ---------------

Operating Margin..................................       (391,353)        (1,292,054)        (7,322,602)         (7,375,224)
                                                   --------------    ---------------   ----------------     ---------------

OTHER INCOME (EXPENSES)
Other income (expense)............................         (1,330)             7,603            (52,556)              2,497
Interest income...................................             --             11,961             24,397              72,013
Interest expense..................................        (67,000)           (46,833)          (867,902)           (216,680)
Loss on investments...............................             --                 --                 --            (803,125)
                                                   --------------    ---------------   ----------------     ---------------

              Total Other Income (Expense)........        (68,330)           (27,269)          (896,061)           (945,295)
                                                   --------------    ---------------   ----------------     ---------------

LOSS BEFORE EXTRAORDINARY ITEM....................       (459,683)        (1,319,323)        (8,218,663)         (8,320,519)

Gain on extinguishment of debt....................             --                 --          5,562,750                  --
                                                   --------------    ---------------   ----------------     ---------------

NET LOSS..........................................      $(459,683)       $(1,319,323)       $(2,655,913)        $(8,320,519)
                                                   ==============    ===============   ================     ===============

BASIC AND DILUTED EARNINGS PER SHARE:

Loss before extraordinary item....................         $(0.01)            $(0.09)            $(0.50)             $(0.68)

Extraordinary gain................................             --                 --               0.34                  --
                                                   --------------    ---------------   ----------------     ---------------

NET LOSS                                                   $(0.01)            $(0.09)            $(0.16)             $(0.68)
                                                   ==============    ===============   ================     ===============

                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                      2000


                                    Preferred Stock
                                 -------------------
                                       Series A                  Series B                 Series C                Series D
                                       --------                  --------                 --------                --------
                                 Shares       Amount       Shares       Amount       Shares      Amount      Shares      Amount
                                 ------       ------       ------       ------       ------      ------      ------      ------
Balance at December 31, 1997      312,500     $ 31,250

Issuance of 129,399 shares
 of common stock in lieu of
 officer's compensation

Issuance of 14,407 shares of
 common stock in lieu of
 employee cash bonuses

Issuance of 44,286 shares of
 common stock for services

Issuance of additional
 56,000 shares of common
 stock as part of previous
 stock transaction

Issuance of 25,000 shares of
 common stock in connection
 with furniture purchase

Issuance of warrants to
 purchase 532,000 shares of
 common stock for consulting
 services

Issuance of warrants and
 options to purchase
 1,020,000 shares of common
 stock for advisory services

Issuance of warrant to
 purchase 355,500 shares in
 connection with bridge loan
 financing

Exercise of options to
 purchase 51,167 shares of
 common stock

Conversion of 126,500 shares
 of Series A Preferred Stock
 in exchange for 683,100
 shares of common stock          (126,500)     (12,650)

Series A Preferred Stock
 Dividend paid with common
 stock

Sale of 3,000 shares of
 shares of Series B
 Preferred Stock for
 $3,000,000 in connection
 with private placement                                       3,000         $300

Expected deemed dividend
 related to discount on
 conversion of Series B
 Preferred Stock

Issuance of warrant to
 purchase 150,000 shares, to
 third party, in connection
 with Series B Private
 Placement

Conversion of 715 shares of
 Series B Preferred Stock in
 exchange for 1,147,171
 shares of common stock                                        (715)         (72)

Series B Preferred Stock
 Dividend paid with common
 stock

Sale of 220,750 shares of
 Series C Preferred Stock
 for $2,207,500 in
 connection with private
 placement                                                                            220,750     $22,075

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
 For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                      2000

                                                    Preferred Stock
                                                    ---------------
                                                       Series A         Series B         Series C          Series D
                                                       --------         --------         --------          --------
                                                    Shares   Amount  Shares  Amount   Shares   Amount   Shares  Amount
                                                    ------   ------  ------  ------   ------   ------   ------  ------
Issuance of Series C Preferred shares, to third
 party, in connection with Series C Private
 Placement                                                                            11,038    1,104

Cash expense related to Series C Private Placement

Issuance of warrant to purchase 220,750 shares, to third party, in connection with Series C
 Private Placement

Conversion of 78,250 shares of Series C Preferred
 Stock in exchange for 782,500 shares of common
 stock                                                                               (78,250)  (7,826)

Series C Preferred Stock dividend paid with common stock

Sale of 3,000 shares of Series D Preferred Stock
 for $3,000,000 in connection with private
 placement                                                                                               3,000    $300

Cash expenses on legal and placement costs related to Series D Private Placement

Issuance of two warrants to purchase a total of 2,000,000 shares, to Series D Investor, in connection with Series D Private Placement

Accrued dividend on Preferred Stock Series A & C

Unrealized holding loss

Investment write-off

Net loss for the twelve months ended December 31,
 1998

Balance at December 31, 1998                        186,000  18,600   2,285     228  153,538   15,353    3,000     300

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                              Preferred Stock
                                              ---------------
                                                    Series A            Series B            Series C            Series D
                                              --------------------  ----------------  --------------------  ----------------
                                               Shares     Amount    Shares   Amount    Shares     Amount    Shares   Amount
                                              ---------  ---------  -------  -------  ---------  ---------  -------  -------

Exercise of stock options

Issuance of 2,000 shares of Series D
   Preferred Stock and related warrants                                                                       2,000      200

Expiration of warrants

Stock bonus paid to employees

Common Stock issued for services

Issuance of warrants in connection with
   promissory note

Conversion of Series B Preferred shares                                (605)     (60)

Issuance of Series E Preferred Stock and related warrants

Preferred Stock and warrants retired in
   connection with sale of assets and
   issuance of warrants                                                                                      (5,000)    (500)

Conversion of A, C and E Preferred Stock
   to Common Stock                            (186,000)   (18,600)                    (153,538)   (15,353)

Issuance of Preferred Stock for debt

Issuance of Common Stock for debt

Common Stock issued for payment of
   accrued dividends on Preferred Stock

Preferred Stock dividend

Net loss

Balance at December 31, 1999                             $            1,680  $   168             $                   $

Conversion of Series B
   Preferred Stock                                                   (1,680)    (168)

Issuance of Series 2 Preferred Stock for payment of preferred stock payable

Issuance of common stock for officer's
   compensation and expense reimbursement

Issuance of common stock for former
   officer's severance pay

Accrued dividends on preferred stock
   Series B

Conversion of Series 2 Preferred Stock

Warrant and stock option exercises

Reclassification

Net loss
                                              ---------  ---------  -------  -------  ---------  ---------  -------  -------
Balance at March  31, 2000                       --      $   --       --     $  --       --      $   --       --     $  --
                                              =========  =========  =======  =======  =========  =========  =======  =======

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                         Preferred Stock
                                         ---------------
                                           Series E                Series 2
                                         ----------              ----------
                                           Shares      Amount      Shares      Amount
                                         ----------  ----------  ----------  ---------

Balance at December 31, 1997

Issuance of 129,399 shares of common
   stock in lieu of officer's compensation

Issuance of 14,407 shares of common
   stock in lieu of employee cash bonuses

Issuance of 44,286 shares of common
   stock for services

Issuance of additional 56,000 shares of
   common stock as part of previous
   stock transaction

Issuance of 25,000 shares of common
   stock in connection with furniture
   purchase

Issuance of warrants to purchase
   532,000 shares of common stock for
   consulting services

Issuance of warrants and options to
   purchase 1,020,000 shares of common
   stock for advisory services

Issuance of warrant to purchase 355,500
   shares in connection with bridge loan
   financing

Exercise of options to purchase 51,167
   shares of common stock

Conversion of 126,500 shares of Series A
   Preferred Stock in exchange for
   683,100 shares of common stock

Series A Preferred Stock Dividend paid
   with common stock

Sale of 3,000 shares of shares of Series B
   Preferred Stock for $3,000,000 in
   connection with private placement

Expected deemed dividend related to
   discount on conversion of Series B
   Preferred Stock

Issuance of warrant to purchase 150,000
   shares, to third party, in connection
   with Series B Private Placement

Conversion of 715 shares of Series B
   Preferred Stock in exchange for
   1,147,171 shares of common stock

Series B Preferred Stock Dividend paid
   with common stock

Sale of 220,750 shares of Series C
   Preferred Stock for $2,207,500 in
   connection with private placement


                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000

                                                        Preferred Stock
                                                        ---------------
                                                          Series E                Series 2
                                                        ----------              ----------
                                                          Shares      Amount      Shares      Amount
                                                        ----------  ----------  ----------  ----------
Issuance of Series C
 Preferred shares, to third
 party, in connection with
 Series C Private Placement

Cash expense related to
 Series C Private Placement

Issuance of warrant to
 purchase 220,750 shares, to
 third party, in connection
 with Series C Private
 Placement

Conversion of 78,250 shares
 of Series C Preferred Stock
 in exchange for 782,500
 shares of common stock

Series C Preferred Stock
 dividend paid with common
 stock

Sale of 3,000 shares of
 Series D Preferred Stock
 for $3,000,000 in
 connection with private
 placement

Cash expenses on legal and
 placement costs related to
 Series D Private Placement

Issuance of two warrants to
 purchase a total of
 2,000,000 shares, to Series
 D Investor, in connection
 with Series D Private
 Placement

Accrued dividend on
 Preferred Stock Series A & C

Unrealized holding loss

Investment write-off

Net loss for the twelve
 months ended December 31,
 1998

Balance at December 31, 1998

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                    Preferred Stock
                                                    ---------------
                                                      Series E                Series 2
                                                    ----------               ---------
                                                      Shares       Amount     Shares      Amount
                                                    ----------   ----------  ---------  ---------

Exercise of stock options

Issuance of 2,000 shares of Series D
   Preferred Stock and related warrants

Expiration of warrants

Stock bonus paid to employees

Common Stock issued for services

Issuance of warrants in connection with
   promissory note

Conversion of Series B Preferred shares

Issuance of Series E Preferred Stock and
   related warrants                                      2,000          200

Preferred Stock and warrants retired in
   connection with sale of assets and
   issuance of warrants

Conversion of A, C and E Preferred Stock
   to Common Stock                                      (2,000)        (200)

Issuance of Preferred Stock for debt                                               500         50

Issuance of Common Stock for debt

Common Stock issued for payment of
   accrued dividends on Preferred Stock

Preferred Stock dividend

Net loss

Balance at December 31, 1999                                     $                 500  $      50

Conversion of Series B Preferred Stock

Issuance of Series 2 Preferred Stock for
   payment of preferred stock payable                                            1,902        190

Issuance of common stock for officer's
   compensation and expense reimbursement

Issuance of common stock for former
   officer's severance pay

Accrued dividends on preferred stock
   Series B

Conversion of Series 2
   Preferred Stock                                                              (1,758)      (176)

Warrant and stock option exercises

Reclassification

Net loss
                                                    ----------   ----------  ---------  ---------
Balance at March 31, 2000                               --       $   --            644  $      64
                                                    ==========   ==========  =========  =========

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                      Common Stock                        Additional Paid-in Capital
                                               --------------------------  --------------------------------------------------------
                                                  Shares        Amount       Series A        Series B       Series C      Series D
                                               ------------  ------------  -------------  --------------  ------------  -----------



Balance at December 31, 1997                     12,989,820   $    12,991

Issuance of 129,399 shares of common
   stock in lieu of officer's compensation          129,399           129

Issuance of 14,407 shares of common
   stock in lieu of employee cash bonuses            14,047            14

Issuance of 44,286 shares of common
   stock for services                                44,286            44

Issuance of additional 56,000 shares of
   common stock as part of previous
   stock transaction                                 56,250            56

Issuance of 25,000 shares of common
   stock in connection with furniture
   purchase                                          25,000            25

Issuance of warrants to purchase
   532,000 shares of common stock for
   consulting services

Issuance of warrants and options to
   purchase 1,020,000 shares of common
   stock for advisory services

Issuance of warrant to purchase 355,500
   shares in connection with bridge loan
   financing

Exercise of options to purchase 51,167
   shares of common stock                            51,167            50

Conversion of 126,500 shares of Series A
   Preferred Stock in exchange for
   683,100 shares of common stock                   683,100           683   $   (999,350)

Series A Preferred Stock Dividend paid
   with common stock                                 70,217            70

Sale of 3,000 shares of shares of Series B
   Preferred stock for $3,000,000 in
   connection with private placement
                                                                                           $   2,999,700

Expected deemed dividend related to
   discount on conversion of Series B
   Preferred Stock                                                                               852,999

Issuance of warrant to purchase 150,000
   shares, to third party, in connection
   with Series B Private Placement

Conversion of 715 shares of Series B
   Preferred Stock in exchange for
   1,147,171 shares of common stock               1,147,171         1,147                     (1,252,488)

Series B Preferred Stock Dividend paid
   with common stock                                 22,812            23

Sale of 220,750 shares of Series C
   Preferred Stock for $2,207,500 in
   connection with private placement                                                                       $ 2,185,425


                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                    Common Stock        Additional Paid-in Capital
                                                    ------------------  --------------------------------------------
                                                        Shares  Amount   Series A   Series B   Series C     Series D
                                                    ----------  ------  ---------  ---------  ---------   ----------


Issuance of Series C Preferred shares, to third party, in connection with Series C
   Private Placement

Cash expense related to Series C Private
   Placement

Issuance of warrant to purchase 220,750
   shares, to third party, in connection
   with Series C Private Placement

Conversion of 78,250 shares of Series C
   Preferred Stock in exchange for
   782,500 shares of common stock                      782,500     783                         (774,675)

Series C Preferred Stock dividend paid
   with common stock                                    25,225      25

Sale of 3,000 shares of Series D Preferred
   Stock for $3,000,000 in connection
   with private placement                                                                                 $2,999,700

Cash expenses on legal and placement
   costs related to Series D Private
   Placement

Issuance of two warrants to purchase a
   total of 2,000,000 shares, to Series D
   Investor, in connection with Series D
   Private Placement

Accrued dividend on Preferred Stock
   Series A & C

Unrealized holding loss

Investment write-off

Net loss for the twelve months ended
   December 31, 1998

Balance at December 31, 1998                        16,040,994  16,040  1,469,400  2,600,210  1,410,750    2,999,700


                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                    Common Stock          Additional Paid-in Capital
                                                    --------------------  ------------------------------------------------------
                                                      Shares     Amount     Series A      Series B      Series C      Series D
                                                    ----------  --------  ------------  ------------  ------------  ------------



Exercise of stock options                               10,000        10

Issuance of 2,000 shares of Series D
   Preferred Stock and related warrants                                                                                2,274,800

Expiration of warrants

Stock bonus paid to employees                           26,320        26

Common Stock issued for services                        17,820        18

Issuance of warrants in connection with
   promissory note

Conversion of Series B Preferred shares                608,680       609                    (606,175)

Issuance of Series E Preferred Stock and related warrants

Preferred Stock and warrants retired in
   connection with sale of assets and
   issuance of warrants                                                                                               (4,999,500)

Conversion of A, C and E Preferred Stock
   to Common Stock                                  17,045,918    17,046    (1,469,400)                 (1,410,750)

Issuance of Preferred Stock for debt

Issuance of Common Stock for debt                    1,468,539     1,469

Common Stock issued for payment of
   accrued dividends on Preferred Stock                 51,523        51

Preferred Stock dividend

Net loss

Balance at December 31, 1999                        35,269,794  $ 35,269  $             $  1,994,035  $             $    275,000

Conversion of Series B
   Preferred Stock                                   1,672,020     1,672                  (1,994,035)

Issuance of Series 2 Preferred Stock for payment of preferred stock payable

Issuance of common stock for officer's
   compensation and expense reimbursement              654,703       656

Issuance of common stock for former
   officer's severance pay                             398,149       398

Accrued dividends on preferred stock
   Series B

Conversion of Series 2 Preferred Stock                 143,039       143

Warrant and stock option exercises                     670,378       670

Reclassification                                                                                                        (275,000)

Net loss
                                                    ----------  --------  ------------  ------------  ------------  ------------
Balance at March  31, 2000                          38,808,083  $ 38,808  $    --       $    --       $    --       $     --
                                                    ==========  ========  ============  ============  ============  ============

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                   Additional Paid-in Capital
                                                   --------------------------
                                                      Series E                     Series 2                          Common
                                                   -----------   ------------   -----------   ------------    -------------



Balance at December 31, 1997                                                                                  $   6,212,101

Issuance of 129,399 shares of common
   stock in lieu of officer's compensation                                                                          313,255

Issuance of 14,407 shares of common
   stock in lieu of employee cash bonuses                                                                            33,418

Issuance of 44,286 shares of common
   stock for services                                                                                               116,956

Issuance of additional 56,000 shares of
   common stock as part of previous
   stock transaction                                                                                                    (56)

Issuance of 25,000 shares of common
   stock in connection with furniture
   purchase                                                                                                          20,275

Issuance of warrants to purchase
   532,000 shares of common stock for
   consulting services                                                                                              596,780

Issuance of warrants and options to
   purchase 1,020,000 shares of common
   stock for advisory services                                                                                      390,650

Issuance of warrant to purchase 355,500
   shares in connection with bridge loan
   financing                                                                                                        121,959

Exercise of options to purchase 51,167
   shares of common stock                                                                                            90,259

Conversion of 126,500 shares of Series A
   Preferred Stock in exchange for
   683,100 shares of common stock                                                                                 1,011,317

Series A Preferred Stock Dividend paid
   with common stock                                                                                                111,779

Sale of 3,000 shares of shares of Series B
   Preferred Stock for $3,000,000 in
   connection with private placement

Expected deemed dividend related to
   discount on conversion of Series B
   Preferred Stock

Issuance of warrant to purchase 150,000
   shares, to third party, in connection
   with Series B Private Placement                                                                                   93,000

Conversion of 715 shares of Series B
   Preferred Stock in exchange for
   1,147,171 shares of common stock                                                                               1,251,413

Series B Preferred Stock Dividend paid
   with common stock                                                                                                 20,275

Sale of 220,750 shares of Series C
   Preferred Stock for $2,207,500 in
   connection with private placement


                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                   Additional Paid-in Capital
                                                   --------------------------
                                                      Series E                     Series 2                          Common
                                                   -----------   ------------   -----------   ------------    -------------


Issuance of Series C Preferred shares, to third party, in connection with Series C
   Private Placement

Cash expense related to Series C Private
   Placement

Issuance of warrant to purchase 220,750
   shares, to third party, in connection
   with Series C Private Placement                                                                                   66,225

Conversion of 78,250 shares of Series C
   Preferred Stock in exchange for
   782,500 shares of common stock                                                                                   781,718

Series C Preferred Stock dividend paid
   with common stock                                                                                                 20,912

Sale of 3,000 shares of Series D Preferred
   Stock for $3,000,000 in connection
   with private placement

Cash expenses on legal and placement
   costs related to Series D Private
   Placement

Issuance of two warrants to purchase a
   total of 2,000,000 shares, to Series D
   Investor, in connection with Series D
   Private Placement                                                                                                720,000

Accrued dividend on Preferred Stock
   Series A & C

Unrealized holding loss

Investment write-off

Net loss for the twelve months ended
   December 31, 1998

Balance at December 31, 1998                                                                                     11,972,236


                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                    Additional Paid-in Capital
                                                    ---------------------------
                                                            Series E           Series 2            Common
                                                    -----------------     ---------------     ------------


Exercise of stock options                                                                            9,990

Issuance of 2,000 shares of Series D
   Preferred Stock and related warrants

Expiration of warrants                                                                            (606,949)

Stock bonus paid to employees                                                                       32,890

Common Stock issued for services                                                                    19,016

Issuance of warrants in connection with
   promissory note                                                                                 436,710

Conversion of Series B Preferred shares                                                            605,626

Issuance of Series E Preferred Stock and
   related warrants                                  $      1,999,800                               74,000

Preferred Stock and warrants retired in
   connection with sale of assets and
   issuance of warrants                                                                         (1,126,260)

Conversion of A, C and E Preferred Stock
   to Common Stock                                         (1,999,800)                           4,964,779

Issuance of Preferred Stock for debt                                       $       49,950

Issuance of Common Stock for debt                                                                  447,397

Common Stock issued for payment of                                                                  39,427
    accrued dividends on Preferred Stock

Preferred Stock dividend

Net loss

Balance at December 31, 1999                         $                     $       49,950      $16,868,561

Conversion of Series B
   Preferred Stock                                                                               2,163,367

Issuance of Series 2 Preferred Stock for
   payment of preferred stock payable                                             190,020

Issuance of common stock for officer's
   compensation and expense reimbursement                                                          226,236

Issuance of common stock for former
   officer's severance pay                                                                         112,952

Accrued dividends on preferred stock
   Series B                                                                                         18,770

Conversion of Series 2 Preferred Stock                                           (175,490)         175,523

Warrant and stock option exercises                                                                 825,484

Reclassification                                                                                   275,000

Net loss
                                                    -----------------     ---------------     ------------
Balance at March 31, 2000                           $      --             $        64,480     $ 20,665,893
                                                    =================     ===============     ============

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                     2000


                                                                       Other
                                                    Reduction of    Accumulated
                                                       Paid-in     Comprehensive    Accumulated
                                                       Capital     Income (Loss)      Deficit        Total
                                                    -------------  --------------  -------------  ------------


Balance at December 31, 1997                         $ (1,140,433)  $      62,221   $ (5,367,280)  $ 2,279,600

Issuance of 129,399 shares of common
   stock in lieu of officer's compensation                                                             313,384

Issuance of 14,407 shares of common
   stock in lieu of employee cash bonuses                                                               33,432

Issuance of 44,286 shares of common
   stock for services                                                                                  117,000

Issuance of additional 56,000 shares
   of common stock as part of previous
   stock transaction

Issuance of 25,000 shares of common
   stock in connection with furniture
   purchase                                                                                             20,300

Issuance of warrants to purchase
   532,000 shares of common stock for
   consulting services                                                                                 596,780

Issuance of warrants and options to
   purchase 1,020,000 shares of common
   stock for advisory services                                                                         390,650

Issuance of warrant to purchase 355,500
   shares in connection with bridge loan
   financing                                                                                           121,959

Exercise of options to purchase 51,167
   shares of common stock                                                                               90,309

Conversion of 126,500 shares of Series A
   Preferred Stock in exchange for 683,100
   shares of common stock

Series A Preferred Stock Dividend paid
   with common stock                                                                    (111,849)

Sale of 3,000 shares of shares of Series B
   Preferred stock for $3,000,000 in
   connection with private placement                                                                 3,000,000


Expected deemed dividend related to
   discount on conversion of Series B
   Preferred Stock                                                                      (852,998)

Issuance of warrant to purchase 150,000
   shares, to third party, in connection
   with Series B Private Placement                        (93,000)

Conversion of 715 shares of Series B
   Preferred Stock in exchange for
   1,147,171 shares of common stock

Series B Preferred Stock Dividend paid
   with common stock                                                                     (20,298)

Sale of 220,750 shares of Series C
   Preferred Stock for $2,207,500 in
   connection with private placement                                                                 2,207,500


                                                                       Other
                                                    Reduction of    Accumulated
                                                       Paid-in     Comprehensive    Accumulated
                                                       Capital     Income (Loss)      Deficit       Total
                                                    -------------  --------------  ------------  ----------
 Issuance of Series C Preferred shares,
    to third party, in connection with Series
    C Private  Placement                                                                              1,104


 Cash expense related to Series C Private
    Placement                                            (230,771)                                 (230,771)


 Issuance of warrant to purchase 220,750 shares,
    to third party, in connection with Series
    C Private Placement                                   (66,225)


 Conversion of 78,250 shares of Series C Preferred
    Stock in exchange for 782,500 shares of common stock

 Series C Preferred Stock dividend paid with
    common stock                                                                        (20,937)


 Sale of 3,000 shares of Series D Preferred Stock
    for $3,000,000 in connection with private
    placement                                                                                     3,000,000

 Cash expenses on legal and placement costs
    related to Series D Private Placement                 (65,000)                                  (65,000)


 Issuance of two warrants to purchase a total of
    2,000,000 shares, to Series D Investor, in
    connection with Series D Private Placement           (720,000)


 Accrued dividend on Preferred Stock Series A & C                                      (156,536)   (156,536)

 Unrealized holding loss                                                (675,643)                  (675,643)

 Investment write-off                                                    613,422                    613,422

 Net loss for the twelve months ended December 31,
    1998                                                                             (8,320,519) (8,320,519)

Balance at December 31, 1998                           (2,315,429)                  (14,850,417)  3,336,971

                        APPLIED VOICE RECOGNITION, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
 For the Years Ended December 31, 1999 and 1998 and the Quarter Ended March 31,
                                      2000


                                                                       Other
                                                    Reduction of    Accumulated
                                                       Paid-in     Comprehensive    Accumulated
                                                       Capital     Income (Loss)      Deficit          Total
                                                    ------------   -------------   ------------    -------------
Exercise of stock options                                                                                 10,000

Issuance of 2,000 shares of Series D Preferred
   Stock and related warrants                           (275,000)                                      2,000,000

Expiration of warrants                                   606,949

Stock bonus paid to employees                                                                             32,916

Common Stock issued for services                                                                          19,034

Issuance of warrants in connection with
 promissory note                                                                                         436,710

Conversion of Series B Preferred shares

Issuance of Series E Preferred Stock and related
 warrants                                               (104,000)                                      1,970,000

Preferred Stock and warrants retired in
 connection with sale of assets and issuance of
 warrants                                                995,000                                      (5,131,260)


Conversion of A, C and E Preferred Stock to
 Common Stock                                            104,000                                         171,421


Issuance of Preferred Stock for debt                                                                      50,000

Issuance of Common Stock for debt                                                                        448,866

Common Stock issued for payment of accrued
 dividends on Preferred Stock                                                                             39,478


Preferred Stock dividend                                                               (619,595)        (619,595)

Net loss                                                                             (2,655,913)      (2,655,913)
Balance at December 31, 1999                           $(988,480)  $               $(18,125,925)     $   108,628

Conversion of Series B Preferred Stock                                                                   170,836

Issuance of Series 2 Preferred Stock for payment
 of preferred stock payable                                                                              190,210

Issuance of common stock for officer's
 compensation and expense reimbursement                                                                  226,892

Issuance of common stock for former
 officer's severance pay                                                                                 113,350

Accrued dividends on preferred stock Series B                                                             18,770

Conversion of Series 2 Preferred Stock                                                                        --

Warrant and stock option exercises                                                                       826,154

Reclassification

Net loss                                                                               (459,683)        (459,683)
                                                    ------------   -------------   ------------    -------------
Balance at March  31, 2000                          $   (988,480)  $               $(18,585,608)   $   1,195,157
                                                    ============   =============   ============    =============

                        APPLIED VOICE RECOGNITION, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Three Months Ended             For the Year Ended
                                                                              March 31,                     December 31,
                                                                   -------------------------------  -----------------------------
                                                                       2000               1999          1999            1998
                                                                   -------------     -------------  -------------   -------------
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss....................................................... $    (459,683)    $  (1,319,323) $  (2,655,913)  $  (8,320,519)
   Adjustments to reconcile net loss to cash used in
     operating activities:
       Depreciation and amortization..............................        80,101           122,575        659,775         197,713
       Amortization of deferred compensation....................          59,144                --             --              --
       Loss on investment write-off...............................            --                --             --         803,125
       Loss on inventory write-off................................            --                --             --          36,900
       Stock and warrants issued for services and finance costs...            --                --        455,744       1,737,836
       Stock and options issued as compensation...................            --                --         32,916         346,816
       Gain on extinguishment of debt.............................            --                --     (5,562,750)             --
       Interest on preferred stock payable........................        37,097                --        206,852              --
       Write-down of prepaid software rights......................            --                --        329,100              --
       Changes in operating assets and liabilities:
          Accounts receivable.....................................       (44,853)         (599,346)      (179,727)        334,597
          Other receivable........................................       747,137                --             --              --
          Inventory...............................................        (4,414)          (21,038)        37,201         245,543
          Prepaid licenses........................................            --                --       (300,000)       (750,000)
          Deposits, prepaid expenses, deferred finance costs, and
           other assets...........................................       (12,290)         (114,150)       300,130        (754,523)
          Deferred revenues.......................................            --           (26,500)       (39,120)        (29,514)
          Accounts payable and accrued expenses...................       (15,476)         (336,251)      (124,941)        103,590
          Common stock payable....................................            --                --        (13,500)         13,500
                                                                   -------------     -------------  -------------   -------------
       Net Cash Used in Operating Activities......................       386,763        (2,294,033)    (6,854,233)     (6,034,936)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment..........................................       (19,799)         (105,516)    (1,372,552)       (369,516)
   Proceeds from sale of assets...................................            --                --        696,939              --
   Cash paid for purchase of transcription companies..............            --           (490,000)     (775,000)       (398,312)
   Capitalized software costs.....................................       (18,896)               --             --        (300,025)
                                                                   -------------     -------------  -------------   -------------
       Net Cash Used in Investing Activities......................       (38,695)         (595,516)    (1,450,613)     (1,067,853)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from bridge loans.....................................            --           240,000      4,000,000         335,333
   Principal payment on seller debt...............................            --                --       (297,884)             --
   Principal payment on bridge loans..............................            --                --       (500,000)             --
   Principal payment on third party debt..........................       (94,037)         (528,506)       (45,104)        (42,882)
   Principal payment on related party debt........................            --                --       (335,333)       (126,250)
   Principal payments under capital lease.........................       (40,246)           (6,327)       (71,217)        (17,835)
   Warrants and options granted in connection with bridge loans...            --                --             --         121,959
   Proceeds from related party debt...............................            --                --        250,000              --
   Cash expenditures related to sale of stock.....................            --                --             --        (295,771)
   Stock options and warrants exercised...........................       826,153            10,000         10,000          90,309
                                                                   -------------     -------------  -------------   -------------
       Net Cash Provided by Financing Activities..................       691,870         2,715,167      6,980,462       7,273,467

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............     1,039,938          (174,382)    (1,324,384)        170,678
Cash and Cash Equivalents - Beginning of Period...................        53,529         1,377,913      1,377,913       1,207,235
                                                                   -------------     -------------  -------------   -------------

CASH AND CASH EQUIVALENTS - END OF PERIOD......................... $   1,093,467     $   1,203,531  $      53,529   $   1,377,913
                                                                   =============     =============  =============   =============

                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 1999 AND 1998 AND MARCH 31, 2000
(Information as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 is unaudited)


NOTE 1 - DESCRIPTION OF BUSINESS

     Applied Voice Recognition, Inc. (the "Company" or "AVRI") provides traditional and electronic transcription services to approximately 1,200 physicians in six states. The Company has begun development of the e-Docs Physician's Network (EPN) through a newly formed subsidiary, Virtual Physicians Network, Inc. The EPN is being designed to provide a secure browser-based service which would allow transcription companies to deliver their product and doctors to review transcriptions online. The EPN would include a document storage service that will allow physicians to access their records 24 hours a day online.

     The Company was reincorporated as a Delaware Corporation on January 29, 1998. Previously, the Company was a Utah corporation by virtue of a share exchange that was treated as a reverse merger on December 11, 1996 with Summa Vest, Inc.

     On December 1, 1998, the Company formed a new wholly owned subsidiary, AVRI Health Care Information Services, Inc., a Delaware Corporation (AVRI Health
Care), which was primarily formed for the purpose of acquiring companies in the transcription service business.

NOTE 2 - LIQUIDITY AND MANAGEMENT'S PLAN

     The Company has incurred significant losses and cash deficits since inception. The Company has been dependent upon outside financing to develop its software products and to provide working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     Beginning in the fourth quarter of 1999, the Company suspended its acquisitions program and focused on restructuring the core operations of the transcription companies acquired. As of December 31, 1999, the Company had reduced its corporate head count from 35 to 7 and had sold its operations in Manila, New York, New Jersey and a portion of its Houston operations. These actions reduced the monthly losses by approximately $300,000, while reducing revenue by $250,000 per month.

     Since the Company's announcement of its restructuring on January 7, 2000, liquidity has significantly improved. Gross revenues averaging $200,000 per month have been achieved, and warrants and options have been exercised, resulting in net proceeds to the Company of approximately $825,000 through March 31, 2000. Management believes current resources are adequate for the development costs of the e-Docs Physician's Network (EPN) as well as the Company's working capital needs through September 30, 2000.

     It will be necessary for the Company to raise additional capital for the rollout of EPN intended to occur in the fourth quarter of 2000. While management is confident capital is available, there are no assurances that the necessary capital can be obtained.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and have been prepared in accordance with generally accepted accounting principles. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates to be made by management. Actual results could differ from those estimates.

Fair Value of Financial Instruments

     The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximate fair value due to the short-term maturity of the instruments. The carrying amount of long-term debt approximates fair value because the interest rates under the credit agreement are variable, based on current market.

Stock Options

     The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations ("APB 25") in accounting for its employee stock options. The pro forma disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("SFAS 123"), which established a fair-value-based method of accounting for stock-based compensation plans, are set forth in Note 8.

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventories

     Inventories consist of computer equipment and are determined using actual cost based on a first-in, first-out ("FIFO") basis. FIFO inventory is stated at the lower of cost or market.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed by the straight-line method using rates based on the estimated useful lives of the related assets. Estimated useful lives used for depreciation purposes are as follows:

          Computer equipment                 3 Years
          Third party software               3 Years
          Office equipment                   5 Years
          Furniture                          7 Years

Prepaid Licenses and Prepaid Software Rights

     Prepaid licenses were stated at cost. During 1999, the Company shifted its business focus, discontinuing development of the license related technology. The vendor agreed to exchange the license related payments for rights to produce and resell 3,291 units of a completed market transcription product. At December 31, 1999, prepaid software resale rights are stated at estimated resale value less disposal costs, resulting in a charge to 1999 operations of $329,100.

Capitalized Software Costs

     The costs of direct labor and allocated overhead specific to development activities for products that are technologically feasible are capitalized through the date of market release. All other research and development costs are charged against operations in the period incurred. Amounts capitalized are amortized on a straight-line basis over a three-year life commencing upon market release. For the year ended December 31, 1998, the Company incurred $58,808 of related amortization expense.

     As a result of the December 20, 1999 disposition of assets, the Company expensed the remaining $397,369 of capitalized software costs included as an offset to the extraordinary gain on extinguishment of debt.

Intangibles and Goodwill

     Intangibles and goodwill are amortized using the straight-line method over their estimated useful lives, which range from 10 to 20 years. Intangibles include trade names and customer lists. Goodwill represents the excess purchase price over the fair value of net assets acquired for acquisitions accounted for as purchases. The Company periodically monitors intangibles and goodwill to determine if subsequent events or circumstances have occurred that have compromised the viability of the asset. To the extent such an event has happened, the Company will make necessary revisions to the balance or amortization life. Management believes that there have been no such events or circumstances which warrant revision to the remaining useful life, or which affect the recoverability of intangibles and goodwill. Intangibles and goodwill associated with disposed operations are reflected in the calculation of the extraordinary gain on extinguishment of debt.

Revenue Recognition

     In October 1997, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (e.g. software products, upgrades, enhancements, customer support, installation and training) to be allocated to each element on the relative fair values of the elements. The fair value of an element is based on evidence, which is specific to the vendor. The revenue allocated to software products, including specified upgrades or enhancements, generally is recognized upon delivery of the products. The revenue allocated to unspecified upgrades and updates and post contract customer support generally is recognized when upgrades are delivered or as the services are performed. If there is not appropriate evidence of the fair value for all elements of the arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. In March 1998, the AICPA issued SOP 98-4 which defers for one year the implementation of the provisions of SOP 97-2 relating to the fair value determination of each revenue element. The Company has adopted SOP 97-2, however, the impact of this is not considered to be significant.

     Fees for transcription-related services are based primarily on contracted per line rates, and revenue is recognized upon the rendering of services and delivery of transcribed materials.

Maintenance Revenues

     The Company defers unearned revenues associated with maintenance contracts sold to customers, and the term of each contract is typically one year. All deferred revenues are amortized into revenue on a pro rata basis based on the life of the maintenance contract.

Concentration of Credit Risk

     Financial instruments that could potentially subject the Company to concentrations of credit risk are accounts receivable. The Company periodically evaluates the creditworthiness of its customers and generally does not require collateral. The Company's customer base consists of clinics, hospitals, sole practitioners, and commercial companies. No customer accounted for 10% or more of revenues for any of the periods presented.

Advertising

     The Company expenses all advertising costs as incurred. The Company expensed $350,867 and $122,242 in 1999 and 1998, respectively. For the quarter ended March 31, 2000, the Company expensed $4,262.

Income Taxes

     The Company uses the liability method of accounting for income taxes. Under the liability method, deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Comprehensive Income

     As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which establishes new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in comprehensive income.

NOTE 4 - ACQUISITIONS AND DISPOSITIONS

     During 1999, the Company entered into four asset purchase agreements with transcription companies located in Texas. Each acquisition was accounted for as a purchase. The results of operations of acquisitions are included in the Company's Statement of Operations from the date of acquisition. A description of these acquisitions follows:

     Reyna Transcriptions, Inc. On February 22, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of Reyna Transcriptions ("Transcription Plus"). Transcription Plus provides medical transcription services.

     Pursuant to the Asset Purchase Agreement, the Company acquired certain assets for a purchase price of $75,000 in cash and an unsecured note in the amount of $175,000 payable in three equal annual payments beginning February 22, 2000, bearing interest at 8%. The Company allocated purchase price in excess of net assets acquired to identifiable intangible assets and customer lists in the amount of $122,500, and to goodwill in the amount of $122,500, which will be amortized over 10 and 20 years, respectively.

     PRN Transcription, Inc. On February 22, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of PRN Transcription, Inc. ("PRN"). PRN provides medical transcription services.

     Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets and assumed certain liabilities of PRN. The total purchase price consisted of: (i) $200,000 in cash and (ii) $377,000 of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $125,667 each installment. These installments are payable on February 23, 2000, February 23, 2001 and February 23, 2002. In addition, the Company may issue additional Series 2 Preferred Stock with a stated value of up to $174,000 to PRN, if PRN meets or exceeds certain revenue targets, as set forth in the agreement, over the next three years. Any additional consideration will be accounted for as additional intangible assets. For purchase accounting purposes, a preferred stock payable of $292,608 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $84,392 is being amortized to interest expense.

     The Series 2 Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on January 1, 2000. Each share of the Series 2 Preferred Stock when issued will be convertible at any time into a number of shares of Common Stock equal to (i) $100 per share of Series 2

Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of any such conversion on the Nasdaq Over-the-Counter Bulletin Board (OTCBB). The Company has agreed to register such shares of Common Stock issued upon conversion of the Preferred Stock for resale under the Securities Act of 1933, as amended, at the expense of the Company. These shares of preferred stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Series 2 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Series 2 Preferred Stock shall have no voting rights.

     AVRI incurred approximately $5,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets acquired of $477,608 to identified intangibles and customer lists in the amount of $238,804, and to goodwill in the amount of $238,804, which will be amortized over 10 years and 20 years, respectively.

     Am Transcription, Inc. On February 26, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of AM Transcription, Inc. ("AM"). AM provides medical transcription services. Pursuant to the Asset Purchase Agreement (the "Agreement") the Company acquired certain assets and assumed certain liabilities of AM. The total purchase price consisted of: (i) $200,000 in cash and (ii) $250,000 of the Company's Series 2 Preferred Stock, par value $.10 per share, less liabilities assumed of $56,365. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $64,545 each installment. These installments are payable on February 27, 2000, February 27, 2001 and February 27, 2002. For purchase accounting purposes, a preferred stock payable of $150,287 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $43,348 is being amortized to interest expense.

     AVRI incurred approximately $5,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $335,287 to identified intangibles and customer lists in the amount of $167,643, and to goodwill in the amount of $167,644, which will be amortized over 10 years and 20 years, respectively.

     A Word Above, Inc. On May 28, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of A Word Above, Inc. ("A Word Above"). A Word Above provides medical transcription services.

     Pursuant to the Stock Purchase Agreement (the "Agreement") the Company acquired all of the common stock of A Word Above. The Agreement excluded certain assets and liabilities from the transaction. The total purchase price consisted of: (i) $300,000 payable in cash and (ii) $700,000 of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $233,333 each installment. These installments are payable on May 29, 2000, May 29, 2001 and May 29, 2002. For purchase accounting purposes, a preferred stock payable of $532,752 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $167,248 is being amortized to interest expense.

     AVRI incurred approximately $7,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets acquired of $714,364 to identified intangibles and customer lists of $357,182, and to goodwill of $357,182, which will be amortized over 10 years and 20 years, respectively.

     During 1998, the Company entered into three asset purchase agreements with transcription companies located in Texas, New York, and Colorado. Each acquisition was accounted for as a purchase. A description of these acquisitions follows:

     Transcription Resources. On March 17, 1998, AVRI, acquired the assets of Transcription Resources ("TR") a sole proprietorship. Subsequently, during 1998, AVRI transferred the acquired assets to AVRI Health.

     TR specializes in providing transcription services to the healthcare industry throughout the country.

     Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets for a purchase price of $150,000, less liabilities assumed, or $37,091 net. The net amount is payable in the form of a non-interest bearing note with an original maturity of December 31, 1998. The note was repaid in 1999. The acquisition of TR resulted in approximately $56,000 of goodwill which will be amortized over a five-year period.

     Cornell Transcription, Inc. On December 1, 1998, AVRI Health acquired certain assets and assumed certain liabilities of Cornell Transcription, Inc., a New York corporation ("Cornell") and all of the common stock of Outsource Transcription Philippines, Inc. ("OTP"), a stock corporation formed under the laws of the Republic of the Philippines.

     Cornell specializes in providing transcription services to the healthcare industry in the New York and surrounding areas. Cornell has offices in Hackensack, New Jersey; Miami, Florida; and Manila in the Philippines. OTP provides transcription services to Cornell.

     The total purchase price for Cornell and OTP consisted of: (i) promissory note issued by AVRI Health in the aggregate principal amount of $270,000 (the "Note"), (ii) $275,000 in cash, (iii) the assumption of certain capital lease obligations, and (iv) approximately 684 shares of the Company's Series 1 Preferred Stock, par value $.10 per share. The agreement includes a contingent purchase price of approximately $160,000, payable in 160 shares of Series 1 Preferred Stock, with the attainment of certain quarterly revenue targets over the next four calendar quarters, subsequent to the sale date.

     The Note is a non-interest bearing, unsecured note payable to Cornell, which was payable as follows: (i) $150,000 on or before February 28, 1999, and
(ii) $120,000 in twelve equal monthly installments of $10,000 each, payable on the first day of each month commencing on January 1, 1999, and continuing thereafter until December 1, 1999. Due to the $120,000 note being non-interest bearing, the Company recorded the discounted amount of the note of $110,793 using an imputed interest rate of 15%, as part of the purchase price allocation. The discounted amount was amortized to interest expense over the life of the note.

     The Series I Preferred Stock, which was issuable to Cornell December 2, 1999, carried a 10% cumulative dividend payable in cash or in additional common or preferred shares at the Company's option. (See Note 8.) For purchase accounting purposes, a preferred stock payable of $594,666 was recorded for the net present value of the commitment to issue preferred stock, discounted using a rate of 15%. The discount amount of $89,334 was amortized to interest expense. Each share of the Series 1 Preferred Stock was convertible at any time into a number of shares of common stock equal to (i) $1,000 per share of Series 1 Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the average closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of such conversion on OTCBB. Any such shares of Common Stock issued upon conversion of the Series 1 Preferred Stock shall be registered for resale under the Securities Act of 1933, as amended, at the expense of the Company.

     The shares of Series 1 Preferred Stock are not subject to automatic conversion. Any shares of the Series 1 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $1,000 per share plus any accrued but unpaid dividends.

     AVRI Health Care incurred approximately $80,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $1,060,008 to identified intangibles and customer lists in the amount of $530,004, and to goodwill in the amount of 530,004, which will be amortized over 10 years and 20 years, respectively.

     LRW Transcription. On December 31, 1998, AVRI Health Care acquired the assets of Linda R. Willhite Transcription ("LRW Transcription") a sole proprietorship owned by Linda R. Willhite. LRW Transcription specializes in providing transcription services to the healthcare industry in the Denver, Colorado metropolitan area.

     Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets owned by LRW Transcription. The total purchase price consisted of: (i) $75,000 in cash, including amounts paid by the

Company to the creditors of LRW Transcription, (ii) and $150,000 of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $50,000 each installment. These installments are payable on December 31, 1999, December 31, 2000 and December 31, 2001. In addition, the Company may issue additional Series 2 Preferred Stock with a stated value of up to $125,000 to LRW Transcription, if LRW Transcription meets or exceeds certain revenue targets, as set forth in the agreement, over the next three years. Any additional consideration will be accounted for as additional intangible assets. For purchase accounting purposes a preferred stock payable of $114,161 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $35,839 is being amortized to interest expense.

     The Series 2 Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on January 1, 2000. Each share of the Series 2 Preferred Stock when issued will be convertible at any time into a number of shares of Common Stock equal to (i) $100 per share of Series 2 Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of any such conversion on the OTCBB. The Company has agreed to register such shares of Common Stock issued upon conversion of the Preferred Stock for resale under the Securities Act of 1933, as amended, at the expense of the Company. These shares of preferred stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Series 2 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Series 2 Preferred Stock shall have no voting rights.

     AVRI Health Care incurred approximately $25,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $166,070 to identified intangibles and customer lists in the amount of $83,035, and to goodwill in the amount of $83,035, which is being amortized over 10 years and 20 years, respectively.

Dispositions

     Effective December 20, 1999, AVRI and its wholly owned subsidiaries, e-Docs Health Care Information Services, Inc. and A Word Above, sold the net assets and contracts of the Company's medical transcription service operations based in New York, New Jersey, Houston, Texas and the Philippines and granted the non-exclusive rights to the VoiceCommander99(TM) code to Lonestar Medical Transcription USA, Inc. ("Lonestar"). The parent of Lonestar, L&H Investment Co., N.V. ("LHIC") was a preferred stockholder prior to the purchase.

     Pursuant to the Asset Purchase Agreement (the "Agreement") the Company sold certain assets and Lonestar assumed certain liabilities of AVRI. The total purchase price consisted of: (i) $456,939 in cash, representing the value of 80% of the accounts receivable purchased; (ii) forgiveness of a $2.0 million promissory note held by an affiliate of the purchaser; (iii) forgiveness of a $1.5 million promissory note held by LHIC; (iv) forgiveness of $94,360 of accrued interest; and (v) retirement of $5.0 million in Series D Preferred Stock held by LHIC and forgiveness of $318,458 accrued, unpaid dividends; and (v) conversion of warrants to purchase 3.5 million shares of AVRI common stock at $1.25 a share to warrants to purchase 800,000 shares of AVRI common stock at $.37 per share. The new warrants were valued at $200,000 using the Black-Scholes valuation model.

     Amounts collected on accounts receivable in excess of the 80% included in the purchase price are to be remitted to AVRI by Lonestar.

     The gain on the extinguishment of debt has been reflected in the financial statements as an extraordinary gain of $5,562,750.

     After the effect of the dispositions, the Company offers transcription services in six states from offices in Houston, Dallas, and Tyler, Texas; and Denver, Colorado.

NOTE 5 - PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                      March 31,        December 31,
                                                                  ----------------------
                                                        2000         1999        1998
                                                    ------------  ----------  ----------
          Computer equipment                        $    497,301  $  647,301  $  578,770
          Third party software                            20,991      36,904      47,071
          Office equipment and furniture                 203,305     114,141     134,126
          Office equipment on capital lease              384,380     415,136     118,098
                                                    ------------  ----------  ----------
                                                       1,105,977   1,213,482     878,065
          Less accumulated depreciation                 (413,715)   (354,990)   (180,767)
                                                    ------------  ----------  ----------
          Property and equipment, net               $    692,262  $  858,492  $  697,298
                                                    ============  ==========  ==========

NOTE 6 - INDEBTEDNESS

   Indebtedness is summarized below:

                                                                                   March 31,           December 31,
                                                                                                 -----------------------
                                                                                     2000          1999          1998
                                                                                  ----------     ---------    ----------
Long-term Debt:
Note payable to a bank, secured by accounts receivable, fixtures and equipment, prime plus 2% interest, monthly payments of principal
    and interest of $909, note matures March 2003............................             --     $  31,223           --


Note payable to individual, unsecured, 8% interest due annually, annual principal payments of $58,333, note matures February 2002 (see
    Note 4)..................................................................     $  113,031       175,000           --

Note payable to a bank, unsecured, 9.25% interest, monthly payments
    of principal and interest of $879, note matures January 2000.............             --           845   $   12,339
                                                                                  ----------     ---------   ----------
                                                                                     113,031       207,068       12,339
Less current maturities......................................................         58,333        65,977       11,542
                                                                                  ----------     ---------   ----------
Net long-term debt...........................................................     $   54,698     $ 141,091   $      797
                                                                                  ==========     =========   ==========

      Future maturities of long-term debt as of December 31, 1999, are as follows:

          2000.............           $ 65,977
          2001.............             67,287
          2002.............             68,249
          2003.............              5,555
                                      --------
                                      $207,068
                                      ========

NOTE PAYABLE TO RELATED PARTIES

     During 1999, the Company entered into a Convertible Promissory Note and Warrant Purchase Agreement, as amended with a shareholder. The note has a stated principal amount of $250,000 and bears interest at 9%. The note is secured by a security interest in certain assets of the Company. The note is convertible into Common Stock at a price of $.37 common share. The conversion price is adjustable downward based on the pricing of future common stock issues or issuances of subsequent convertible issues with more favorable conversion terms. Contingent warrants may be issuable as a result of future equity transactions.

     During 1998, the Company had a note payable to a trust of $126,250 which was unsecured and carried 12% annual percentage rate of interest. Interest payments were due on a quarterly basis and interest was non-compounding. In addition to this interest, the trust received a total of 180,000 shares of Common Stock in the Company. These shares were valued at $1.50 each, which approximated fair value at the date of issuance, and the aggregate value of $270,000 was recorded as a finance cost. In 1998, the Company recorded $67,500 of interest expense related to these shares. A balloon payment on the principal balance of $125,000 was paid on May 18, 1998.

     During the month of December 1998, the Company entered into various bridge loan agreements (the "Bridge Loans") with certain officers of $144,917, a former employee of $60,416 and to third parties of $130,000. The aggregate balance of the Bridge Loans amounted to $335,333, and bore interest at 12% per annum. The Bridge Loans plus accrued interest were payable upon the earlier of six months following the date of the note or three business days following the receipt of $2,000,000 in equity funding. On December 31, 1998, the Company received $2,000,000 in equity funding and paid the Bridge Loans in January 1999, plus accrued interest, in accordance with the agreement. In connection with the Bridge Loans, the Company granted warrants to purchase 355,495 shares of common stock resulting in approximately $122,000 of finance cost, using the Black Scholes method of valuation. (See Note 8 "Warrants")

NOTE 7 - LEASES

Capital

     The future minimum lease payments on office equipment as of December 31, 1999 are as follows:

          2000.................................... $ 153,744
          2001....................................   153,744
          2002....................................   129,773
          2003....................................   108,730
          2004....................................    44,128
                                                   ---------

          Total payments..........................   590,119
          Less: Amounts representing interest.....  (246,095)
                                                   ---------

          Net present value.......................   344,024
          Less: Current maturities................   (64,354)
                                                   ---------

          Long-term portion....................... $ 279,670
                                                   =========

Operating

     The Company leases various office space and equipment under non-cancelable operating leases. The Company incurred rental expense of $21,029, $55,871, $296,512 and $149,520 for the three months ending March 31, 2000 and 1999 and for the years ending December 31, 1999 and 1998, respectively, in connection with operating leases on office space and equipment. Future minimum lease payments as of December 31, 1999, are as follows:


          2000.................... $   64,454
          2001....................     48,830
          2002....................     33,585
          2003....................      2,640
                                   ----------

          Total................... $  149,509
                                   ==========

NOTE 8 - STOCKHOLDERS' EQUITY

Preferred Stock

     The Company is authorized to issue up to 2,000,000 shares of preferred stock with a par value of $.10 per share. All dividends accrue whether or not declared or set aside. Since inception, the Company sold, via private placements, the following shares of preferred stock:

     Series A Preferred Stock. During 1997, the Company completed a private placement, totaling $2,500,000 in proceeds, by the issuance of 312,500 shares of Series A Convertible Preferred Stock. These shares have a par value of $.10 per share and were sold for $8.00 each to two accredited investors ("Series A Investors").

     The shareholders of the Series A Preferred Stock were entitled to cumulative dividends at a rate of 4% per annum, payable in shares of the Company's Common Stock based on a share price equal to the average closing price of such Common Stock on the OTCBB for the 30 days prior to the particular dividend date.

     Each of the Series A shares was convertible into 5.4 shares of common stock, at the stockholders option, at any given time. The holders of the Series A Preferred Stock were also (a) entitled to demand the registration of Common Stock issued upon conversion of the Series A Preferred Stock at the cost of the Company at any time after December 31, 1997, and (b) entitled to have such converted shares of Common Stock registered at the Company's cost in connection with any registration statement filed by the Company. If the holders of the Series A Preferred Stock had not converted their shares to Common Stock within three years of their issuance, the Company could redeem such shares for $8.00 per share plus any accrued and unpaid dividends. The agreement with the Series A Shareholders provided for certain specific anti-dilution adjustments and protective provisions.

     On December 4, 1998, the Series A Investor converted 126,500 of the Series A Preferred Stock for 683,100 shares of the Company's common stock. As of December 31, 1998, 186,000 shares of Series A Preferred Stock remained outstanding.

     As of December 31, 1998, the Company had declared and paid stock dividends, to the Series A Investor, totaling 70,217 shares of common stock. The market value of the stock dividends, as of the dividend date, amounted to $111,849. The Company accrued $20,536 of stock dividends payable to the Series A Investor at December 31, 1998.

     Effective December 31, 1999, all shares of Series A Preferred stock and related accrued unpaid dividends were converted to common stock. (See below)

     Series B Preferred Stock. On March 11, 1998, the Company completed a $3,000,000 private placement by the issuance of 3,000 shares of Series B Convertible Preferred Stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to two accredited investors ("Series B Investors").

     The preferred shares convert into common stock at a rate equal to 78% of the five-day average closing bid price of the five consecutive days preceding the conversion date. The discount from market price resulted in a deemed dividend of approximately $830,000.

     This series pays a 5% cumulative dividend payable in arrears at the time of each conversion. The dividend is payable in cash or stock at the Company's option. At any time, the Purchasers are entitled to convert the entire face amount of the Series B Preferred Shares, plus accrued and unpaid dividends into
common stock.   This series is subject to automatic conversion on March 11,
2000, if not converted by that date. In connection with this placement, an option to purchase 150,000 shares of common stock was granted to Continental Capital & Equity Corporation, the placement agent, and was valued at $93,000 in total using the Black Scholes model as discussed in Stock Options, and recorded as a reduction to Paid in Capital. In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to share in the assets, if any, remaining after payment of all debts and liabilities of the Company, and after payment to Series A Preferred Stock holders in an amount of $8.00 per share, which right is in preference to any payment to the holders of Common Stock.

     During the months of July and August 1998, the Series B Investors exercised their conversion right and converted 715 shares of preferred stock for 1,147,171 shares of the Company's Common Stock. During 1999, the Series B Investors converted 605 shares of preferred stock for 425,769 shares of Common Stock.

     Upon conversion in 1998, the Series B Investors received stock dividends amounting to 22,812 shares of common stock. The aggregate market value of the stock dividends, as of the measurement date, was $20,275. At December 31, 1998, stock dividends payable are estimated to be 121,444 shares. The Company accrued $121,444 of stock dividends payable to the Series B Investors at December 31, 1998. Upon conversion in 1999, the Series B Investors received stock dividends amounting to 51,523 shares of common stock. The aggregate market value of the stock dividends, as of the measurement date, was $39,478.

     During the month of February 2000, the Series B Preferred Stockholders converted 760 shares of Series B Preferred Stock in exchange for 991,888 shares of the Company's Common Stock. In connection with these conversions, the Company issued 119,367 shares of accrued Common Stock dividends.

     Effective as of March 11, 2000, the remaining 920 shares of Series B Preferred Stock and related accrued dividends of $96,759 were automatically converted into 560,766 shares of Common Stock.

     Series C Preferred Stock. On July 28, 1998, the Company sold in a private placement 220,750 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"), par value $.10 per share, for a purchase price of $10 per share, to accredited investors (the "Series C Investors"). The Series C Preferred Stock pay a 4% cumulative dividend payable in arrears at the time of each conversion. Dividends were payable quarterly and in arrears on the first day of each January, April, July, and October commencing on October 1, 1998, in cash or stock at the Company's option. Each of the Series C Preferred Stock converted into ten shares of common stock. In addition to the above-referenced shares, an additional 11,038 Series C Preferred Stock were issued to Equity Services, LTD. ("ESL"), as part of their compensation for placing the Series C Preferred Stock. As of July 28, 1998, the market value of the shares issued to ESL was approximately $110,000 and was recorded as a reduction to Paid in capital.

     On November 12, 1998, the Series C Investors converted 78,250 of the Series C Preferred Stock for 782,500 shares of the Company's common stock.

     Effective December 31, 1999, all shares of Series C Preferred Stock and accrued unpaid dividends were converted to common stock. (See below)

     Series D Preferred Stock. On December 31, 1998, the company entered into a Series D Preferred Stock and Warrant Purchase Agreement to sell up to 5,000 shares of Series D Convertible Preferred Stock. These shares had a par value of $.10 and were priced at $1,000 per share and were sold to accredited investors. This agreement is broken down into three closings of 2,000 shares, 1,000 shares, and 2,000 shares respectively, each closing being subject to the Company's meeting certain financial and/or operational targets.

     As of December 31, 1998 the Company had met the first and second targets and had received the funding for the first target. The Company recorded a receivable for the second target, as of December 31, 1998, and reflected the shares as issued in the Statement of Stockholders Equity. The funding for the second target was received in January 1999. The final target was reached as of February 28, 1999, and the final shares issued.

     Additionally, the Company granted the Series D shareholders three warrants to purchase a total of 2,500,000 shares of common stock, at an exercise price of $1.25 per share. Using the Black Scholes valuation method, the Company recorded approximately $720,000 of related cost, attributable to the first and second issuances, and $275,000 attributable to the third issuance, as an offset to additional paid in capital.

     All of the Series D Convertible Preferred shares, warrants and accrued dividends were forgiven as part of the sale transaction discussed in Note 4.

     Series E Preferred Stock. On August 18, 1999, the Company completed a $2,000,000 private placement by the issuance of 2,000 shares of Series E Preferred Stock. These shares had a par value of $.10, were priced at $1,000 per share and were sold to accredited investors ("Series E Investors").

     At any time, the Purchasers were entitled to convert the entire face amount of the Series B Preferred Shares, plus accrued and unpaid dividends into common stock. In connection with this placement, warrants to purchase 400,000 shares of common stock at a price of $1.25 per share were issued to the Series E Investors, and was valued at $74,000 in total using the Black Scholes model as discussed in Stock Options, and recorded as a reduction to paid in capital.

     An agreement was entered into on January 7, 2000, which would convert all shares of Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock and accrued dividends to a new Series G Preferred Stock, which in 7 days would convert to common stock. To induce conversion, the Series G Preferred Shares would be converted based on a common share price of $.30 per share, resulting in the issuance of 17,045,918 shares of common stock. Although the conversion took place in March 2000, the conversion transaction has been reflected in the accompanying statements as though it occurred during 1999. The market price of the Company's common stock was $.27 at December 31, 1999.

     Series I and Series 2 Preferred Stock. On December 2, 1999, the Company was required to issue Series 1 Preferred Stock as part of the 1998 acquisition of Cornell Transcription, Inc. Pre-acquisition liabilities reduced the issuable preferred shares downward by 250 shares, resulting in an adjustment of the purchase price by approximately $250,000. On December 31, 1999, the holders of the preferred shares elected to convert their preferred shares to 1,464,654 shares of common stock.

     On February 23, 2000, the Company issued 1,911 shares of Series 2 Preferred Stock as planned deferred purchase price payments for transcription company acquisitions. These shares were subsequently converted into 115,755 shares of Common Stock.

     During the month of March 2000, the Series 2 Preferred Stockholders converted 1,757 shares of Series 2 Preferred Stock in exchange for 143,039 shares of the Company's Common Stock.

Common Stock

     In February 1998, the Company agreed to issue 30,000 shares of Common Stock to a third party in exchange for consulting services, which shares were issued in June 1998. Based on the fair market value, the Company valued the Common Stock issuance at approximately $83,000 and recorded the related expense.

     On March 6, 1998, the Company issued 98,323 shares of common stock in lieu of cash salaries and bonuses to officers and certain employees. Based on the fair market value of the common stock, the Company recognized approximately $234,000 of related salary expense.

     On March 6, 1998, the Company issued 14,286 shares of common stock to two third parties in consideration for their consulting services. Based on the fair market value of the common stock, the Company recognized approximately $34,000 of related expense.

     On April 30, 1998, the Company issued 45,113 shares of common stock to an officer upon resignation. Based on the fair market value of the common stock, the Company recognized approximately $113,000 of related expense.

     On October 16, 1998, the Company issued 25,000 shares to a third party in exchange for office furniture. Based on the fair market value of the common stock, the Company recorded the asset at $20,300.

     During 1999, the Company issued 17,820 shares for services. Based on the fair market value of the common stock, the Company recorded $19,034 of related expense.

     On February 28, 2000, the Company issued 1,054,852 shares of Common Stock in lieu of cash salaries, expense reimbursements, and severance pay to an officer of the Company and to two former officers.

     During the month of March 2000, certain employees and several third party individuals exercised stock options and stock warrants. As the result of this, the Company issued 670,378 shares of Common Stock.

     See Preferred Stock section for conversions to and dividends paid in Common Stock related to preferred stock instruments.

Stock Options

     In August 1996, the Company adopted the 1996 Stock Option Plan (the "Plan") that provides for the issuance of stock options to employees, directors (who are also employees), independent contractors, and consultants. The aggregate number of shares available for issuance under the Plan is the greater of 7,000 shares, or 7% of the number of shares of the Company's Common Stock which are outstanding from time to time.

     Generally, options granted have five- to ten-year terms and vest and become fully exercisable in three years. Stock options issued under the Plan can be either incentive stock options or nonqualified stock options.

     In December 1996, the Company adopted the 1996 Director Stock Option Plan (the "Director Plan") that provides for the issuance of stock options to the directors of the Company. The aggregate number of shares available for issuance under the Director Plan is the greater of 3,000 shares, or 3% of the number of shares of the Company's common stock which are outstanding from time to time. Generally, options granted have five-year terms and vest and become fully exercisable in three years. Stock options issued under the Director Plan can be either incentive stock options or nonqualified stock options.

     In October 1997, both the Plan and the Director Plan were amended by the 1997 Incentive Plan (the "Amended Plan"). The Amended Plan assumed all outstanding stock options granted under the prior plans without modification. The Amended Plan provides for the issuance of stock options, stock appreciation rights, supplemental payments, restricted stock, performance units, performance shares, and other stock-based awards. Designated employees, outside directors, and consultants are eligible to participate. An aggregate of 3,000,000 shares of Common Stock is available for issuance under the Amended Plan. Generally, options granted have ten-year terms and vest and become fully exercisable in three years. Stock options issued under the Amended Plan can be either incentive stock options or nonqualified stock options.

     During 1999 and 1998, the Company issued nonqualified stock options under the Amended Plan, which had exercise prices approximate or equal to the fair market value of the Common Stock at the date of grant.

     A summary of the Company's stock option activity and related information follows:

                                                   Weighted
                                                    Average         Exercise
                                                    Options           Price
                                                 ------------     ------------
                                                  (In thousands, except price
                                                            per share)

       Outstanding - December 31,..............      1,871            $3.08
       Exercised...............................        (35)           $2.55
       Granted.................................      1,057            $1.30
       Forfeited...............................       (781)           $3.17
                                                 ---------        ---------

       Outstanding - December 31, 1998.........      2,112            $2.14
       Exercised...............................        (10)           $1.00
       Granted.................................      2,108            $1.07
       Forfeited...............................     (2,720)           $1.41
                                                 ---------        ---------

       Outstanding - December 31, 1999.........      1,490            $1.95
       Exercised...............................       (474)           $1.46
       Granted.................................        710            $0.56
       Forfeited...............................       (215)           $2.31
                                                 ---------        ---------

       Outstanding March 31, 2000..............      1,511            $1.52
                                                 =========        =========

       Options exercisable at March 31, 2000...        736            $1.73
                                                 =========        =========

                                                       March 31,                December 31,
                                                                        ----------------------------
                                                          2000              1999            1998
                                                      ------------      ------------    ------------
Weighted average fair value of options granted
  during the period.................................      $0.41             $0.82          $1.36
Weighted average remaining contractual life.........    8.4 Years         8.4 Years       8.9 Years
Range of exercise price.............................  $.56 - $3.88      $.61 - $4.00    $.61 - $2.88

     The Company applies APB 25 in accounting for the Plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Pro forma information regarding net income and earnings per common share is required by SFAS 123 as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model ("Black - Scholes") with the following assumptions:

                                                       March 31,                December 31,
                                                                        ----------------------------
                                                          2000              1999            1998
                                                      ------------      ------------    ------------
Risk free interest rate.........................          5.0%              5.0%            5.05%
Dividend yield..................................            0%                0%               0%
Volatility factor...............................          1.21              1.21             .73
Weighted average expected life - stock options..            3 Years            3 Years        4 Years
Weighted average expected life - warrants.......          1.5 Years         1.5 Years       1.5 Years

     The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. Had compensation for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the methods of SFAS123, the Company's net income and earnings per common share would have been adjusted to the pro forma amounts indicated below:

                                       Quarter Ended March 31,                         Year Ended December 31,
                                    -----------------------------    -----------------------------------------------------------
                                                2000                             1999                           1998
                                    -----------------------------    ----------------------------   ----------------------------
                                     As Reported      Pro Forma       As Reported      Pro Forma     As Reported      Pro Forma
                                    -------------   -------------    ------------    ------------   -------------   ------------
                                                               (in thousands, except price per share)
Net loss.........................   $(459,683.00)   $(590,144.00)    $(2,655,913)    $(3,385,625)   $(8,320,519)    $(9,517,608)
Loss per common share............   $      (0.01)   $      (0.02)    $     (0.16)    $     (0.24)   $     (0.68)    $     (0.77)

Warrants and Non-employee Options

     The following is a description of the outstanding warrants and stock options issued for services by the Company. The Company has determined the value of the warrants issued using either the minimal value method for all warrants granted prior to the Company's becoming effectively publicly traded on February 4, 1997, or the Black-Scholes model and the risk-free rate, dividend rate, volatility and weighted average expected life discussed above for stock options for all grants subsequent to February 4, 1997.

     On November 1, 1997, the Company granted to two consultants options to purchase 150,000 shares of the Company's common stock, each with an exercise price of $4.88. The options were granted in exchange for consulting services. On April 23, 1998, the related consulting agreements were extended in term and the option agreement was modified to provide for immediate vesting of the options. Of the options granted, 100,000 were granted to a board member whose consulting services were devoted to the development of the Company's new transcription related product VoiceCommander99(TM). As a result of these option grants, the Company has recorded $309,000 of deferred consulting expense. The expense was amortized over the life of the agreement that expired on March 31, 1999. The stock options were valued using the Black-Scholes valuation model (assumptions described above). For the years ended December 31, 1999 and 1998, the Company has recognized approximately $62,000 and $247,000 of related expense, respectively.

     On June 1, 1998, the Company granted to three consultants options to purchase 382,000 shares of the Company's common stock, each with an exercise price of $1.88. The options were granted in exchange for consulting services. Of the options granted, 250,000 were granted to a board member whose consulting services were devoted to the development of the Company's new transcription related product VoiceCommander99(TM). As a result of these option grants, the Company has recorded $288,000 of deferred consulting expense. The expense is amortizable over the remaining life of the consulting agreements. The stock options were valued using the Black-Scholes valuation model (assumptions described above). For the years ended December 31, 1999 and 1998, the Company has recognized approximately $85,000 and $203,000, respectively, of related expense.

     On May 15, 1998, the Company granted to the Company's Medical Advisory Board(the "MAB") options to purchase 255,000 shares of the Company's common stock, each with an exercise price of $2.06. The options were granted in exchange for three years worth of advisory services related to the Company's business efforts in the health care industry. On November 20, 1998 the Company and MAB mutually agreed to disband the MAB, for business reasons. In consideration for the term held by the MAB, the Company modified the previous grant and allowed the members of the MAB to keep fully vested options to purchase 85,000 shares of common stock. All other terms of the option agreements remained the same. As a result of the option grants, the Company has recognized approximately $73,950 of consulting expense. The stock options were valued using the Black-Scholes valuation model (assumptions described above).

     In August 1996, the Company granted to officers (and founding stockholders) 250,000 stock warrants with an exercise price of $0.14 per share, and to non-employee directors of the Company 150,000 stock warrants with an exercise price of $0.14. The warrants were granted under the Director Plan discussed above and have a five-year life. At December 31, 1999, 20,000 warrants are outstanding.

     On September 16, 1996, the Company entered into a two-year Licensing Agreement with a professional athlete to use his name and likeness in marketing and promotional materials to be produced and published by the Company. Consideration paid for this licensing arrangement was 500,000 shares of Common Stock (included in the total shares outstanding at December 31, 1996) and a warrant to purchase another 500,000 shares at $1.50 per share at any time on or before August 31, 2001. None of the warrants have been exercised as of December 31, 1999.

     On July 21, 1997 the Company granted to a broker of the Private Placement a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.78. In addition to this, on July 23, 1997, the Company sold to the same broker, for an aggregate price of $100, a warrant to purchase up to 168,750 shares of Common Stock for $1.78 per share. Broker fees of $345,750 were offset against the proceeds of the Private Placement. The broker fees were estimated using the Black-Scholes model. These warrants expired in 1999.

     In February 1998, the Company granted to a third party three warrants to purchase 85,000 shares of common stock. The three warrants are structured as follows:

                                           Number of Shares
                                              Underlying        Exercise
                                                Warrant           Price
                                          ------------------   ----------
                    First warrant               30,000            $4.00
                    Second warrant              25,000            $4.25
                    Third warrant               30,000            $4.50

     The warrants were granted in exchange for consulting services. Using the Black Scholes model, the Company assessed the fair value of the warrants at $118,700. At December 31, 1998, the Company recorded related expenditures of $94,960 and recognized related deferred expenses of $23,740. These warrants expired in 1999.

     On March 11, 1998, the Company granted to a third party a warrant to purchase 150,000 shares of the Company's common stock, with an exercise price of $2.30. The warrant was granted in exchange for their assistance with the private placement of 3,000 shares of Series B Convertible Preferred Stock. As a result of this option grant, the Company recognized approximately $93,000 of expense allocable to paid in capital. The warrant was valued using the Black-Scholes model.

     On July 22, 1998, the Company granted to an investment banking firm warrants to purchase 500,000 shares of the Company's common stock, with an exercise price of $1.50. The warrants were granted in exchange for their financial advisory services and assistance with private placements. As a result of these warrant grants, the Company has recorded $140,000 of deferred consulting expense. The expense is amortizable over the one-year life of the agreement. For the years ended December 31, 1999 and 1998, the Company recognized approximately $82,000 and $58,000 of consulting expense, respectively. The warrants were valued using the Black-Scholes model.

     On July 31, 1998, the Company granted to a third party a warrant to purchase 220,750 shares of the Company's common stock, with an exercise price of $1.50. The warrant was granted in exchange for the third party's assistance with the private placement of 220,750 shares of Series C Convertible Preferred Stock. As a result of this option grant, the Company recognized approximately $66,000 of cost allocable to paid-in-capital. The warrant was valued using the Black-Scholes model.

     On November 20, 1998, the Company agreed to grant to a third party three warrants. The first warrant grants the option to purchase 150,000 shares of common stock at an exercise price of $1.00. The second warrant grants the option to purchase 100,000 shares of common stock at an exercise price of $2.00. The third warrant grants the option to purchase 100,000 shares of common stock at an exercise price of $3.00. The third party was engaged to perform financial advisory services. As a result of these grants, the Company has estimated and recorded $59,000 of deferred consulting expense, based on an analysis using the Black-Scholes model. The expense is amortizable over the remaining life of the advisory agreement. For the years ended December 31, 1999 and 1998, the Company has recognized approximately $29,000 and $30,000, respectively, of related expense. The warrants were valued using the Black-Scholes model. These warrants expired in 1999.

     During December 1998, the Company granted 355,500 warrants to officers, a director and a third party (165,084 warrants to officers, 60,416 warrants to a director, and 130,000 warrants to a third party) at an exercise price range of $.94 per share to $1.06 per share. The warrants were granted in connection with Bridge Loans made by these individuals to the Company. The Company has recognized finance costs of approximately $122,000, based on an analysis using the Black-Scholes model. The Company recorded this charge in interest expense in the fourth quarter.

     In connection with the sale of the Series D Preferred Stock, on December 31, 1998, the Company granted to the Series D Investors two warrants to purchase common stock. The first and second warrant grant the Series D Investor the option to purchase 1,500,000 and 500,000 shares of the Company's common stock, respectively, at an exercise price of $1.25. The Company has estimated and recorded $720,000 as a reduction to paid in capital, based on an analysis using the Black Scholes model.

     In connection with the sale of 2,000 shares of Series D Preferred Stock in 1999, the Company granted to the Series D Investors a warrant to purchase 500,000 shares of the Company's common stock at $1.25 per share. In connection with debt related to the Series D Investors, an additional 1,125,000 warrants were issued in 1999. The Company recorded $394,000 in finance charges, based on an analysis using the Black-Scholes model. As part of the extinguishment transaction, all of the warrants issued to Series D Investors in 1999 and 1998 were forgiven, and a new warrant to purchase 800,000 shares of stock at $.37 per share was issued.

     During 1999, in connection with the sale of Series E Preferred Stock, a total of 550,000 warrants to purchase common stock were granted at an exercise price of $1.25. The Company recorded $74,000 as a reduction to paid-in capital, and $42,000 was recorded as finance charges.

     A summary of the Company's warrant activity and related information follows:

                                                                                             Weighted
                                                                                             Average
                                                                                             Exercise
                                                                     Warrants                 Price
                                                                -----------------        ---------------
                                                                 (In thousands, except price per share)
          Outstanding - December 31, 1997....................               1,680                  $1.57
          Exercised..........................................                 (17)                 $ .14
          Granted............................................               4,107                  $1.60
          Forfeited..........................................                (150)                 $2.30
                                                                -----------------        ---------------

          Outstanding - December 31, 1998....................               5,620                  $1.58
          Granted............................................               2,975                  $1.01
          Forfeited..........................................              (4,379)                 $1.26
                                                                -----------------        ---------------
          Outstanding - December 31, 1999....................               4,216                  $1.39
          Exercised..........................................                (196)                 $ .71
                                                                -----------------        ---------------
          Outstanding - March 31, 2000.......................               4,020                  $1.42
                                                                =================        ===============

                                                                             March 31,              December 31,
                                                                         ---------------  --------------------------------
                                                                               2000            1999               1998
                                                                         ---------------  --------------    --------------
Weighted average fair value of warrants granted during the period......              N/A    $        .33      $       1.41
Weighted average remaining contractual life............................        2.1 Years       2.1 Years         2.5 Years
Range of exercise price................................................    $1.06 - $4.88    $.14 - $4.88      $.14 - $4.88

NOTE 9 - EARNINGS PER SHARE

     The following table sets forth the computation of basic and dilutive loss per share:

                                                               Quarter Ended
                                                                 March 31,
                                                                   2000                    1999                    1998
                                                            ------------------      ------------------     -------------------
Numerator:
Net loss................................................           $  (459,683)            $(2,655,913)            $(8,320,519)
Preferred stock dividend................................               (11,497)               (619,595)             (1,161,516)
                                                            ------------------      ------------------     -------------------
Numerator for basic and diluted earnings per share -
   loss available to Common Stockholders................           $  (471,180)            $(3,275,508)            $(9,482,035)
                                                            ==================      ==================     ===================

Denominator:
Denominator for basic and diluted earnings per share -
   weighted average shares outstanding..................            38,307,317              16,367,383              13,867,732

     All outstanding options and warrants are antidilutive and therefore have not been included using the treasury stock method for diluted computation. All potential common shares from conversions of preferred stock are antidilutive and have been excluded from diluted computations.

NOTE 10 - INCOME TAXES

     At December 31, 1999, the Company had a net operating loss carryforward of approximately $14,500,000 expiring between 2010 and 2019.

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1999 and 1998 are as follows:

                                                                              1999                    1998
                                                                      ------------------     -------------------
Deferred tax liabilities:
Depreciation expense..............................................      $         14,370       $           5,870
Capitalized research and development..............................                                       124,905
                                                                      ------------------     -------------------

Total deferred tax liabilities....................................                14,370                 130,775
                                                                      ------------------     -------------------

Deferred tax assets:

Net operating loss carryforward...................................             4,914,811               4,420,189
Research and development credit...................................               245,894                 165,894
Stock based compensation expense..................................               560,878                 316,831
Allowance for doubtful accounts...................................                25,466                  11,050
Other.............................................................                 1,169                   1,169
                                                                      ------------------     -------------------

Total deferred tax assets.........................................             5,748,218               4,915,133
                                                                      ------------------     -------------------

Net deferred tax asset............................................             5,733,848               4,784,358

Valuation allowance for deferred tax assets.......................            (5,733,848)             (4,784,358)
                                                                      ------------------     -------------------

Net deferred taxes................................................      $             --       $              --
                                                                      ==================     ===================

     The valuation allowance for the full amount of deferred tax assets has been reserved due to uncertainty concerning the Company's ability to utilize the benefit of the net operating loss.

NOTE 11 - NON-CASH TRANSACTIONS

     Following is a list of non-cash transactions.


                                                          For the Three Months Ended              For the Year Ended
                                                                   March 31,                         December 31,
                                                          ------------------------------    -----------------------------
                                                              2000             1999             1999             1998
                                                          -------------    -------------    -------------    ------------
Preferred stock payable issued in connection with
acquisitions...........................................    $                $    442,895     $    975,647     $   708,827
Capital lease obligations assumed in connection
with acquisitions......................................                                            46,894         107,846
Note payable issued in connection with
acquisition............................................                          175,000          175,000         297,884
Issuance of common stock for furniture.................                                                --          20,300
Stock dividend payable.................................                                           619,595         156,536
Stock and warrants issued for services and finance
costs..................................................                                           455,744       1,104,430
Stock issued in lieu of cash compensation..............                                            32,916         346,816
Warrants issued in connection with bridge financing
charged to interest expenses...........................                                                --         121,959
Issuance of Common Stock, Preferred Stock and
warrants for private placement fees....................                                                --         879,225
Issuance of Preferred Stock in connection with
Series D Funding.......................................                                                --       1,000,000
Deemed Divided on Series B Preferred...................                                                           852,995
Preferred stock issued in payment of debt..............                                           498,866              --
Conversion of Series A, Series C and Series E and
related dividend to common stock.......................                                           205,575              --
Conversion of Series B to common stock.................           1,672                               609              --
Writedown of prepaid software resell rights............                                           329,100              --
Common stock issued for dividends......................         189,606                            39,478              --
Issuance of Common Stock for Accrued Liabilities.......         113,350               --               --              --
Payment of Preferred Stock payable in Common Stock.....         190,210               --               --              --
Issuance of Common Stock for Deferred Compensation.....         226,892               --               --              --

NOTE 12 - 401(K) PLAN

  The Company has a 401(K) plan, which allows all of the company's employees to participate. The Company does not match any of the employee's contributions.

NOTE 13 - FOREIGN OPERATIONS

  The Company had medical transcriptions operations in the Philippines which were sold during 1999.

NOTE 14 - JOINT PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT

  On December 31, 1997, the Company entered into a joint product development and distribution agreement with Voice It Worldwide ("Voice It"). Both the Company and Voice It agreed to commit technical and financial resources as would have been necessary to carry out the development of a joint product. In connection with this agreement, the Company purchased 471,700 shares of Voice It common stock at a price of $1.06 per share for a total of $500,000 and Voice It purchased 50,000 licenses of VoiceCommander(TM) (formerly known as SpeechCommander) for $1,000,000. Both transactions were reflected in the December 31, 1997 financial statements. The Company believes that Voice It has breached its agreement with the Company by, among other things, failing to make contractually agreed upon payments for the software licenses. Because of this and the lack of success in the joint product development and distribution agreement, and Voice It's Chapter 11 bankruptcy, the Company has abandoned the strategy of joint development and distribution.

  During the second quarter of 1998, the collectibility of the receivable due from Voice It was assessed to be uncertain. Because of this, the Company wrote-off the remaining receivable balance of approximately $708,000.

  On April 13, 1998, Voice It's common stock was delisted from trading on The Nasdaq Small Cap Market for failure to comply with certain NASDAQ maintenance standards. The common stock of Voice It is now traded on the Over The Counter Bulletin Board. Subsequent to this event, the market price of Voice It's common stock dropped and has remained at a lower value. Furthermore, in November 1998, Voice It declared Chapter 11 Bankruptcy. Based on these facts, at the end of 1998 the Company deemed its investment in Voice It to be permanently impaired and has recognized a loss of $500,000.

NOTE 15 - VALUE ADDED RESELLER AGREEMENT

  On September 30, 1998 the Company entered into a "Value Added Reseller Agreement" ("VAR Agreement") with Lernout & Hauspie Speech Products (L&H). L&H develops and licenses dictation software for use in the health care industry.

  The VAR Agreement gave the Company rights to a world-wide non-exclusive license of certain software products developed by L&H. On December 27, 1998, this agreement was amended to include additional requirements. In accordance with the amended agreement, the Company prepaid L&H $1,000,000. The entire prepaid amount of $1,000,000 is reflected in the December 31, 1998 financial statements of which $560,000 is classified as long term.

  During 1999 the Company made additional payments of $ 300,000. During late 1999, the Company shifted its business focus, discontinuing development of the license related technology. The vendor agreed to exchange the license related payments for rights to produce and resell 3,291 units of a completed market transcription product. At December 31, 1999 prepaid software resale rights are stated at estimated resale value less disposal costs, resulting in a charge to 1999 operations of $329,100.

NOTE 16 - INVESTMENTS

  On September 12, 1997, the Company entered into an agreement with Wade Cook Financial Corporation ("Wade"). In accordance with the terms of the agreement, the Company exchanged 100,000 shares of its Common Stock for 14,433 shares (which subsequently have split to 129,897 shares) of Wade's common stock. The shares acquired are not registered under the Securities Act of 1933 or under any state securities laws. As the result of this, the Company cannot transfer or sell the acquired shares. As of December 31, 1998, physical transfer of relevant stock certificates between the Company and Wade had not occurred. Therefore, the Company wrote-off this investment and realized a loss of $303,125 on this investment.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

  The Company was obligated to register the shares issued in the acquisition of Cornell Transcription, Inc. on or before December 31, 1999. The Company was unable to register these shares on a timely basis and entered into an agreement granting the Company an extension until August 15, 2000 to register the shares. The Company has agreed to pay interest of 1% per month based on the market value of the securities to be registered. The market value is calculated using the average final transaction price for the 30 day period prior to May 5, 2000. The agreed market value of the securities is $1,523,240. In addition, warrants to purchase 250,000 shares of Common Stock at $1.04 per share were issued as warrants and an estimate of interest to be incurred through August 15, 2000 was included in accrued liabilities at December 31, 1999. If the Company does not complete the registration by August 15, 2000, the interest rate increases to 1.5% per month, and for each day until registration, additional warrants to purchase 3,300 common shares will be issued.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  Indemnification Of Directors And Officers

     Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made:

     . by a majority vote of a quorum of disinterested members of the board of directors;

     . by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct; or

     .  by the stockholders.

     Our Certificate of Incorporation and Bylaws require us to indemnify our directors, officers, employees and agents to the fullest extent permitted under Delaware law. We have also entered into employment agreements with our executive officers and other key employees providing for indemnification to the fullest extent permitted under Delaware law. Our Certificate of Incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duties, except for liability:

     . for any breach of a director's duty of loyalty to us or our stockholders;

     . for acts or omissions not in good faith or that involve intentional, misconduct or a knowing violation of law;

     . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law; or

     . for any transaction from which a director derived an improper personal benefit.

     We have officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to our best interest.

ITEM 25.  Other Expenses Of Issuance And Distribution

     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

          SEC Registration Fee................................................              $   403
          Accounting fees and expenses........................................                7,500
          Legal fees and expenses.............................................               25,000
          Printing and mailing expenses.......................................               15,000
          Miscellaneous.......................................................                2,097
                                                                                 ------------------
                Total.........................................................              $50,000
                                                                                 ==================

ITEM 26.    Recent Sales Of Unregistered Securities

     We have set forth below our sales of unregistered securities for each of the years in the three-year period ended December 31, 1999 and for the quarter ended March 31, 2000.

Year Ended December 31, 1997

     In January 1997, we issued a warrant to purchase up to 150,000 shares of our common stock at an exercise price of $1.60 to Rick Huttner, one of our directors, in exchange for financial consulting services.

     In February 1997, we issued a warrant to purchase up to 50,000 shares of our common stock to an individual in exchange for financial consulting services.

     In March 1997, we sold 100,000 shares of our common stock to an unaffiliated investor at a purchase price of $1.60 per share for a total of $250,000.

     In April 1997, we issued a total of 100,000 shares of our common stock to two individuals in exchange for financial consulting services.

     In August and September, 1997, we completed the private placement of 1,595,625 shares of our common stock for a purchase price of $1.60 per share and 312,500 shares of our series A preferred stock, par value $.01 per share for a purchase price of $8.00 per share. We closed the first offering of 125,000 shares of the series A preferred stock on August 1, 1997 for a purchase price of $8.00 per share for an aggregate of $1,000,000, and closed the second offering of 187,500 shares of the series A preferred stock on August 11, 1997 for an aggregate of $1,500,000. Additionally, we closed our offering of common stock on August 27, 1997 and received the aggregate purchase price of $2,553,000. In connection with this private placement, we issued a total of 135,156 shares of our common stock to the placement agents for their services as well as an option for 168,750 shares at an exercise price of $1.78, and a warrant for 100,000 shares with exercise prices equal to 75% of the average closing price of our common stock during the 5 trading days immediately prior to the date the warrant is exercised.

     In September 1997, we issued 100,000 shares of our common stock in exchange for 14,433 shares of common stock in Wade Cook Financial Corporation as described in note 16 to our consolidated financial statements for the year ended December 31, 1999, included herein. Also in September 1997, we issued warrants to purchase 100,000 shares of our common stock to Rick Huttner, one of our directors, in exchange for consulting services.

     In October 1997, we issued 7,500 shares of our common stock as payment for office furniture.

     In November 1997, we issued 10,000 shares of our common stock to Rick Huttner, one of our directors, in exchange for consulting services.

     During December 1997, Akin Olajuwon exercised options for a total of 11,100 shares of our common stock at an exercise price of $1.38 for a total amount paid to us of $15,318.

     Over the course of 1997, we issued warrants to purchase a total of 580,000 shares of our common stock at an exercise price of $1.60 per share to a total of 10 investors in connection with $580,000 in bridge loans made to us by these investors.

     In addition, we issued 333,332 shares of our common stock to our directors under our 1996 Director Stock Option Plan at exercise prices between $2.75 and $3.75, and options to purchase 1,766,000 shares of our common stock to employees under our 1996 Stock Option Plan at exercise prices between $2.50 and $5.38.

Year Ended December 31, 1998

     Series A Preferred Stock. On December 4, 1998, we issued 683,100 shares of our common stock upon the conversion of 126,500 shares of our series A preferred stock by Entrepreneurial Investors, Ltd., the holder of our series A preferred stock. As of December 31, 1998, we had declared and paid stock dividends to Entrepreneurial Investors, totaling 70,217 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series B Preferred Stock. On four occasions during the months of July and August 1998, we issued shares of our common stock when the holders of our series B preferred stock exercised their conversion rights and converted 715 shares of the series B preferred stock for 1,147,171 shares of our common stock. Upon conversion, the Series B Investors received stock dividends amounting to 22,812 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     On March 11, 1998, we completed a $3,000,000 private placement of 3,000 shares of our series B convertible preferred stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to two accredited investors. In connection with this placement, we granted an option to purchase 150,000 shares of our common stock to Continental Capital & Equity Corporation for investor relations services.

     Series C Preferred Stock. On November 12, 1998, we issued shares of our common stock when certain of the series C preferred holders converted 78,250 of our series C preferred stock for 782,500 shares of our common stock. As of December 31, 1998, we had declared and paid stock dividends, to the series C investors, totaling 25,225 shares of our common stock. In addition, on January 1, 1999, we declared a stock dividend totaling 14,556 shares to the series C investors. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series D Preferred Stock. On December 31, 1998, we entered into a Series D Preferred Stock and Warrant Purchase Agreement to sell up to 5,000 shares of our series D convertible preferred stock to L&H Investment Co., N.V., an accredited investor. These shares have a par value of $.10 and were priced at $1,000 per share. This agreement was broken down into three closings of 2,000, 1,000, and 2,000 shares, respectively. Each closing was subject to our meeting financial and/or operational targets.

     As of December 31, 1998, we had met the first and second targets and had received the funding for the first target. We received the funding for the second target in January 1999. The final target was based on results as of February 28, 1999. We met the February targeted results and received the third funding under the agreement in March 1999.

     Additionally, we granted L&H Investment three warrants to purchase a total of 2,500,000 shares of our common stock, at exercise price of $1.25 per share. The three warrants were issued in connection with the first, second, and third closing described above to purchase our common shares as follows: 1,500,000; 500,000; and 500,000, respectively.

     Common Stock. In February 1998, we agreed to issue 30,000 shares of our common stock, to a third party, in exchange for consulting services, which were issued in June 1998.

     On March 6, 1998, we issued 98,323 shares of our common stock, in lieu of cash salaries and bonus, to officers and employees.

     On March 6, 1998, we issued 14,286 shares of our common stock to two third parties in consideration for consulting services.

     On April 30, 1998, we issued 45,113 shares of our common stock to Jan Carson Connolly upon her resignation as one of our officers.

     On October 16, 1998, we issued 25,000 shares of our common stock to a third party in exchange for office furniture.

     Stock Options. On November 1, 1997, we granted to two consultants options to purchase 150,000 shares of our common stock, each with an exercise price of $4.88. We granted the options in exchange for consulting services. On April 23, 1998, we extended the terms of the related consulting agreements and modified the option agreement to provide for immediate vesting of the options. Of the options granted, 100,000 were granted to Michael Wilson, a board member, whose consulting services were devoted to the development of our new transcription related product VoiceCOMMANDER 99 (TM).

     On June 1, 1998, we granted to three consultants options to purchase 382,000 shares of our common stock, each with an exercise price of $1.88. We granted the options in exchange for consulting services. Of the options granted, 250,000 were granted to Michael Wilson, a board member, whose consulting services were devoted to the development of our new transcription related product VoiceCOMMANDER 99 (TM).

     On May 15, 1998, we revised options granted to our Medical Advisory Board options to purchase 85,000 shares of our common stock. These options were granted in exchange for consulting services.

Year Ended December 31, 1999

     Series B Preferred Stock. During 1999, we periodically issued shares of our common stock when the holders of our series B preferred stock exercised their conversion rights and converted an aggregate of 605 shares of the series B preferred stock into 608,680 shares of our common stock. As of December 31, 1999, the series B investors received stock dividends amounting to 51,523 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series D Preferred Stock. Effective December 20, 1999, we sold the net assets and contracts of some of our medical transcription service operations to Lonestar Medical Transcription USA, Inc. The parent of Lonestar Medical Transcription, L&H Investment Co., N.V. was the series D preferred stock holder prior to the sale. In exchange for the sale, L&H Investment retired all of its holdings in series D preferred stock, which amounted to $5.0 million. In addition to this, L&H Investment also forgave $3.5 million in debt; $94,360 of accrued interest; $318,458 of accrued, unpaid dividends; and converted warrants to purchase 3.5 million shares of our common stock at $1.25 a share to warrants to purchase 800,000 shares of our common stock at $.37 share.

     Series E Preferred Stock. On August 18, 1999, we completed a $2,000,000 private placement of 2,000 shares of series E convertible preferred stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to Greenwich, AG.

     Series 1 Preferred Stock. On December 31, 1999, we issued 448.866 shares of series 1 preferred stock as deferred payment of a portion of the purchase price for our acquisition of assets from Cornell Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated December 1, 1998. On December 31, 1999, Cornell Transcription, Inc. converted those 448.866 shares of series 1 preferred stock into 1,464,654 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series 2 Preferred Stock. On December 31, 1999, we issued 500 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of Linda Willhite Transcription in accordance with the terms of the Asset Purchase Agreement dated December 31, 1998.

Quarter Ended March 31, 2000

     Common Stock. On January 7, 2000, we issued to Lonestar Medical Transcription USA, Inc., in accordance with the Asset Purchase Agreement between us and Lonestar effective December 20, 1999, a warrant to purchase 800,000 unregistered shares of our common stock at an exercise price of $0.37 per share subject to adjustment. The shares are also subject to a Registration Rights Agreement effective December 20, 1999. Lonestar performed a cashless exercise of the warrant on May 15, 2000, and has been issued 572,132 shares of our common stock.

     Series A Preferred Stock. On January 20, 2000, we entered into a Stock Exchange Agreement with the holder of our series A preferred stock, Entrepreneurial Investors, Ltd., to exchange their shares of preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series A preferred stock from $1.48 to $.30, followed by the prompt conversion of the preferred stock into our common stock. On March 23, 2000, Entrepreneurial Investors converted its 186,000 of series A preferred stock into 14,880 shares of series G preferred stock. Upon conversion, Entrepreneurial Investors also received stock dividends amounting to
347.166 shares of series G preferred stock. On March 30, 2000, those 15,227.166 shares of series G preferred stock converted into 5,075,722 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series B Preferred Stock. On March 11, 2000, the remaining 919.715 shares of series B preferred stock were automatically converted into 514,059 additional shares of our common stock in accordance with the terms of the Certificate of Designation for the series B preferred stock. Upon conversion, the series B investors also received stock dividends amounting to 51,476 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series C Preferred Stock. February 11, 2000, we entered into a Stock Exchange Agreement with the holders of our series C preferred stock to exchange their shares of preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series C preferred stock from $1.00 to $.30, followed by the prompt conversion of the preferred stock into our common stock. On March 1, 2000 and March 23, 2000 the series C investors converted their 153,538 shares into 15,353.8 shares of series G preferred stock. Upon conversion, the holders of the series C preferred stock received stock dividends amounting to 287.34 shares of series G preferred stock. On March 8, 2000, 14,516.68 shares of those series G preferred stock were converted into 4,838,894 shares of our common stock, and on March 30, 2000, the remaining 1,124.458 were converted into 374,819 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series E Preferred Stock. On February 11, 2000, we entered into a Stock Exchange Agreement with Greenwich, AG to exchange its shares of series E preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series E preferred stock from $1.00 to $.30, followed by the prompt conversion of the preferred stock into our common stock. On March 23, 2000, Greenwich, AG received stock dividends amounting to 269.448 shares of series G preferred stock. On March 8, 2000, those 20,269.448 shares of series G preferred stock were converted into 6,756,483 shares of our common stock. We relied upon the exemption provided by
Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     Series 2 Preferred Stock. On February 23, 2000, we issued 1,256.66 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of PRN Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated February 22, 1999. On March 14, 2000, we converted those

1,256.66 shares of series 2 preferred stock into 82,822 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

     On February 23, 2000, we issued 645.44 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of AM Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated February 26, 1999. On March 14, 2000, we converted those 645.44 shares of series 2 preferred stock into 32,953 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

ITEM 27.  Exhibits

  Exhibit
    No.   Description
     2.1  Asset Purchase Agreement by and between Transcription Resources dated March 17, 1998 (Exhibit 2.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April
          15, 1998, is incorporated herein by reference).
     2.2  Asset Purchase Agreement by and among the Company, Cornell and Acquisition Sub dated December 1, 1998
          (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on December 16,
          1998 is incorporated herein by reference).
     2.3  Asset Purchase Agreement by and among the Company and LRW Transcription dated December 31, 1998
          (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 15,
          1999 is incorporated herein by reference).
     2.4  Stock Purchase Agreement by and among Timothy E. Cook and Kay F. Cook, A Word Above, Inc. and e-DOCS
          Health Care Information Services, Inc. dated May 28, 1999 (Exhibit 2.1 to the Company's Current Report
          on Form 8-K as filed with the Commission on June 14, 1999 is incorporated herein by reference).
     2.5  Asset Purchase Agreement between the Company and Lonestar Medical Transcription USA, Inc. and L&H
          Investment Co., N.V., dated January 7, 2000 and effective as of December 20, 1999 (Exhibit 2.1 to the
          Company's Current Report on Form 8-K as filed with the Commission on January 24, 2000, is incorporated herein by reference).
     3.1  Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on
          January 29, 1998 (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).
     3.2  Certificate of Designation for the Series A Preferred Stock (Exhibit 4.2 to the Company's Current
          Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).
     3.3  Certificate of Ownership and Merger of Applied Voice Recognition, Inc., a Utah corporation, with and into the Company dated January 26, 1998 (Exhibit 3.3 to the Company's Form 10-KSB for the period ended
          December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
     3.4  Certificate of Designation for the Series B Preferred Stock (Exhibit 3.4 to the Company's Form 10-KSB
          for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
     3.5  Amendment to the Series B Preferred Stock Certificate of Designation (Exhibit 3.1 to the Company's Form
          10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14, 1999 is incorporated herein by reference).
     3.6  Certificate of Designation for the Series C Preferred Stock (Exhibit 3.1 to the Company's Form 10-QSB
          for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).
     3.7  Certificate of Designation for the Series D Preferred Stock (Exhibit 3.6 to the Company's Form
          10-KSB for the period ended December 31, 1998, as filed with the Commission on March 31, 1999, is incorporated herein by reference).
     3.8  Certificate of Designation for the Series E Preferred Stock (Exhibit 3.1 to the Company's Current
          Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).
     3.9  Form of Certificate of Designation for the Series F Preferred Stock (Exhibit 3.2 to the Company's Form
          10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).
    3.10  Certificate of Designation for the Series G Preferred Stock (Exhibit 3.10 to the Company's Form 10-KSB
          for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  Exhibit
    No.           Description
       3.11       Certificate of Designation for the Series 1 Preferred Stock (Exhibit 4.2 to the Company's Current
                  Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).
       3.12       Certificate of Designation for the Series 2 Preferred Stock (Exhibit 3.1 to the Company's Current
                  Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).
       3.13       Amended and Restated Bylaws of the Company as adopted on November 7, 1997 (Exhibit 4.3 to the Company's
                  Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).
        4.1       Registration Rights Agreement between the Company and Equity Services, Ltd., a Nevis company ("ESL")
                  dated July 31, 1997 (Exhibit 4.1 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
        4.2       Registration Rights Agreement between the Company and ESL dated August 12, 1997 (Exhibit 4.2 to the
                  Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15,
                  1998, is incorporated herein by reference).
        4.3       Amended and Restated Registration Rights Agreement between the Company and Entrepreneurial Investors,
                  Ltd., a Bahamas Company dated January 8, 1998 (Exhibit 4.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
        4.4       Registration Rights Agreement between the Company and ENTREPRENEURIAL INVESTORS dated August 12, 1997
                  (Exhibit 4.4 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the
                  Commission on April 15, 1998, is incorporated herein by reference).
        4.5       Registration Rights Agreement by and between the Company and Voice It Worldwide, Inc., a Colorado corporation ("Voice It") dated December 31, 1997 (Exhibit 4.5 to the Company's Form 10-KSB for the
                  period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
        4.6       Form of Registration Rights Agreement between the Company and the Series B Preferred Stock investors dates March 11, 1998 (Exhibit 4.6 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).
        4.7       Registration Rights Agreement between the Company and the Series C Preferred Stock Investors dated July
                  30, 1998 (Exhibit 3.2 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).
        4.8       Unsecured promissory note payable to Cornell in the amount of $270,000 dated as of December 1, 1998
                  (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on December 16,
                  1998 is incorporated herein by reference).
        4.9       Registration Rights Agreement between the Company and L & H Investment Company dated December 31, 1998
                  (Exhibit 4.9 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the
                  Commission on March 31, 1999, is incorporated herein by reference).
       4.10       Form of Warrant issued to L & H Investment Company dated December 31, 1998 (Exhibit 4.10 to the
                  Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31,
                  1999, is incorporated herein by reference).
       4.11       Investor Rights Agreement between the Company and L & H Investment Company dated December 31, 1998
                  (Exhibit 4.11 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the
                  Commission on March 31, 1999, is incorporated herein by reference).
       4.12       Registration Rights Agreement between the Company and Greenwich, AG, dated August 18, 1999 (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).
       4.13       Form of Warrant issued to Greenwich, AG dated August 18, 1999 (Exhibit 4.2 to the Company's Current
                  Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).
       4.14       Warrant Agreement issued to Lonestar Medical Transcription USA, Inc. dated effective as of December 20,
                  1999 (Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended March 31, 2000, as filed with the
                  Commission on May 15, 2000, is incorporated herein by reference).
       4.15       Registration Rights Agreement between the Company and Lonestar Medical Transcription USA, Inc., dated
                  January 7, 2000, to be effective as of December 20, 1999 (Exhibit 4.2 to the Company's Form 10-QSB for
                  the quarter ended March 31, 2000 as filed with the Commission on May 15, 2000, incorporated herein by reference).
**      5.1       Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

  Exhibit
    No.           Description
       10.1       Joint Product Development Agreement by and between the Company and Voice It dated December 31, 1997
                  (Exhibit 10.1 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the
                  Commission on April 15, 1998, is incorporated herein by reference).
       10.2       OEM Distribution Agreement between the Company and IBM dated December 17, 1996.  (Exhibit 10.2 to the
                  Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15,
                  1998, is incorporated herein by reference).
       10.3       1997 Incentive Plan effective as of October 1, 1997 (Exhibit 4.1 to the Company's Form S-8 (No.
                  333-44191) as filed with the Commission on January 13, 1998, is incorporated herein by reference).
       10.4       License Agreement between the Company and Hakeem, Inc. dated September 1996 (Exhibit 10.4 to the
                  Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April
                  30, 1998, is incorporated herein by reference).
       10.5       Warrant to Purchase Common Stock issued to Hakeem, Inc. dated September 1996 (Exhibit 10.5 to the
                  Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April
                  30, 1998, is incorporated herein by reference).
       10.6       Employment Agreement between the Company and Jan Carson Connolly (then Janet E. Carson) dated August
                  15, 1996 (Exhibit 10.6 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).
       10.7       Consulting and Stockholder Agreement between the Company and Frederick A. Huttner dated January 15,
                  1997 (Exhibit 10.7 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, a filed with the Commission on April 30, 1998, is incorporated herein by reference).
       10.8       Consulting Agreement between the Company and Huttner and Company dated January 15, 1997 (Exhibit 10.8 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).
       10.9       Employment Agreement between the Company and H. Russel Douglas effective as of April 1, 1997 (Exhibit
                  10.9 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the
                  Commission on April 30, 1998, is incorporated herein by reference).
      10.10       Employment Agreement between the Company and Charles W. Skamser effective as of April 1, 1997 (Exhibit
                  10.10 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the
                  Commission on April 30, 1998, is incorporated herein by reference).
      10.11       Employment Agreement between the Company and William T. Kennedy effective as of May 1, 1997 (Exhibit
                  10.11 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the
                  Commission on April 30, 1998, is incorporated herein by reference).
      10.12       Employment Agreement between the Company and Timothy J. Connolly effective as of July 1, 1997 (Exhibit
                  10.12 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the
                  Commission on April 30, 1998, is incorporated herein by reference).
      10.13       Consulting Agreement between the Company and Frederick A. Huttner and Michael J. Wilson dated November
                  1, 1997 (Exhibit 10.13 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).
      10.14       Form of Bridge Loan Promissory Note (Exhibit 10.14 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).
      10.15       Form of Bridge Loan Warrant (Exhibit 10.15 to the Company's Form 10-KSB/A-1 for the period ended
                  December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).
      10.16       Agreement with Respect to Termination of Employment between the Company and Jan Carson Connolly (f/k/a
                  Janet E. Carson) dated as of  April 30, 1998 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended March 31, 1998, as filed with the Commission on May 15, 1998, is incorporated herein by reference).
      10.17       Investor Subscription Agreement between the Company and the Series C Preferred Stock Investors dated
                  July 30, 1998 (Exhibit 10.1 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).
      10.18       Placement Agreement between the Company and the Placement Agent for the Series C Preferred Stock
                  investors dated July 30, 1998 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended June 30,
                  1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).
      10.19       First Amendment to Investor Subscription Agreement between the  Company and the Series C Preferred
                  Investors dated July 30, 1998 (Exhibit 10.3 to the Company's Form 10-QSB for the period ended June 30,
                  1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

  Exhibit
    No.           Description
      10.20       Employment Agreement between Robin P. Ritchie and the Company dated as of August 1, 1998 (Exhibit 11.1 to the Company's Form 10-QSB for the period ended September 30, 1998, as filed with the Commission on
                  November 17, 1998, is incorporated herein by reference).
      10.21       Employment Agreement between Milton A. Spiegelhauer and the Company dated as of August 31, 1998
                  (Exhibit 11.2 to the Company's Form 10-QSB for the period ended September 30, 1998, as filed with the
                  Commission on November 17, 1998, is incorporated herein by reference).
      10.22       Value Added Reseller Agreement between Lernout & Hauspie Speech Products N.V. and the Company effective
                  September 1, 1998 (Exhibit 11.3 to the Company's Form 10-QSB for the period ended September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).
      10.23       Stock Purchase Agreement between the Company and L & H Investment Company dated December 31, 1998
                  (Exhibit 10.23 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the
                  Commission on March 31, 1999, is incorporated herein by reference).
      10.24       Voting Agreement by and among Voice Technologies Partners, Ltd., L & H Investment Company and the
                  Company dated December 31, 1998 (Exhibit 10.24 to the Company's Form 10-KSB for the period ended
                  December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).
      10.25       Co-sale and Tag-along Rights Agreement by and among Voice Technologies Partners, Ltd., L & H Investment
                  Company and the Company dated December 31, 1998 (Exhibit 10.25 to the Company's Form 10-KSB for the
                  period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).
      10.26       Form of December 1998 Bridge Loan Promissory Note (Exhibit 10.26 to the Company's Form 10-KSB for the
                  period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).
      10.27       Form of December 1998 Bridge Loan Warrant (Exhibit 10.27 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).
      10.28       Employment Agreement between Richard A. Cabrera and the company dated April 7, 1999 (Exhibit 10.1 to the Company's Form 10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14,
                  1999 is incorporated herein by reference).
      10.29       Employment Agreement by and between the Company and Kay F. Cook dated May 28, 1999 (Exhibit 10.1 to the
                  Company's Current Report on Form 8-K as filed with the Commission on June 14, 1999, is incorporated herein by reference).
      10.30       Convertible Promissory Note and Warrant Purchase Agreement, between the Company and L&H Investment Co.
                  N.V., dated May 24, 1999 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).
*     10.31       Convertible Promissory Note and Warrant Purchase Agreement, between the Company and Greenwich, AG dated
                  July 20, 1999.
*     10.32       Convertible Promissory Note and Warrant Purchase Agreement, between the Company and G-51 Capital LLC, dated July 20, 1999.
      10.33       Employment Agreement between Eric Black and the Company dated August 2, 1999 (Exhibit 10.5 to the
                  Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13,
                  1999, is incorporated herein by reference).
      10.34       First Amendment to Employment Agreement by Timothy J. Connolly, dated August 2, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August
                  13, 1999, is incorporated herein by reference).
      10.35       Series E Preferred Stock and Warrant Purchase Agreement, between the Company and Greenwich, AG dated
                  August 18, 1999 (Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).
      10.36       Convertible Secured Promissory Note Purchase Agreement, between the Company and Lernout & Hauspie
                  Speech Products, N.V. dated November 5, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).
      10.37       Convertible Secured Promissory Note issued to Lernout & Hauspie Speech Products, N.V. dated November 5,
                  1999 (Exhibit 10.7 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  Exhibit
    No.           Description
      10.38       Amendment to Convertible Promissory Note, between the Company and L&H Investment Company, N.V. dated
                  November 5, 1999 (Exhibit 10.8 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).
      10.39       Stock Exchange Agreement between the Company and Entrepreneurial Investors, Ltd. dated January 20, 2000
                  (Exhibit 10.39 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the
                  Commission on March 30, 2000, is incorporated herein by reference).
      10.40       Stock Exchange Agreement between the Company and the holders of the Company's Series C Preferred Stock dated February 11, 2000 (Exhibit 10.40 to the Company's Form 10-KSB for the period ended December 31,
                  1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).
      10.41       Stock Exchange Agreement between the Company and Greenwich, AG dated February 11, 2000 (Exhibit 10.41 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on
                  March 30, 2000, is incorporated herein by reference).
      10.42       Agreement with Respect to Termination of Employment by and between the Company, Richard A. Cabrera, and
                  Lonestar Medical Transcription USA, Inc. dated effective as of December 20, 1999 (Exhibit 10.42 to the
                  Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30,
                  2000, is incorporated herein by reference).
      10.43       Agreement with Respect to Termination of Employment by and between the Company, Eric A. Black, and
                  Lonestar Medical Transcription USA, Inc. dated effective as of December 20, 1999 (Exhibit 10.43 to the
                  Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30,
                  2000, is incorporated herein by reference).
      10.44       First Amended and Restated Employment Agreement between the Company and Timothy J. Connolly dated effective as of January 1, 2000 (Exhibit 4.1 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999).
      10.45       First Amended and Restated Employment Agreement between the Company and Milton A. Spiegelhauer dated effective as of January 1, 2000 (Exhibit 4.2 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999).
      10.46       First Amended and Restated Employment Agreement between the Company and Robin P. Ritchie dated effective January 1, 2000 (Exhibit 4.3 to the Company's Form S-8 (No. 333-31040) as filed with the
                  Commission on February 24, 1999).
      10.47       Consulting Agreement between the Company and Jackson L. Nash dated February 8, 2000 (Exhibit 10.47 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March
                  30, 2000, is incorporated herein by reference).
      10.48       Amendment II to Value Added Reseller Agreement between the Company and Lernout & Hauspie Speech
                  Products, N.V. executed January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.11 to the
                  Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the
                  Commission on May 15, 2000, is incorporated herein by reference).
      10.49       Technology License Agreement between the Company and Lonestar Medical Transcription USA, Inc. dated
                  January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.12 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15,
                  2000, is incorporated herein by reference).
      10.50       Medical Transcription Services Agreement between the Company and Lonestar Medical Transcription USA,
                  Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.13 to the Company's
                  quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on
                  May 15, 2000, is incorporated herein by reference).
      10.51       Employment Agreement between the Company and H. Russel Douglas dated effective as of April 1, 2000
                  (Exhibit 10.14 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).
      10.52       Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., Hillel
                  Bronstein, and Cornell Transcription, Inc. dated May 4, 2000 (Exhibit 10.15 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15,
                  2000, is incorporated herein by reference).
*     10.53       Warrant Agreement issued by the Company to Hillel Bronstein dated May 4, 2000.
      10.54       Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., and Stuart
                  Szpicek dated May 4, 2000 (Exhibit 10.17 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).
*     10.55       Warrant Agreement issued by the Company to Stuart Szpicek dated May 4, 2000.

  Exhibit
    No.           Description
      10.56       Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., and Yaniv
                  Dagan dated May 4, 2000 (Exhibit 10.19 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).
*     10.57       Warrant Agreement issued by the Company to Yaniv Dagan dated May 4, 2000.
       16.1       Letter dated November 19,1999, from Ernst & Young LLP to the Commission (Exhibit 16.1 to the Company's
                  Current Report on Form 8-K, as filed with the Commission on November 19, 1999, is incorporated herein by reference).
       21.1       List of Subsidiaries (Exhibit 21.1 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).
**     23.1       Consent of Weinstein Spira & Company, P.C.
**     23.2       Consent of Ernst & Young LLP.
**     23.3       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
*      24.1       Power of Attorney.

_______________
 * Previously filed.
** Filed herewith.

ITEM 28.       Undertakings

          Undertaking to Update.

                    The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                    (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                    (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Undertaking With Respect to Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, thereon duly authorized in the City of Houston, State of Texas on August 9, 2000.

                                  APPLIED VOICE RECOGNITION, INC.


                                  By: /s/ Timothy J. Connolly
                                     ________________________________________
                                          Timothy J. Connolly
                                          Chairman of the Board and President

          In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated.

Name                                       Title                                                    Date
----                                       -----                                                    ----
/s/ Timothy J. Connolly                    President, Chairman of the Board and
_____________________________________      Director (principal executive officer)              August 9, 2000
Timothy J. Connolly

/s/ Jackson L. Nash                        Chief Financial Officer and Secretary
_____________________________________      (principal financial and accounting officer)        August 9, 2000
Jackson L. Nash

/s/ J. William Boyar*                      Director
_____________________________________                                                          August 9, 2000
J. William Boyar

/s/ Daniel S. Dornier*                      Director
_____________________________________                                                          August 9, 2000
Daniel S. Dornier

/s/ I. Bobby Majumder*                     Director
_____________________________________                                                          August 9, 2000
I. Bobby Majumder

*By: /s/ Timothy J. Connolly
     --------------------------------
     Timothy J. Connolly
     (Attorney-in-Fact)

                                 EXHIBIT INDEX

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
       2.1     Asset Purchase Agreement by and between Transcription Resources dated March 17, 1998 (Exhibit 2.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       2.2 Asset Purchase Agreement by and among the Company, Cornell and Acquisition Sub dated December 1, 1998 (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).

       2.3 Asset Purchase Agreement by and among the Company and LRW Transcription dated December 31, 1998 (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

       2.4 Stock Purchase Agreement by and among Timothy E. Cook and Kay F. Cook, A Word Above, Inc. and e-DOCS Health Care Information Services, Inc. dated May 28, 1999 (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on June 14, 1999 is incorporated herein by reference).

       2.5 Asset Purchase Agreement between the Company and Lonestar Medical Transcription USA, Inc. and L&H Investment Co., N.V., dated January 7, 2000 and effective as of December 20, 1999 (Exhibit
               2.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 24, 2000, is incorporated herein by reference).

       3.1 Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on January 29, 1998 (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

       3.2 Certificate of Designation for the Series A Preferred Stock (Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

       3.3 Certificate of Ownership and Merger of Applied Voice Recognition, Inc., a Utah corporation, with and into the Company dated January 26, 1998 (Exhibit 3.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       3.4 Certificate of Designation for the Series B Preferred Stock (Exhibit 3.4 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       3.5 Amendment to the Series B Preferred Stock Certificate of Designation (Exhibit 3.1 to the Company's Form 10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14, 1999 is incorporated herein by reference).

       3.6 Certificate of Designation for the Series C Preferred Stock (Exhibit 3.1 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

       3.7 Certificate of Designation for the Series D Preferred Stock (Exhibit 3.6 to the Company's Form 10-KSB for the period ended December 31, 1998, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

       3.8 Certificate of Designation for the Series E Preferred Stock (Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

       3.9 Form of Certificate of Designation for the Series F Preferred Stock (Exhibit 3.2 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

      3.10 Certificate of Designation for the Series G Preferred Stock (Exhibit 3.10 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

      3.11 Certificate of Designation for the Series 1 Preferred Stock (Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).

      3.12 Certificate of Designation for the Series 2 Preferred Stock (Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

      3.13 Amended and Restated Bylaws of the Company as adopted on November 7, 1997 (Exhibit 4.3 to the Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
       4.1     Registration Rights Agreement between the Company and Equity
               Services, Ltd., a Nevis company ("ESL") dated July 31, 1997
               (Exhibit 4.1 to the Company's Form 10-KSB for the period ended
               December 31, 1997, as filed with the Commission on April 15,
               1998, is incorporated herein by reference).

       4.2 Registration Rights Agreement between the Company and ESL dated August 12, 1997 (Exhibit 4.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       4.3 Amended and Restated Registration Rights Agreement between the Company and Entrepreneurial Investors, Ltd., a Bahamas Company ("EIL") dated January 8, 1998 (Exhibit 4.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       4.4 Registration Rights Agreement between the Company and EIL dated August 12, 1997 (Exhibit 4.4 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       4.5 Registration Rights Agreement by and between the Company and Voice It Worldwide, Inc., a Colorado corporation ("Voice It") dated December 31, 1997 (Exhibit 4.5 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       4.6 Form of Registration Rights Agreement between the Company and the Series B Preferred Stock investors dates March 11, 1998 (Exhibit
               4.6 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

       4.7 Registration Rights Agreement between the Company and the Series C Preferred Stock Investors dated July 30, 1998 (Exhibit 3.2 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

       4.8 Unsecured promissory note payable to Cornell in the amount of $270,000 dated as of December 1, 1998 (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).

       4.9 Registration Rights Agreement between the Company and L & H Investment Company dated December 31, 1998 (Exhibit 4.9 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

      4.10 Form of Warrant issued to L & H Investment Company dated December 31, 1998 (Exhibit 4.10 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

      4.11 Investor Rights Agreement between the Company and L & H Investment Company dated December 31, 1998 (Exhibit 4.11 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

      4.12 Registration Rights Agreement between the Company and Greenwich, AG, dated August 18, 1999 (Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

      4.13 Form of Warrant issued to Greenwich, AG dated August 18, 1999 (Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

      4.14 Warrant Agreement issued to Lonestar Medical Transcription USA, Inc. dated effective as of December 20, 1999 (Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

      4.15 Registration Rights Agreement between the Company and Lonestar Medical Transcription USA, Inc., dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 4.2 to the Company's Form 10-QSB for the quarter ended March 31, 2000 as filed with the Commission on May 15, 2000, incorporated herein by reference).

   **  5.1     Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

      10.1 Joint Product Development Agreement by and between the Company and Voice It dated December 31, 1997 (Exhibit 10.1 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

      10.2 OEM Distribution Agreement between the Company and IBM dated December 17, 1996. (Exhibit 10.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
      10.3     1997 Incentive Plan effective as of October 1, 1997 (Exhibit 4.1 to the Company's Form S-8 (No. 333-44191) as filed with the Commission on January 13, 1998, is incorporated herein by reference).

      10.4 License Agreement between the Company and Hakeem, Inc. dated September 1996 (Exhibit 10.4 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

      10.5 Warrant to Purchase Common Stock issued to Hakeem, Inc. dated September 1996 (Exhibit 10.5 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

      10.6 Employment Agreement between the Company and Jan Carson Connolly (then Janet E. Carson) dated August 15, 1996 (Exhibit 10.6 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

      10.7 Consulting and Stockholder Agreement between the Company and Frederick A. Huttner dated January 15, 1997 (Exhibit 10.7 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, a filed with the Commission on April 30, 1998, is incorporated herein by reference).

      10.8 Consulting Agreement between the Company and Huttner and Company dated January 15, 1997 (Exhibit 10.8 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

      10.9 Employment Agreement between the Company and H. Russel Douglas effective as of April 1, 1997 (Exhibit 10.9 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.10 Employment Agreement between the Company and Charles W. Skamser effective as of April 1, 1997 (Exhibit 10.10 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.11 Employment Agreement between the Company and William T. Kennedy effective as of May 1, 1997 (Exhibit 10.11 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.12 Employment Agreement between the Company and Timothy J. Connolly effective as of July 1, 1997 (Exhibit 10.12 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.13 Consulting Agreement between the Company and Frederick A. Huttner and Michael J. Wilson dated November 1, 1997 (Exhibit 10.13 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.14 Form of Bridge Loan Promissory Note (Exhibit 10.14 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.15 Form of Bridge Loan Warrant (Exhibit 10.15 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

     10.16 Agreement with Respect to Termination of Employment between the Company and Jan Carson Connolly (f/k/a Janet E. Carson) dated as of April 30, 1998 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended March 31, 1998, as filed with the Commission on May 15, 1998, is incorporated herein by reference).

     10.17 Investor Subscription Agreement between the Company and the Series C Preferred Stock Investors dated July 30, 1998 (Exhibit
               10.1 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

     10.18 Placement Agreement between the Company and the Placement Agent for the Series C Preferred Stock investors dated July 30, 1998 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

     10.19 First Amendment to Investor Subscription Agreement between the Company and the Series C Preferred Investors dated July 30, 1998 (Exhibit 10.3 to the Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

     10.20 Employment Agreement between Robin P. Ritchie and the Company dated as of August 1, 1998 (Exhibit 11.1 to the Company's Form 10-QSB for the period ended September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
     10.21     Employment Agreement between Milton A. Spiegelhauer and the
               Company dated as of August 31, 1998 (Exhibit 11.2 to the
               Company's Form 10-QSB for the period ended September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).

     10.22 Value Added Reseller Agreement between Lernout & Hauspie Speech Products N.V. and the Company effective September 1, 1998 (Exhibit 11.3 to the Company's Form 10-QSB for the period ended September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).

     10.23 Stock Purchase Agreement between the Company and L & H Investment Company dated December 31, 1998 (Exhibit 10.23 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

     10.24 Voting Agreement by and among Voice Technologies Partners, Ltd., L & H Investment Company and the Company dated December 31, 1998 (Exhibit 10.24 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

     10.25 Co-sale and Tag-along Rights Agreement by and among Voice Technologies Partners, Ltd., L & H Investment Company and the Company dated December 31, 1998 (Exhibit 10.25 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

     10.26 Form of December 1998 Bridge Loan Promissory Note (Exhibit 10.26 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

     10.27 Form of December 1998 Bridge Loan Warrant (Exhibit 10.27 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

     10.28 Employment Agreement between Richard A. Cabrera and the company dated April 7, 1999 (Exhibit 10.1 to the Company's Form 10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14, 1999 is incorporated herein by reference).

     10.29 Employment Agreement by and between the Company and Kay F. Cook dated May 28, 1999 (Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the Commission on June 14, 1999, is incorporated herein by reference).

     10.30 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and L&H Investment Co. N.V., dated May 24, 1999 (Exhibit 10.2 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

   * 10.31 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and Greenwich, AG dated July 20, 1999.

   * 10.32 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and G-51 Capital LLC, dated July 20, 1999.

     10.33 Employment Agreement between Eric Black and the Company dated August 2, 1999 (Exhibit 10.5 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

     10.34 First Amendment to Employment Agreement by Timothy J. Connolly, dated August 2, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

     10.35 Series E Preferred Stock and Warrant Purchase Agreement, between the Company and Greenwich, AG dated August 18, 1999 (Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

     10.36 Convertible Secured Promissory Note Purchase Agreement, between the Company and Lernout & Hauspie Speech Products, N.V. dated November 5, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

     10.37 Convertible Secured Promissory Note issued to Lernout & Hauspie Speech Products, N.V. dated November 5, 1999 (Exhibit 10.7 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

     10.38 Amendment to Convertible Promissory Note, between the Company and L&H Investment Company, N.V. dated November 5, 1999 (Exhibit 10.8 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
     10.39     Stock Exchange Agreement between the Company and Entrepreneurial
               Investors, Ltd. dated January 20, 2000 (Exhibit 10.39 to the
               Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.40 Stock Exchange Agreement between the Company and the holders of the Company's Series C Preferred Stock dated February 11, 2000 (Exhibit 10.40 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.41 Stock Exchange Agreement between the Company and Greenwich, AG dated February 11, 2000 (Exhibit 10.41 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.42 Agreement with Respect to Termination of Employment by and between the Company, Richard A. Cabrera, and Lonestar Medical Transcription USA, Inc. dated effective as of December 20, 1999 (Exhibit 10.42 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.43 Agreement with Respect to Termination of Employment by and between the Company, Eric A. Black, and Lonestar Medical Transcription USA, Inc. dated effective as of December 20, 1999 (Exhibit 10.43 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.44 First Amended and Restated Employment Agreement between the Company and Timothy J. Connolly dated effective as of January 1, 2000 (Exhibit 4.1 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999).

     10.45 First Amended and Restated Employment Agreement between the Company and Milton A. Spiegelhauer dated effective as of January 1, 2000 (Exhibit 4.2 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999).

     10.46 First Amended and Restated Employment Agreement between the Company and Robin P. Ritchie dated effective January 1, 2000 (Exhibit 4.3 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999).

     10.47 Consulting Agreement between the Company and Jackson L. Nash dated February 8, 2000 (Exhibit 10.47 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

     10.48 Amendment II to Value Added Reseller Agreement between the Company and Lernout & Hauspie Speech Products, N.V. executed January 7, 2000, to be effective as of December 20, 1999 (Exhibit
               10.11 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

     10.49 Technology License Agreement between the Company and Lonestar Medical Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.12 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

     10.50 Medical Transcription Services Agreement between the Company and Lonestar Medical Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.13 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

     10.51 Employment Agreement between the Company and H. Russel Douglas dated effective as of April 1, 2000 (Exhibit 10.14 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

     10.52 Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., Hillel Bronstein, and Cornell Transcription, Inc. dated May 4, 2000 (Exhibit 10.15 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

   * 10.53 Warrant Agreement issued by the Company to Hillel Bronstein dated May 4, 2000.

     10.54 Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., and Stuart Szpicek dated May 4, 2000 (Exhibit 10.17 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

   * 10.55 Warrant Agreement issued by the Company to Stuart Szpicek dated May 4, 2000.

     10.56 Forbearance Agreement between the Company, e-DOCS Health Care Information Services, Inc., and Yaniv Dagan dated May 4, 2000 (Exhibit 10.19 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

 Exhibit
   No.         Description
-----------    -----------------------------------------------------------------
   * 10.57     Warrant Agreement issued by the Company to Yaniv Dagan dated May
               4, 2000.

      16.1 Letter dated November 19,1999, from Ernst & Young LLP to the Commission (Exhibit 16.1 to the Company's Current Report on Form 8-K, as filed with the Commission on November 19, 1999, is incorporated herein by reference).

      21.1 List of Subsidiaries (Exhibit 21.1 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  **  23.1     Consent of Weinstein Spira & Company, P.C.

  **  23.2     Consent of Ernst & Young LLP.

  **  23.3     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

   *  24.1     Power of Attorney.

________________
 * Previously filed.
** Filed herewith